As filed with the U.S. Securities and Exchange Commission on April 7, 2026.

Registration No. 333-[    ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________

Integrated Rail & Resources Inc.

(f/k/a Uinta Infrastructure Group Corp.)
(Exact Name of Registrant as Specified in its Charter)

____________________

Delaware	6770	33-1825873
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

400 W. Morse Boulevard, Suite 220
Winter Park, FL 32789
(321) 972-1583

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

____________________

Brian M. Feldott
c/o Integrated Rail & Resources Inc.
400 W. Morse Boulevard, Suite 220
Winter Park, FL 32789
(321) 972-1583

(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________

Copies to:

Michael J. Blankenship Winston & Strawn LLP 800 Capitol Street, Suite 2400 Houston, TX 77002 Tel: (713) 651-2600	[ ]

____________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two forms of prospectuses: (i) one to be used in connection with the public offering of up to [    ] shares of common stock, par value $0.0001 (the “Common Stock”) through the [underwriters] named on the cover page of this prospectus (the “Public Offering Prospectus”); and (ii) one to be used in connection with the potential resale by a selling stockholders of up to 16,260,560 shares of Common Stock (the “Resale Prospectus”). The Public Offering Prospectus and the Resale Prospectus will be identical in all respects except for the alternate pages for the Resale Prospectus included herein which are labeled “Alternate Pages for Resale Prospectus.”

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

•        they contain different outside and inside front covers;

•        they contain different Offering sections in the Prospectus Summary section;

•        they contain different Use of Proceeds sections;

•        the Capitalization section is deleted from the Resale Prospectus;

•        the Dilution section is deleted from the Resale Prospectus;

•        A Selling Stockholder section is included in the Resale Prospectus;

•        the Underwriting section is deleted and the Plan of Distribution is inserted in its place; and

•        the Legal Matters section in the Resale Prospectus deletes the reference to counsel for the [underwriters].

We have included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Resale Prospectus as compared to the Public Offering Prospectus.

The information in this prospectus is not complete and may be changed. Neither we, nor the selling stockholders may sell the securities described herein until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION DATED April 7, 2026

Integrated Rail & Resources Inc.

Up to [    ] shares of Common Stock

This is a public offering of [    ] shares of our Common Stock, $0.0001 par value per share (the “Common Stock”) of Integrated Rail & Resources Inc., a Delaware corporation (the “Company”, “we”, “us”, and “our”).

There is currently no public market for our Common Stock. We intend to apply to list our Common Stock and warrants on the Capital Market tier of the Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “IRRX” and “IRRXW”, respectively, on or promptly after the date of this prospectus. There can be no assurance that our listing application, when submitted, will be approved, that an active trading market will develop or be sustained, or as to the timing of any such listing. If our Common Stock is not approved for listing on Nasdaq, we will not consummate this offering.

We are a “smaller reporting company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, and have elected to take advantage of certain scaled disclosure available to smaller reporting companies. We are also an emerging growth company under the Jumpstart our Business Startups Act of 2012, or JOBS Act, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings. See the section titled “Prospectus Summary — Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

The registration statement of which this prospectus forms a part also relates to the registration for resale of an aggregate of shares of Common Stock including: (i) 9,400,000 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of the private warrants (the “Warrants”) issued to selling shareholders pursuant to the private placement warrant purchase agreement, dated as of November 11, 2021, between Integrated Rail and Resources Acquisition Corp. (“SPAC”), DHIP Natural Resources Investments, LLC (the “Sponsor”), and the other parties thereto, and (ii) 16,260,560 shares of Common Stock held by selling shareholders (the “Private Shares” and, together with the Warrant Shares, the “Resale Shares”).

No shares will be sold under the Resale Prospectus if our Common Stock is not approved for listing on Nasdaq.

An investment in our securities is highly speculative, involves a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 6 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state or foreign securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share		Total
Public offering price(1)	$	[ ]	$	[ ]
Discounts, expenses and commissions(2)	$	[ ]	$	[ ]
Proceeds to us, before expenses	$	[ ]	$	[ ]

____________

(1)      The public offering price per share is assumed to be $[    ] per share. The table above assumes no exercise of the over-allotment option by the underwriters. For more information, see “Underwriting.”

(2)      Represents discounts equal to [    ] percent ([    ]%) of the gross proceeds of the offering per share (or $[    ] per share). [We have agreed to pay a non-accountable expense allowance equal to [    ]% of the gross proceeds of this offering ($[    ] per share) payable to the representative of the [underwriters] and to reimburse certain expenses of the [underwriters].] [In addition, we have agreed to issue to the representative of the [underwriters] warrants to purchase the number of shares of Common Stocks in the aggregate equal to [    ]% of the shares of Common Stock to be issued and sold in this offering (including any shares of Common Stock sold upon exercise of the over-allotment option)]. See “Underwriting.”

We have granted the underwriters a [45]-day option to purchase up to an additional [    ] shares of Common Stock solely to cover over-allotments, if any.

[    ]

[    ]

The date of this prospectus is [    ], 2026

Please read this prospectus carefully. It describes our business, our financial condition, and our results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision. You should rely only on the information contained in this prospectus or in any related free writing prospectus. We have not, and the [underwriters] have not, authorized anyone to provide you with information different from that contained in this prospectus or in any related free writing prospectus.

Neither we, the selling stockholders nor any of the [underwriters] have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. Neither we, the selling stockholders nor any of the [underwriters] take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of our common stock.

Until [•] (25 days after the commencement of our public offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as [underwriters] with respect to their unsold allotments or subscriptions.

For investors outside the United States:    Neither we, the selling stockholders nor any of the [underwriters] have done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for those purposes is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside of the United States.

i

MARKET AND INDUSTRY DATA

This registration statement includes estimates regarding market and industry data. Unless otherwise indicated, information concerning our industry and the markets in which we operate, including our general expectations, market position, market opportunity, and market size, are based on our management’s knowledge and experience in the markets in which we operate, together with currently available information obtained from various sources, including publicly available information, industry reports and publications, surveys, our customers, trade and business organizations, and other contacts in the markets in which we operate. Certain information is based on management estimates, which have been derived from third-party sources, as well as data from our internal research.

In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets in which we operate. While we believe the estimated market and industry data included in this prospectus is generally reliable, such information is inherently uncertain and imprecise. Market and industry data is subject to change and may be limited by the availability of raw data, the voluntary nature of the data-gathering process, and other limitations inherent in any statistical survey of such data. In addition, projections, assumptions, and estimates of the future performance of the markets in which we operate are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us.

TRADEMARKS, SERVICE MARKS AND TRADENAMES

We own or otherwise have rights to trademarks, including those mentioned in this registration statement, used in conjunction with the operation of our business. This registration statement includes our own trademarks, which are protected under applicable intellectual property laws, as well as trademarks, service marks and tradenames of other entities, which are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks, service marks and tradenames. We do not intend our use or display of other entities’ trademarks, service marks or tradenames to imply a relationship with, or endorsement or sponsorship of us by, any other entities.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made statements in this prospectus, including under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere that constitute forward-looking statements. Forward-looking statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements.

Examples of forward-looking statements include:

•        the timing of the development of future services,

•        projections of revenue, earnings, capital structure and other financial items,

•        statements regarding the capabilities of our business operations,

•        statements of expected future economic performance,

•        statements regarding competition in our market, and

•        assumptions underlying statements regarding us or our business.

The ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks and events. We discuss our known material risks under the heading “Risk Factors” above. Many factors could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Consequently, you should not place undue reliance on these forward-looking statements. The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

iii

PROSPECTUS SUMMARY

This summary highlights select information contained elsewhere in this prospectus and does not contain all the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the sections entitled “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the accompanying notes included elsewhere in this prospectus before making an investment decision. Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” the “Company” and similar terms refer to Integrated Rail & Resources Inc.

Overview

Integrated Rail & Resources Inc. is an energy infrastructure and processing company focused on upgrading and redeploying legacy oil sands and refining assets to support third-party feedstock processing and refined-product delivery. The Company is a Delaware corporation that, in 2025, merged with Tar Sands Holdings II, LLC (“TSII”). Its core assets are located at Asphalt Ridge in northeastern Utah — one of the largest and most accessible oil sands deposits in the United States — where the Company owns 760 acres of fee-simple land, a permitted open-pit mine, and an existing large-scale extraction, refining and terminating facility in Vernal, Utah (the “Facility”).

The Company traces its acquired assets to TSII, a Utah limited liability company formed in 2013. The Company has not conducted meaningful operations to date. With capital raised from the Business Combination, together with commitments under the Shell Commitment Agreement, the Company intends to upgrade and bring its existing Facility online to process and refine third-party crude feedstock into products meeting customer specifications. The Facility has been substantially constructed and refurbished over time, with more than $60 million historically invested in extraction, separation, and infrastructure upgrades, and prior commissioning activities have demonstrated that commercial-scale oil extraction is feasible.

Rather than pursuing near-term oil sands development, the Company’s current strategy is to leverage its permitted mine site, processing infrastructure, and transportation assets — including an on-site transload and terminal facility — to support contracted feedstock processing and refining for Shell Trading US Company (“STUSCO”) and other potential customers. This approach positions the Company at the intersection of energy infrastructure, refining services, and logistics, with a capital-efficient path to commercialization through the reactivation and modernization of existing assets.

Corporate Information

Our principal executive offices are located at 400 W Morse Blvd., Suite 220, Winter Park, FL 32789 and our telephone number is (321) 972-1583. Our website address is www.irr-x.com. Information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus or the registration statement of which this prospectus forms a part, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Corporate History

The Company traces its acquired assets to TSII, a Utah limited liability company formed in 2013. In 2013, TSII acquired certain oil and gas assets located at Asphalt Ridge in northeastern Utah in connection with the bankruptcy of the prior owner of such assets. Mining operations were conducted in the Vernal, Utah area until they were ceased in December 2015, due to the economics of the tar sands mining industry. With the capital provided by the Business Combination, the commitments under the Shell Commitment Agreement, and the capital raised from this offering, the Company plans to upgrade its existing facility to process and refine third-party feedstock oil into products meeting customer specifications.

The Company’s primary assets are located at Asphalt Ridge and consist of (i) approximately 760 acres of core drilled land held in fee simple absolute, comprising the South “A” Tract and the “D” Tract (the “Property”), (ii) a mine facility located on the South “A” Tract (the “Mine”), and (iii) a large-scale mining permit covering the South “A” Tract Mine. Asphalt Ridge is one of the largest and most accessible oil sands deposits in Utah, containing the largest known oil sands deposit in the United States. The deposit is located in the Uinta Basin near Vernal, Utah, and consists of oil-wet sandstone formations with multiple surface-mineable pit areas, including the “A,” “D,” and “South” Tracts. The Company acquired the “A” and “D” Tracts in 2013, which contained the most concentrated oil sands reserves at Asphalt Ridge. The Company does not anticipate near-term development of oil sands reserves and instead focused on feedstock processing activities under the Shell Commitment Agreement.

The Company’s existing extraction and processing facility is located on the “A” Tract. The site had been mined since the 1920s, primarily for asphalt and road base, and the initial overburden had been removed. Necessary regulatory approvals for mining activities are in place. In 1999, approximately $23 million was invested to construct a solvent-based extraction facility with a capacity of approximately 2,000 barrels per day. That process proved unsuccessful due to operational challenges. Subsequently, a modified hot water separation process (the “Separation Technology”) was tested and demonstrated commercial viability. Between 2008 and 2010, approximately $39 million of additional capital was invested to refurbish and reconfigure the facility to utilize the Separation Technology, expand infrastructure, and reconstruct the mine site. Portions of the refurbished facility were successfully tested and commissioned with oil sands, demonstrating that oil extraction was commercially feasible; however, operations were suspended in February 2010 due to a lack of funding.

The Company anticipates that a majority of the existing processing and refining equipment will be utilized to produce commercial products for STUSCO, subject to additional equipment installations and process modifications required to accommodate customer feedstock specifications. Existing tar sands handling facilities will be properly decommissioned and removed from the location to improve environmental conditions and make room for anticipated refining expansions. The Property also includes a transload truck facility and terminal, which will be expanded as required to allow for efficient terminalling and transportation of crude feedstock and refined products.

Corporate Developments

Since October 2024, we executed targeted financings and related actions following the completion of our business combination with TSII and in connection with our transition to the public markets. We issued three unsecured convertible notes: a $1.5 million note to B H, Inc. in October 2024, automatically convertible into 355,000 shares of Common Stock at closing of the merger (with a trust account waiver), and two notes for $100,000 and $300,000 issued to Paul Gonzalez in October 2025, automatically convertible into 20,000 and 60,000 shares of Common Stock, respectively, at closing of the merger (also with a trust account waiver). As of the date of this filing, the conversion shares to B H, Inc. and Paul Gonzalez have been issued. Our merger agreement with TSII was amended and waived on multiple occasions through December 12, 2025, to reflect process and timing updates. Following the closing of the Business Combination, TSII became our wholly owned subsidiary, and we now operate as Integrated Rail & Resources Inc.

On January 23, 2026, we entered into a Securities Purchase Agreement with Creto IRRX PIPE Investment, LLC for $5.0 million of Series A Convertible Preferred Stock, with the ability upon mutual agreement to sell up to $3.0 million additional within 60 days. On January 23, 2026, February 6, 2026, and March 23, 2026, Creto IRRX PIPE Investment, LLC invested $2,550,000, $2,750,000, and $450,000, respectively, in exchange for the Series A Convertible Preferred Stock. The Preferred Shares will be issued in book-entry against wired funds, to an accredited investor in a private placement relying on Securities Act exemptions. Key covenants include information and “blue sky” undertakings, use of proceeds aligned to an agreed operating budget, timely Form 8-K disclosure, execution of a resale registration rights agreement, and maintenance of sufficient authorized common stock for full conversion. The certificate of designations establishes the Series A preferences under our blank-check preferred authority and includes customary conversion mechanics, anti-dilution protections, redemption and liquidation rights, and certain consent rights while more than $1,000,000 of Accumulated Stated Value is outstanding. The agreement also contemplates an uplist effort to Nasdaq or NYSE in connection with our business plan and includes customary most favored nation clauses, right of first refusal and closing conditions, including a sponsor letter and confirmation of Utah no-action relief. In connection with the contemplated uplist and IPO, the shares issuable upon conversion of the Preferred Shares have been duly reserved and will be validly issued, fully paid and non-assessable upon issuance.

On March 9, 2026, the Company entered into a Securities Purchase Agreement with B H, Inc. pursuant to which the Company issued 7,056 shares of Series A Convertible Preferred Stock in full satisfaction of $1,455,589 of outstanding indebtedness owed to B H, Inc. (after a cash payment of $750,000 made on February 18, 2026). Upon issuance of the Preferred Shares, the debt was deemed fully satisfied, discharged and cancelled. B H, Inc. executed a Joinder to the Registration Rights Agreement dated January 23, 2026.

On February 11, 2026, the Company satisfied $550,000 of payables to Stifel, Nicolaus & Company, Incorporated (“Stifel”) via payment in cash. This represented a partial payment and reduced the outstanding advisory fee to $1,200,000.

On March 3, 2026, the Internal Revenue Service (“IRS”) sent a Notice of Appointment to the Company to review the Company’s outstanding tax liabilities and seek payment for taxes due. The taxes relate to corporate income tax for the period ending December 31, 2024, and for excise taxes associated with share redemptions from the return filed

September 30, 2024. The IRS believes the Company has unpaid corporate income taxes, and associated penalties and interest, of $342,651, and unpaid excise taxes, and associated penalties and interest, of $1,911,624. The Company has previously accrued these tax liabilities, along with the estimated penalties and interest, on the Consolidated Balance Sheets for the period ending December 31, 2025. The Company will be meeting with the IRS during the second quarter of 2026. Further, the Company is engaging its tax advisors to review and likely file an amended return for the period ending September 30, 2024 to address recent U.S. Department of the Treasury and IRS final regulations pertaining to possible limited relief from stock repurchase excise taxes.

Going Concern

We intend to overcome the circumstances that impact our ability to remain a going concern through a combination of expanding our revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing; however, we may not have commitments from third parties for a sufficient amount of additional capital. We cannot be certain that any such financing will be available on acceptable terms, or at all, and our failure to raise capital when needed could limit our ability to continue our operations. Our ability to obtain additional funding will determine our ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on our financial performance, results of operations and stock price and may require us to curtail or cease operations, sell off our assets, seek protection from our creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of our common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary, to raise additional funds, and may require that we relinquish valuable rights. Please see Note 1 of the December 31, 2025, financial statements for more information.

We have a need for additional growth capital. There can be no assurance that sufficient funds required during the subsequent year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force us to substantially curtail or cease operations and would, therefore, have a material adverse effect on our business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on our existing stockholders.

Implications of being an emerging growth company and a smaller reporting company

We are an “emerging growth company” as defined in the Securities Act of 1933 (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of this offering, (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our common stock held by non-affiliates was $700 million or more as of the last business day of the second fiscal quarter of such year or (iv) the date on which we have issued more than $1 billion in non-convertible debt securities during the prior three-year period.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we may adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-public companies instead of the dates required for other public companies.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that (i) the market value of our voting and non-voting common stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or (ii) our annual revenues are less than $100 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter.

Summary of Risk Factors

Our business is subject to numerous risks and uncertainties that you should be aware of before making an investment decision, including those highlighted in the section entitled “Risk Factors” in this prospectus. These risks include, but are not limited to, the following:

•        We acquired our oil and gas assets in 2013 and have not conducted mining operations at our property since 2015. There can be no assurance that we will be able to upgrade or make our Facility operational for our planned purposes within our expected timeframe or at all.

•        Our operations are subject to operational hazards that could expose us to potentially significant losses.

•        Instability in the global economic and political environment can lead to volatility in the cost and availability of crude oil and prices for refined products, which could adversely impact our results of operations.

•        The development schedule of infrastructure and refining projects, including the availability and cost of equipment, supplies, personnel and services, is subject to delays and cost overruns.

•        Reclamation and financial assurances required in order to support those obligations can be expensive.

•        Many of our refined products could cause serious injury or death if mishandled or misused by us or our purchasers, or if defects occur during manufacturing.

•        Our business is impacted by increased risks of spills, discharges, or other releases of petroleum or hazardous substances.

•        We are subject to interruptions of supply and increased costs as a result of our reliance on third-party transportation of crude oil and refined products.

•        We rely upon certain critical information systems for the operation of our business and the failure of any critical information system, including a cybersecurity breach, may result in harm to our business.

•        Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

•        We must make substantial capital expenditures at our Facility and related assets to establish and maintain their reliability and efficiency. If we are unable to complete capital projects at their expected costs or in a timely manner, or if the market conditions assumed in our project economics deteriorate, our financial condition, results of operations, or cash flows could be adversely affected.

•        The Parties to the Shell Commitment Agreement may not satisfy the Conditions Precedent, which could adversely affect its business.

•        Construction, development, maintenance and operation of our Facility involves significant risks and hazards, and our ability to recover our investments may be impaired if our project construction activities do not commence or proceed as scheduled.

•        Because we will rely on only one customer for our future LPG, Naphtha, Gasoil, and ULSFO (collectively, the “Crude Oil Products”), the change in ownership or management of such customer may adversely affect our business, financial condition and results of operations.

•        Adverse changes in global economic conditions and the demand for transportation fuels may impact our business and financial condition in ways that we currently cannot predict.

•        The requirements of being a public company may strain our resources, result in more litigation and divert management’s attention.

•        Our common stock is not currently listed on a national securities exchange, and there can be no assurance that our stock will be approved for listing; as a result, investors may face limited liquidity, greater price volatility, and other material risks.

THE OFFERING

Shares of common stock offered	[ ] shares of Common Stock.
Public Offering Price	$[ ] per share.
Number of shares of common stock outstanding prior to offering	[ ] shares of Common Stock, as of [ ], 2026.
Number of shares of common stock outstanding after this offering	[ ] shares of Common Stock (or [ ] shares if the [underwriters] exercise their over-allotment option in full).
Use of Proceeds

We expect to receive approximately $[    ] in net proceeds from the sale of our shares of Common Stock offered by us in this offering (approximately $[    ] if the [underwriters] exercise their over-allotment option in full), after deducting estimated discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds received from this offering for general and working capital purposes, including but not limited to investing in research and development, including in our technology, the repayment of debt and for working capital and general corporate purposes.

See “Use of Proceeds” on page 22 for a more complete description of the intended use of proceeds from this offering.

Listing

We intend to apply to list our Common Stock and warrants on the Capital Market tier of the Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “IRRX” and “IRRXW.” If our shares of common stock are not approved for listing on Nasdaq, we will not consummate this offering. No assurance can be given that our application will be approved.

Lock-up Agreements

We have agreed with the [underwriters] not to sell additional equity securities for a period of [    ] days after the effective date of this offering. Our directors, officers and holders of 10% or more of our Common Stock have agreed with the [underwriters] not to offer for sale, sell, contract to sell, pledge or otherwise dispose of any of their shares of our common stock or securities convertible into our common stock, subject to certain exceptions, for a period of [    ] days after the date of this prospectus, which restriction may be waived in the discretion of the Representative. See “Underwriting”.

Risk Factors

Investing in these securities involves a high degree of risk. Investors should carefully consider the information set forth in the “Risk Factors” section of this prospectus, beginning on page 6 before deciding to invest in our shares of common stock.

____________

(1)      The number of shares of common stock to be outstanding immediately after this offering is based on [    ] shares of common stock issued and outstanding as of [    ], 2026. Unless otherwise indicated, all information in this prospectus assumes, no exercise of outstanding warrants to purchase up to [    ] shares of common stock at $[    ] per share which expire on [    ], 2030.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risks and uncertainties, together with all of the other information contained in this prospectus, including our financial statements and related notes appearing elsewhere in this prospectus, before deciding whether to invest in our common stock. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have a material adverse effect on our business, reputation, revenue, financial condition, results of operations and future prospects, in which event you could lose all or part of your investment. The risks and uncertainties described below are not intended to be exhaustive and are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including those described below. Unless the context requires otherwise, references to “we,” “us,” “our,” and the “Company” in this subsection are to the business and operations of the Company.

Risks Related to the Company’s Business and Industry

We acquired our oil and gas assets in 2013 and have not conducted mining operations at our property since 2015. There can be no assurance that we will be able to upgrade or make our existing refinery facility operational.

We acquired our oil and gas assets in 2013 and have operated them as an open-pit tar sands mine. We have not conducted mining operations at our property since 2015. The Company intends to upgrade and bring its Facility online in order to process and refine feedstock oil to produce products to customer specifications.

It is anticipated that the majority of our existing equipment associated with the refining process will be utilized to produce commercial products for the Customer. Additional equipment and process changes will be required to achieve this production and will be redesigned to accommodate the Customer feedstock. Existing tar sand handling facilities will be properly decommissioned.

Our growth depends on successfully implementing our plans to make our Facility operational to produce feedstock for the Customer. There can be no assurance that we will be able to upgrade or bring our Facility online within our expected timeframe, within our planned budget, with our expected financing or at all. If we are unsuccessful in reaching and maintaining planned production rates at our Facility, we may not be able to build a sustainable or profitable business.

Our operations will be subject to operational hazards that could expose us to potentially significant losses.

Our operations will be subject to potential operational hazards and risks inherent in refining operations, in transporting and storing crude oil and refined products. Any of these risks, such as fires, explosions, security breaches, cyber threats, pipeline ruptures and spills, mechanical failure of equipment, and severe weather and natural disasters at our or third-party facilities could result in business interruptions or shutdowns and damage to our properties and the properties of others. The scientific consensus suggests that some of these physical risks to our facilities and third-party facilities, especially risks associated with extreme weather, may increase as a result of climate change. A serious accident at our facilities could also result in serious injury or death to our employees or contractors and could expose us to significant liability for personal injury claims and reputational risk. Any such event or unplanned shutdown could have a material adverse effect on our business, financial condition, and results of operations.

Earnings and cash flows from our operations will depend on a number of factors, including to a large extent the cost of crude oil and other refinery feedstocks, which has fluctuated significantly in recent years. The expenses we pay and prices we receive will depend on numerous factors beyond our control, including the global supply and demand for crude oil, gasoline, and other refined products, which are subject to, among other things:

•        changes in the global economy and the level of foreign and domestic production of crude oil and refined products;

•        availability of crude oil and refined products and the infrastructure to transport crude oil and refined products;

•        local factors, including market conditions, the level of operations of other refineries in our markets, and the volume and price of refined products imported;

•        threatened or actual terrorist incidents (including cyber attacks), acts of war, and other global political conditions;

•        changes in the availability or cost of maritime shipping;

•        pandemics, public health crises, or other widespread emergencies such as COVID-19;

•        government regulations or mandated production curtailments or limitations; and

•        weather conditions, hurricanes, or other natural disasters.

These actions could result in a decrease in the earnings and cash flows generated by our business.

Instability in the global economic and political environment can lead to volatility in the cost and availability of crude oil and prices for refined products, which could adversely impact our results of operations.

Instability in the global economic and political environment can lead to volatility in the cost and availability of crude oil and in the price and demand for refined products. This may place downward pressure on our results of operations. This is particularly true of developments in and relating to oil-producing countries, including terrorist activities, military conflicts, embargoes, internal instability, or actions or reactions of the U.S. or foreign governments in anticipation of, or in response to, such developments. Any such events may limit or disrupt markets, which could negatively impact our ability to access global crude oil commodity flows or sell our refined products.

The development schedule of infrastructure and refining projects, including the availability and cost of equipment, supplies, personnel and services, is subject to delays and cost overruns.

Historically, these types of development projects have experienced delays and capital cost increases and overruns due to, among other factors, the unavailability or high cost of equipment, supplies, personnel and services. The cost to develop our projects is not yet fixed and will remain dependent upon a number of factors, including the completion of detailed cost estimates and final engineering, contracting and procurement costs. Our construction and operation schedules may not proceed as planned and may experience delays or cost overruns. Any delays may increase the costs of the project, requiring additional capital, and such capital may not be available in a timely and cost-effective fashion.

Reclamation and financial assurances required in order to support those obligations can be expensive.

Where mining operations are or have been conducted, the Company is obligated to reclaim mined areas and to maintain adequate resources, including related insurance and bonding, to support reclamation obligations. Both the cost of reclamation and the financial assurances required to be in place in order to mine can be expensive. Even with limited activity to date, the Company’s current estimated future reclamation obligation is approximately $796,000. As operations expand, this amount will increase accordingly.

Geopolitical conflicts, including the conflict between Russia and Ukraine, could increase the cost of our crude oil feedstocks and affect the demand for our products.

In February 2022, following Russia’s invasion of Ukraine, the U.S. and other countries announced sanctions against Russia, including restrictions on the importation of Russian crude oil. The U.S. and other countries have imposed additional sanctions as the conflict has escalated. Any further sanctions imposed or actions taken by the U.S. or other countries, and any retaliatory measures by Russia in response, such as restrictions on energy supplies from Russia, may impact costs, reduce our sales and earnings, or otherwise have an adverse effect on our operations. Additionally, conflicts like Russia’s invasion of Ukraine and recent attacks on shipping in the Red Sea may exacerbate inflationary pressures, including with respect to commodity prices and energy costs, and disrupt global supply chains. Rapid and significant changes in commodity costs may affect the demand for our products.

Many of our planned refined products could cause serious injury or death if mishandled or misused by us or our purchasers, or if defects occur during manufacturing.

While we will work to produce, refine, store, transport, and deliver all of our refined products in a safe manner, many of our refined products are highly flammable or explosive and could cause significant damage to persons or property if mishandled. Defects in our products (such as gasoline or jet fuel) or misuse by us or by end purchasers could lead to fatalities or serious damage to property. We may be held liable for such occurrences, which could have a material adverse effect on our business and results of operations.

Our business is impacted by increased risks of spills, discharges, or other releases of petroleum or hazardous substances.

The operation of refineries and refined products terminals is subject to increased risks of spills, discharges, or other inadvertent releases of petroleum or hazardous substances. These events could occur in connection with the operation of our refineries or refined products terminals. If any of these events occur, or are found to have previously occurred, we could be liable for costs and penalties associated with their remediation under federal, state, and local environmental laws or common law, and could be liable for property damage to third parties caused by contamination from releases and spills. The penalties and clean-up costs that we may have to pay for releases or the amounts that we may have to pay to third parties for damages to their property could be significant and have a material adverse effect on our business, financial condition, or results of operations.

Our insurance coverage may be inadequate to protect us from the liabilities that could arise in our business.

We carry property, casualty, business interruption, and other lines of insurance, but we do not maintain insurance coverage against all potential losses. We could suffer losses for uninsurable or uninsured risks or in amounts in excess of existing insurance coverage. Claims covered by insurance are subject to deductibles, the aggregate amount of which could be material. Insurance policies are also subject to compliance with certain conditions, the failure of which could lead to a denial of coverage as to a particular claim or the voiding of a particular insurance policy. There also can be no assurance that existing insurance coverage can be renewed at commercially reasonable rates or that available coverage will be adequate to cover future claims. The occurrence of an event that is not fully covered by insurance or failure by one or more insurers to honor its coverage commitments for an insured event could have a material adverse effect on our business, financial condition, and results of operations.

The financial and operating results of our refinery, including the products we refine and sell, may be seasonal.

Demand for gasoline in the Rockies and Northwest United States is generally higher during the summer months than during the winter months. Financial and operating results for the first and fourth calendar quarters may be lower than those for the second and third calendar quarters of each year as a result of this seasonality.

We rely upon certain critical information systems for the operation of our business and the failure of any critical information system, including a cybersecurity breach, may result in harm to our business.

We are heavily dependent on our technology infrastructure and maintain and rely upon certain critical information systems for the effective operation of our business. These information systems include data network and telecommunications, internet access and our websites, and various computer hardware equipment and software applications, including those that are critical to the safe operation of our refineries and terminals. The integrity and protection of our customer, employee, and company data is critical to our business.

Our information systems are subject to damage or interruption from a number of potential sources including natural disasters, ransomware, software viruses or other malware, power failures, cyber-attacks, and other events. To the extent that these information systems are under our control, we have implemented cybersecurity policies designed to address these risks. However, security measures for information systems cannot be guaranteed to be failsafe. Our systems and procedures for protecting against such attacks and mitigating such risks may prove to be insufficient in the future and such attacks could have an adverse impact on our business and operations, including damage to our reputation and competitiveness, remediation costs, litigation, or regulatory. Any compromise of our data security or our inability to use or access these information systems at critical points in time could unfavorably impact the timely and efficient operation of our business and subject us to additional costs and liabilities, which could adversely affect our business, financial condition, and results of operations. In addition, as technologies evolve, and cyber-attacks become more sophisticated, we may incur significant costs to upgrade or enhance our security measures to protect against such attacks and we may face difficulties in fully anticipating or implementing adequate preventive measures or mitigating potential harm. Finally, federal legislation relating to cybersecurity threats could impose additional requirements on our operations.

Climate change may increase the frequency and severity of weather events that could result in severe personal injury, property damage, and environmental damage, which could curtail our operations and otherwise materially adversely affect our cash flows.

Increasing concentrations of green house gasses (“GHG”) in Earth’s atmosphere may produce climate changes that have significant weather-related effects, such as increased frequency and severity of storms, droughts, floods, and other climatic events. If any of those effects were to occur, they could have an adverse effect on our operations, including damages to our refinery, retail locations, logistics assets or other properties from powerful wind or rising waters. We may experience increased insurance costs, or difficulty obtaining adequate insurance coverage, for our assets in areas subject to more frequent severe weather. We may not be able to recoup these increased costs through the cash generated by our business. Extreme weather events could cause damage to property or facilities that could exceed our insurance coverage and our business, financial condition, and results of operations could be adversely affected. Additionally, if we are named in litigation related to climate change, costs or other impacts resulting from such litigation could be material.

Regulatory Risks

Meeting the requirements of evolving environmental, health, and safety laws and regulations could adversely affect our performance.

Consistent with the experience of other U.S. refineries, environmental laws and regulations have raised operating costs and may require significant capital investments. We may be required to address conditions that may be discovered in the future and require a response. Potentially material expenditures could be required in the future as a result of evolving environmental, health, and safety and energy laws, regulations, or requirements that may be adopted or imposed in the future. Future developments in federal and state laws and regulations governing environmental, health and safety, and energy matters are especially difficult to predict.

Currently, multiple legislative and regulatory measures to address GHG emissions (including CO2, methane, and NOX) are in various phases of consideration, promulgation, or implementation. These include actions to develop national, statewide, or regional programs, each of which could require reductions in our GHG emissions. Requiring reductions in our GHG emissions could result in increased costs to (i) operate and maintain our facilities, (ii) install new emission controls at our facilities, or (iii) administer and manage any GHG emissions programs, including acquiring emission credits or allotments. Requiring reductions in our GHG emissions and increased use of renewable fuels which can be supplied by producers and marketers in other industries that supply alternative forms of energy and fuels to satisfy the requirements of our industrial, commercial, and individual customers could also decrease the future demand for our refined products, and could have a material adverse impact on our business, financial condition, and results of operations.

Additionally, legislation designed to protect animal and plant species may limit or restrict our ability to construct or expand new oil terminals and oil-by-rail infrastructure, which could have a material impact on our business, financial condition, and results of operations. Finally, federal and state regulations requiring additional GHG-related disclosures could significantly increase our regulatory compliance costs.

Several states have pursued or are considering initiatives designed to reduce the carbon intensity of the transportation sector by encouraging increased use of renewable fuels or electric vehicles or by requiring reductions in transportation fuel-related GHG emissions in the state. These state actions could reduce demand for our refined petroleum products, which could have a material adverse effect on our business, results of operations, and financial condition.

Potential legislative and regulatory actions addressing climate change could increase our costs, reduce our revenue and cash flow from natural gas and oil sales, or otherwise alter the way we conduct our business.

Currently, multiple legislative and regulatory measures to address GHG, including CO2, methane, and NOX, and other emissions are in various phases of consideration, promulgation, or implementation at various levels of the federal and state government. These include actions to develop international, federal, regional, or statewide programs, which could require reductions in our GHG or other emissions, establish a carbon tax and decrease the demand for our refined products. Requiring reductions in these emissions could result in increased costs to (i) operate and maintain our facilities, (ii) install new emission controls at our facilities, and (iii) administer and manage any emissions programs, including acquiring emission credits or allotments.

The Environmental Protection Agency (“EPA”) has issued a notice of finding and determination that emissions of CO2, methane, and other GHGs present an endangerment to human health and the environment. In response, the EPA has adopted regulations under existing provisions of the federal Clean Air Act that, among other things, establish Prevention of Significant Deterioration (“PSD”) construction and Title V operating permit program requiring reviews for GHG emissions from certain large stationary sources. Facilities required to obtain PSD permits for their GHG emissions will also be required to meet “best available control technology” standards, which will be established by the states or, in some instances, by the EPA on a case-by-case basis. In addition, the EPA has adopted rules requiring the monitoring and reporting of GHG emissions from specified large GHG emission sources in the U.S., including petroleum refineries and certain onshore petroleum and natural gas production activities, on an annual basis. Certain of the third-party extraction and production entities in which we hold a working interest also may be subject to reporting of GHG emissions in the U.S. These EPA policies and rulemakings could adversely affect our operations and restrict or delay our ability to obtain air permits for new or modified facilities.

In addition, from time to time, the U.S. Congress has considered and may in the future consider and adopt “cap and trade” legislation that would establish an economy-wide cap on GHG emissions in the U.S. and would require most sources of GHG emissions to obtain emission “allowances” corresponding to their annual GHG emissions. For those GHG sources that are unable to meet the required limitations, such legislation could impose substantial financial burdens. Any laws or regulations that may be adopted to restrict or reduce GHG emissions would likely require us to incur increased operating costs and could have an adverse effect on demand for our production. The adoption of any legislation or regulations that limits emissions of GHG from extraction and production facilities, equipment, and operations could require us or our business partners to incur costs to reduce emissions of GHG associated with our or such entities’ operations or could adversely affect demand for the refined petroleum products that we produce.

At the state level, several states have passed low carbon fuel standard legislation and other initiatives, including a cap and invest program, to reduce emissions from the transportation sector. We could also face increased climate-related litigation with respect to our operations or products. If we are unable to pass the costs of compliance on to our customers, sufficient credits are unavailable for purchase, we have to pay a significantly higher price for credits, or we are otherwise unable to meet our compliance obligation, our financial condition and results of operations could be adversely affected.

Federal, regional, and state climate change and air emissions goals and regulatory programs under the Clean Air Act are complex, subject to change, and create uncertainty due to a number of factors including technological feasibility, legal challenges, and potential changes in federal policy. Nevertheless, stricter regulation can be expected in the future and any of these or similar changes, or regulatory enforcement in connection with such requirements, may have a material adverse impact on our business, results of operations, and financial condition.

Regulatory and other requirements concerning the transportation of crude oil and other commodities by rail may cause increases in transportation costs or limit the amount of crude oil that we can transport by rail.

We rely on a variety of systems to transport crude oil, including rail. Rail transportation is regulated by federal, state, and local authorities. New regulations or changes in existing regulations could result in increased compliance expenditures. These or other regulations that require the reduction of volatile or flammable constituents in crude oil that is transported by rail, change the design or standards for rail cars used to transport the crude oil we purchase, change the routing or scheduling of trains carrying crude oil, or require any other changes that detrimentally affect the economics of delivering North American crude oil by rail, could increase the time required to move crude oil from production areas to our refinery, increase the cost of rail transportation, and decrease the efficiency of shipments of crude oil by rail within our planned operations. Any of these outcomes could have a material adverse effect on our business, results of operations, and financial condition.

Changes in the global trade environment, including the imposition of import tariffs, could adversely affect the amount or timing of our revenues, results of operations or cash flows.

Escalating trade tensions may lead to increased tariffs and trade restrictions, including tariffs applicable to the crude oil we purchase. Any such tariffs may place downward pressure on our results of operations. Tariffs on imported crude oil may impact costs, reduce our sales and earnings, or otherwise have an adverse effect on our operations. Further, significant changes in commodity costs may affect the demand for our products. The effect of such tariffs could be significant and have a material adverse effect on our business, financial condition, or results of operations.

Compliance with and changes in tax laws could materially and adversely affect our financial condition, results of operations and cash flows.

We are subject to extensive tax liabilities imposed by multiple jurisdictions including, without limitation, income taxes, indirect taxes (excise/duty, sales/use, gross receipts, GHG emissions), payroll taxes, franchise taxes, withholding taxes, and ad valorem taxes. New tax laws and regulations and changes in existing tax laws and regulations are continuously being enacted or proposed that could result in increased expenditures for tax liabilities in the future. Many of these liabilities are subject to periodic audits by the respective taxing authority. Although we believe we have used reasonable interpretations and assumptions in calculating our tax liabilities, the final determination of these tax audits and any related proceedings cannot be predicted with certainty. Any adverse outcome of such tax audits or related proceedings could result in unforeseen tax-related liabilities that may, individually or in the aggregate, materially affect our cash tax liabilities, results of operations, and financial condition. Additionally, tax rates or tax interpretations in the various jurisdictions in which we operate may change significantly as a result of political or economic factors beyond our control.

Business Risks

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

We incurred a net loss of $20,882,176 and net loss of $4,822,902 for the years ended December 31, 2025 and 2024, respectively, and have had no substantial revenue generating operations during these periods. As of December 31, 2025, we had net current liabilities of $35,871,254 largely consisting of notes payable coming due in the short-term and accounts payable. We may continue to incur negative operating cash flows and rely on raising debt and equity funding from the capital markets. Our ability to continue as a going concern depends primarily on our ability to increase cash flows from current and new operating activities, or our ability to raise funding as and when necessary.

As of December 31, 2025, we had cash and cash equivalents of $372,165 and accumulated deficit of $40,622,120. During the year ended December 31, 2025, we had operating losses of $5,774,457 and used $1,928,466 of cash in operations. These losses have resulted primarily from costs incurred in connection with professional fees, salaries and wages, accretion and depreciation expenses, and certain costs associated with the Business Combination. We expect to continue to incur significant expenses and operating losses for the foreseeable future until the second half of 2027, the expected In-Service Date for the Facility.

We may continue to incur negative operating cash flows and rely on notes payable from a related party to meet our obligations. Our ability to continue as a going concern depends primarily on our ability to increase cash flows from current and new operating activities, or our ability to raise funding as and when necessary. There is material uncertainty related to these events that causes significant doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this proxy statement/prospectus do not include any adjustments that might result from our inability to continue as a going concern.

We must make substantial capital expenditures at our Facility and related assets to establish and maintain their reliability and efficiency. If we are unable to complete capital projects at their expected costs or in a timely manner, or if the market conditions assumed in our project economics deteriorate, our financial condition, results of operations, or cash flows could be adversely affected.

Our Facility and related assets have existed for many years. Equipment, even if properly maintained, may require significant capital expenditures and expenses to keep operating efficiently. These costs do not result in increases in unit capacities, but rather are focused on trying to maintain safe, reliable operations.

Delays or cost increases related to the engineering, procurement, and construction of new facilities, or improvements and repairs to our existing facilities and equipment, could have a material adverse effect on our business, financial condition, or results of operations. Such delays or cost increases may arise as a result of unpredictable factors in the marketplace, many of which are beyond our control, including:

•        denial or delay in obtaining regulatory approvals and/or permits;

•        difficulties in executing the capital projects;

•        unplanned increases in the cost of equipment, materials, or labor;

•        disruptions in transportation of equipment and materials;

•        severe adverse weather conditions, natural disasters, or other events (such as equipment malfunctions, explosions, fires, or spills) affecting our facilities, or those of our vendors and suppliers;

•        shortages of sufficiently skilled labor, or labor disagreements resulting in unplanned work stoppages;

•        market-related increases in a project’s debt or equity financing costs; and/or

•        non-performance or force majeure by, or disputes with, our vendors, suppliers, contractors, or sub-contractors.

Any one or more of these occurrences noted above could have a significant impact on our business. If we are unable to make up the delays or to recover the related costs, or if market conditions change, it could materially and adversely affect our financial position, results of operations, or cash flows.

The Shell Commitment Agreement and Letter of Credit Facility expose us to counterparty credit and performance risk.

Through our Shell Commitment Agreement with STUSCO, STUSCO owns all of the crude oil we produce and substantially all of our refined product inventories prior to our sale of the inventories. An adverse change in the business, results of operations, liquidity, or financial condition of STUSCO could adversely affect the ability of such counterparty to perform its obligations, which could consequently have a material adverse effect on our business, results of operations, or liquidity and, as a result, our business and operating results.

The Parties to the Shell Commitment Agreement may not satisfy the Conditions Precedent, which could adversely affect our business.

The Shell Commitment Agreement is subject to certain Conditions Precedent, including, among other things, the necessary refurbishment, construction, permitting, and receipt of approvals of or by the Facility have occurred. It is possible that these Conditions Precedent may not be achieved in a timely manner or at all, or that one or more other closing conditions may not be satisfied or, if not satisfied, that such conditions may not be waived in accordance with the terms of the Shell Commitment Agreement. If the parties to the Shell Commitment Agreement are unable to complete the Conditions Precedent, the Company will not fully realize the anticipated benefits of the Transactions.

STUSCO has the ability to curtail or cease its activities during the term of the Shell Commitment Agreement and in certain circumstances, STUSCO can terminate the Shell Commitment Agreement. STUSCO is also not obligated to extend the Shell Commitment Agreement at the end of its term, which could negatively impact our results of operations.

STUSCO may elect to meaningfully curtail or cease its activities under the Shell Commitment Agreement for up to six months without us having the ability to terminate the Commitment Agreement and secure another customer. While STUSCO would still be obligated to pay a fixed operating cost during such time period, the amount of the payment might be insufficient to our anticipated fixed operating expenses and anticipated debt service requirements. STUSCO will have the ability to terminate the Commitment Agreement in the event of a force majeure event. Furthermore, STUSCO may elect not to exercise its extension option on the Shell Commitment Agreement at the end of the seven-year term.

Construction, development, maintenance and operation of our Facility involves significant risks and hazards, and our ability to recover our investments may be impaired if our project construction activities do not commence or proceed as scheduled.

The construction of the Facility involves numerous risks. Success in constructing a particular project is contingent upon or may be affected by, among other things:

•        timely implementation and satisfactory completion of construction;

•        obtaining and maintaining required governmental permits and approvals, including making appeals of, and satisfying obligations in connection with, approvals obtained;

•        grants of injunctive relief to stop or prevent construction of the Facility;

•        delivery of components related to the production, extraction and storage systems on-budget and on-time;

•        discovery of unknown impacts to protected or endangered species or habitats, migratory birds, wetlands or other jurisdictional water resources, and/or cultural resources at the Facility;

•        increases to labor costs beyond our expectation upon entering into construction agreements as a result of enhanced local or national requirements regarding the use of union labor on-site, commercial pressures or settlements or the prevailing wage and apprenticeship requirements;

•        insolvency or financial distress on the part of our service providers, contractors or suppliers;

•        cost overruns and change orders;

•        cost or schedule impacts arising from changes in federal, state or local land-use or regulatory policies;

•        unfavorable tax treatment or adverse changes to tax policy;

•        adverse environmental and geological or weather conditions, including water shortages and climate change, which may in some cases limit our ability to produce Crude Feedstock or force work stoppages due to the risk of heat, fire or other extreme weather events;

•        force majeure and other events outside of our control;

•        changes in laws affecting the project;

•        accidents on constructions sites; and

•        damage to consumers triggered by blackouts caused by damage to transmission infrastructure during construction.

If we fail to complete the improvements to the Facility, fail to meet one or more agreed target milestone dates or fail to perform other contract terms, there may be a delay in, reduction or cancellation of payments from STUSCO, increased costs due to contractual penalties, loss of future revenue, termination of the Shell Commitment Agreement, penalties and/or other obligations under other Facility-related agreements, and we may not be able to recover our investment in the Facility. If we are unable to complete the improvements to the Facility, we may impair some or all of the capitalized investments we have made relating to the Facility, which could have an adverse effect on our results of operations in the period in which the loss is recognized.

The improvement, maintenance and operation of the Facility also may involve hazardous activities, such as handling pressurized parts, operating large pieces of equipment and delivering our future Crude Oil Products. Hazards such as fire, explosion, structural collapse and machinery failure are inherent risks in our planned operations. These and other hazards can cause significant personal injury or loss of life, severe damage to and destruction of property, plant and equipment and contamination of or damage to, the environment. The occurrence of any one of these hazards may result in curtailment or termination of our planned operations or liability to third parties for damages, environmental clean-up costs, personal injury, property damage and fines and/or penalties, any of which could be substantial.

Because we will rely on only one customer for our future Crude Oil Products, the change in ownership or management of such Customer may adversely affect our business, financial condition and results of operations.

Our success will depend on developing and maintaining close working relationships with our Customer. Currently, we expect to generate a substantial majority of our revenue from the production of Crude Oil Products and related services we will provide to STUSCO. Our agreements with STUSCO account for a substantial portion of our revenue in the near term. Changes in the business of this Customer, particularly with respect to a change in its management or ownership, could change the dynamics of our current relationship and subject us to the risk of new management or ownership choosing to enter into relationships with preferred service providers. If we are not able to establish a strategic relationship with the new management or ownership, or if new management or ownership chooses to enter into relationships with preferred service providers, it may materially and adversely affect our business, financial condition and results of operations.

If there is an increase in transportation solutions within the Uinta Basin, it could lead to an increase in the demand for the natural resources in the Basin, thus potentially increasing the price of the resources and adversely affecting our business, financial condition and results of operations.

If there is an increase in transportation solutions within the Uinta Basin, such as construction of the Uinta Basin Railway (the “UBR”), this may lead to an increase in the demand for the natural resources in the Basin, potentially adversely affecting our profit margin per barrel.

Inadequate liquidity could materially and adversely affect our business operations in the future.

If our cash flow and capital resources are insufficient to fund our obligations, we may be forced to reduce our capital expenditures, seek additional equity or debt capital, or restructure indebtedness. We cannot assure you that any of these remedies could, if necessary, be affected on commercially reasonable terms, or at all. The availability of capital when the need arises will depend upon a number of factors, some of which are beyond our control. These factors include general economic and financial market conditions, natural gas and crude oil prices, our credit ratings, interest rates, market perceptions of us or the industries in which we operate, our market value, and our operating performance. We may be unable to execute our long-term operating strategy if we cannot obtain capital from these or other sources when the need arises.

Our ability to generate cash and repay our indebtedness or fund capital expenditures depends on many factors beyond our control and any failure to do so could harm our business, financial condition, and results of operations.

Our ability to fund future capital expenditures and repay any indebtedness when due will depend on our ability to generate sufficient cash flow from operations and borrowings under future debt agreements. To a certain extent, this is subject to general economic, financial, competitive, legislative, and regulatory conditions and other factors that are beyond our control.

We cannot assure you that our businesses will generate sufficient cash flow from operations or that future borrowings will be available to us at an amount sufficient to fund our liquidity needs. If our cash flow and capital resources are insufficient to fund our needs, we may be forced to reduce our planned capital expenditures, sell assets, seek additional equity or debt capital, or restructure our debt. We cannot assure you that any of these remedies could, if necessary, be affected on commercially reasonable terms, or at all, which could cause us to default on our obligations and could impair our liquidity.

We may incur significant debt in the future.

We may incur significant indebtedness in the future. A substantial level of indebtedness could have important consequences, including the following:

•        we may be required to use a substantial portion of our cash flow from operations to pay interest and principal on our indebtedness and obligations under the Shell Commitment Agreement, which reduces funds available to us for other purposes, such as working capital, capital expenditures, other general corporate purposes, and potential acquisitions;

•        our ability to refinance such indebtedness or to obtain additional financing for working capital, capital expenditures, acquisitions, or general corporate purposes may be impaired;

•        our leverage may be greater than that of some of our competitors, which may put us at a competitive disadvantage and reduce our flexibility in responding to current and changing industry and financial market conditions;

•        we may be more vulnerable to economic downturns and adverse developments in our business; and

•        we may be unable to comply with financial and other restrictive covenants in our debt agreements, some of which may require us to maintain specified financial ratios and limit our ability to incur additional debt and sell assets, which could result in an event of default that, if not cured or waived, would have an adverse effect on our business and prospects and could result in bankruptcy.

Our ability to meet expenses, to remain in compliance with covenants, and to make future principal and interest payments in respect of our debt would depend on, among other things, our operating performance, competitive developments, and financial market conditions, all of which are significantly affected by financial, business, economic, and other factors. We are not able to control many of these factors. If industry and economic conditions deteriorate, our cash flow may not be sufficient to allow us to pay principal and interest on our debt and meet our other obligations.

Our debt agreements may impose significant operating and financial restrictions on us.

The terms of any future debt may impose significant operating and financial restrictions on us. These restrictions, among other things, may limit our ability to:

•        pay dividends or distributions, repurchase equity, prepay junior debt, and make certain investments, loans, or acquisitions;

•        incur additional debt, make guarantees of debt, or issue certain disqualified stock and preferred stock;

•        sell or otherwise dispose of assets;

•        incur liens;

•        enter into certain hedging transactions;

•        consummate fundamental changes, merge or consolidate with another company, sell all or substantially all of our assets, or alter our business; and

•        enter into certain transactions with affiliates.

All of these covenants may adversely affect our ability to finance our operations, meet or otherwise address our capital needs, pursue business opportunities, react to market conditions, or otherwise restrict activities or business plans. A breach of any of these covenants could result in a default in respect of the related indebtedness. If a default occurs, the requisite lenders could elect to declare the indebtedness, together with accrued interest and other fees, to be immediately due and payable and proceed against any collateral securing that indebtedness. If repayment of our indebtedness is accelerated as a result of such default, we cannot assure you that we would have sufficient assets or access to credit to repay such indebtedness.

We may incur losses and incur additional costs as a result of forward-contract activities and derivative transactions.

We may enter into derivative contracts from time to time primarily to reduce our exposure to fluctuations in interest rates and in the price of crude oil and refined products. If the instruments we use to hedge our exposure are not effective, or if our counterparties are unable to satisfy their obligations to us, we may incur losses. We may also be required to incur additional costs in connection with future regulation of derivative instruments to the extent such regulation is applicable to us. Additionally, our commodity derivative activities may produce significant period-to-period earnings volatility that is not necessarily reflective of our underlying operational performance.

Variable rate indebtedness would subject us to interest rate risk, which could cause our debt service obligations to increase significantly and otherwise impact our ability to incur indebtedness for acquisitions and working capital needs.

We may be subject to interest rate risk in connection with future debt agreements as well as our Shell Commitment Agreement, which bear interest at variable rates. Interest rate changes could affect the amount of our interest payments and, accordingly, our future earnings and cash flows, assuming other factors are held constant. Increases in interest rates could also impact our ability to incur indebtedness to fund acquisitions and working capital needs. Since 2022, interest rates have been significantly higher than in recent years and a significant increase in prevailing interest rates could substantially increase our interest expense and have a material adverse effect on our financial condition, results of operations, and cash flows.

Changes in the availability of and the cost of labor could adversely affect our business.

Changes in labor markets due to various factors, including inflationary pressures, have increased the competition for recruiting and retaining talent. As a result of these factors, our business could be adversely impacted by increases in labor, health care, and benefits costs necessary to attract and retain high quality employees with the right skill sets to meet our needs. In addition, our wages and benefits programs may be insufficient to attract and retain top performing employees, especially in a rising wage market. Any failure by us to attract, develop, retain, motivate, and maintain good relationships with qualified individuals could adversely affect our business and results of operations.

Adverse changes in global economic conditions and the demand for transportation fuels may impact our business and financial condition in ways that we currently cannot predict.

A recession or prolonged economic downturn would adversely affect the business and economic environment in which we operate. These conditions increase the risks associated with the creditworthiness of our suppliers, customers, and business partners. The consequences of such adverse effects could include interruptions or delays in our suppliers’ performance of our contracts, reductions and delays in customer purchases, delays in or the inability of customers to obtain financing to purchase our products, and bankruptcy of customers. Any of these events may adversely affect our financial condition, cash flows, and profitability.

The requirements of being a public company may strain our resources, result in more litigation and divert management’s attention.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Securities Act, the listing requirements of Nasdaq and other applicable securities rules and regulations. Complying with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time consuming or costly, and increase demand on our systems and resources, including management. The Exchange Act will require, among other things, that we file annual, quarterly and current reports with respect to our business and operating results, and that we maintain effective disclosure controls and procedures and internal control over financial reporting. We will be required to disclose changes made in our internal control and procedures on a quarterly basis. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and operating results. We may also need to hire additional employees or engage outside consultants to comply with these requirements, which will increase our costs and expenses.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

These new rules and regulations may make it more expensive for us to obtain director and officer liability insurance and, in the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

By disclosing information in this prospectus and in other filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If those claims are successful, our business could be seriously harmed. Even if the claims do not result in litigation or are resolved in our favor, the time and resources needed to resolve them could divert our management’s resources and seriously harm our business.

Risks Related to Ownership of Our Securities

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company” as defined in the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We cannot predict whether investors will find our common stock less attractive if we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

The requirements of being a public company may strain our resources and distract our management, which could make it difficult to manage our business, particularly after we are no longer an “emerging growth company.”

We are required to comply with various regulatory and reporting requirements, including those required by the SEC. Complying with these reporting and other regulatory requirements is time-consuming and results in increased costs to us and could have a negative effect on our results of operations, financial condition or business.

As a public company, we are subject to the reporting requirements of the Exchange Act and the requirements of the Sarbanes-Oxley Act. These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. To maintain and improve the effectiveness of our disclosure controls and procedures, we will need to commit significant resources, hire additional staff and provide additional management oversight. We will be implementing additional procedures and processes for the purpose of addressing the standards and requirements applicable to public companies. Sustaining our growth also will require us to commit additional management, operational and financial resources to identify new professionals to join our firm and to maintain appropriate operational and financial systems to adequately support expansion. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our results of operations, financial condition or business.

As an “emerging growth company” as defined in the JOBS Act, we intend to take advantage of certain temporary exemptions from various reporting requirements including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We may also delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies, as permitted by the JOBS Act.

Our management has limited experience in managing the day-to-day operations of a public company and, as a result, we may incur additional expenses associated with the management of our Company.

The management team is responsible for the operations and reporting of the Company. The requirements of operating as a public company are many and sometimes difficult to navigate. This may require us to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. If we lack cash resources to cover these costs of being a public company in the future, our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our potential results of operations, cash flow and financial condition after we commence operations.

Compliance with changing corporate governance regulations and public disclosures may result in additional risks and exposures.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new regulations from the SEC, have created uncertainty for public companies such as ours. These laws, regulations, and standards are subject to varying interpretations in many cases, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. As a result, our efforts to comply with evolving laws, regulations, and standards have resulted in, and are likely to continue to result in, increased expense and significant management time and attention.

Certain of our stockholders hold a significant percentage of our outstanding voting securities, which could reduce the ability of minority stockholders to effect certain corporate actions.

Our officers and directors, and significant stockholders are the beneficial owners of approximately [•]% of our outstanding voting securities. As a result, they possess significant influence over our elections and votes. As a result, their ownership and control may have the effect of facilitating and expediting a future change in control, merger, consolidation, takeover or other business combination, or encouraging a potential acquirer to make a tender offer. Their ownership and control may also have the effect of delaying, impeding, or preventing a future change in control, merger, consolidation, takeover or other business combination, or discouraging a potential acquirer from making a tender offer.

If securities or industry analysts publish inaccurate or unfavorable research about our business, our stock price could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Once our common stock is quoted, if one or more of the analysts who cover us downgrade our common stock or publish inaccurate or unfavorable research about our business, our common stock price would likely decline.

Our issuance of additional common stock or preferred stock may cause our common stock price to decline, which may negatively impact your investment.

Issuances of a substantial number of additional shares of our common or preferred stock, or the perception that such issuances could occur, may cause prevailing market prices for our common stock to decline. In addition, our board of directors is authorized to issue additional series of shares of preferred stock without any action on the part of our stockholders. Our board of directors also has the power, without stockholder approval, to set the terms of any such series of shares of preferred stock that may be issued, including voting rights, conversion rights, dividend rights, preferences over our common stock with respect to dividends or if we liquidate, dissolve or wind up our business and other terms. If we issue cumulative preferred stock in the future that has preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the market price of our common stock could decrease.

Our common stock may become subject to the SEC’s penny stock rules and accordingly, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

The SEC has adopted regulations, which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock is less than $5.00 per share and therefore would be a “penny stock” according to SEC rules, unless we are listed on a national securities exchange. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•        Make a special written suitability determination for the purchaser;

•        Receive the purchaser’s prior written agreement to the transaction;

•        Provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•        Obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

Although our common stock is not currently subject to these rules, it were to become subject to such rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell your securities.

If we do not complete the offering and therefore do not receive the expected proceeds (or if our Nasdaq listing is not obtained/maintained), then our common stock could become subject to the SEC’s penny stock rules, which could limit broker-dealer transactions and reduce liquidity.

If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and have an adverse effect on the value of our securities.

As a public company, we are required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. Further, we are required to report any changes in internal controls on a quarterly basis. In addition, we are required to furnish a report by management on the effectiveness of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. Based upon management’s evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) were not effective as of December 31, 2025 due to the inadequate controls around the calculation of amounts due and payment of funds from the Trust Account to redeeming shareholders. We are committed to maintaining a strong internal control environment and implementing measures designed to help ensure that control deficiencies contributing to the material weakness are remediated as soon as possible. We have made progress towards remediation and continue to implement our remediation plan for the material weakness in internal control over financial reporting described above, which includes steps to increase dedicated personnel, improve reporting processes, design and implement new controls, and enhance related supporting technology. We will consider the material weakness remediated after the applicable controls operate for a sufficient period of time, and management has concluded, through testing, that the controls are operating effectively. If we identify additional material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of its internal control over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports and the value of our securities could be negatively affected. We also could become subject to investigations by the Commission or other regulatory authorities, which could require additional financial and management resources.

As an emerging growth company, our auditor will not be required to attest to the effectiveness of our internal controls.

Our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting while we are an emerging growth company. This means that the effectiveness of our financial operations may differ from our peer companies in that they may be required to obtain independent registered public accounting firm attestations as to the effectiveness of their internal controls over financial reporting and we are not. While our management will be required to attest to internal control over financial reporting and we will be required to detail changes to our internal controls on a quarterly basis, we cannot provide assurance that the independent registered public accounting firm’s review process in assessing the effectiveness of our internal controls over financial reporting, if obtained, would not find one or more material weaknesses or significant deficiencies. Further, once we cease to be an emerging growth company and cease to be a smaller reporting company (as described below), we will be subject to independent registered public accounting firm attestation regarding the effectiveness of our internal controls over financial reporting. Even if management finds such controls to be effective, our independent registered public accounting firm may decline to attest to the effectiveness of such internal controls and issue a qualified report.

Concurrent resale and potential dilution of stockholders’ ownership.

The resale of shares by the selling stockholders, pursuant to the Resale Prospectus, could adversely impact the market price, liquidity, and demand for our common stock. As these shares are introduced into the market, there may be a significant increase in the number of shares available for sale, which could result in downward pressure on our stock price and affect liquidity. Furthermore, as the Resale Shares are sold, the ownership percentage of existing stockholders will be diluted, potentially reducing the value of their holding. The extent of this dilution may vary depending on the timing and volume of resale transactions by the selling stockholders.

Further, the Selling Stockholders must sell their shares at a fixed price per share of $[    ], which is the per share price of the shares being offered under this prospectus, until such time as our shares are listed on a national securities exchange. Thereafter, the shares offered by the Resale Prospectus may be sold by the Selling Stockholders from time to time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices. Hence resale offering may occur at prices above or below the price at which our securities are initially offered under this prospectus.

Risks Related to This Offering and Other Risks

We do not know whether an active, liquid and orderly trading market will develop for our common stock or what the market price of our common stock will be and as a result it may be difficult for you to sell your shares of our common stock.

Prior to this offering, our common stock was not traded on any market. We are in the process of applying to have our common stock listed on Nasdaq; however, even if our common stock is approved for listing on Nasdaq, an active trading market for our shares may never develop or be sustained following this offering. You may not be able to sell your shares quickly or at the market price if trading in shares of our common stock is not active. The public offering price for our common stock will be determined through negotiations with the [underwriters], and the negotiated price may not be indicative of the market price of the common stock after the offering. As a result of these and other factors, you may be unable to resell your shares of our common stock at or above the public offering price. Further, an inactive market may also impair our ability to raise capital by selling shares of our common stock and may impair our ability to enter into strategic partnerships or acquire companies or products by using our shares of common stock as consideration.

We may not be able to satisfy the listing requirements of Nasdaq or obtain or maintain a listing of our common stock on Nasdaq.

If our common stock is listed on Nasdaq, we must meet certain financial and liquidity criteria to maintain such listing. If we violate Nasdaq listing requirements, our common stock may be delisted. If we fail to meet any of Nasdaq’s listing standards, our common stock may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. The delisting of our common stock could significantly impair our ability to raise capital and the value of your investment.

Investing in our Company is highly speculative and could result in the entire loss of your investment.

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends on our common stock in the foreseeable future.

Anti-takeover provisions in the Company’s charter and bylaws may prevent or frustrate attempts by stockholders to change the board of directors or current management and could make a third-party acquisition of the Company difficult.

The Company’s bylaws contain provisions that may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. Furthermore, the Board of Directors has the ability to increase the size of the Board and fill newly created vacancies without stockholder approval. These provisions could limit the price that investors might be willing to pay in the future for shares of the Company’s common stock.

The public offering price for our shares of common stock may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

The public offering price for our shares of common stock may vary from the market price of our shares of common stock following our public offering. The financial markets in the United States and other countries have experienced significant price and volume fluctuations in the last few years. If you purchase our shares of common stock in our public offering, you may not be able to resell those shares at or above the public offering price. We cannot assure you that the public offering price of our shares of common stock, or the market price following our public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our public offering. The market price for our shares of common stock may be volatile and subject to wide fluctuations due to factors such as:

•        the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

•        actual or anticipated fluctuations in our quarterly operating results;

•        changes in financial estimates by securities research analysts;

•        negative publicity, studies or reports;

•        our capability to catch up with the technology innovations in the industry;

•        announcements by us or our competitors of acquisitions, strategic business relationships, joint ventures or capital commitments; and

•        addition or departure of key personnel.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our shares of common stock.

USE OF PROCEEDS

We estimate that our net proceeds from the sale of the securities in this offering, excluding the proceeds, if any, from the exercise of the Private Warrants, will be approximately $[    ] million, after deducting [underwriters] fees and estimated offering expenses.

We may use the net proceeds from this offering for general corporate purposes, including, among other things:

1.      working capital;

2.      refurbishment of the Facility;

3.      the purchase of income generating assets to grow our business;

4.      other capital expenditures; and/or

5.      repayment of debt.

We may also use such proceeds to fund acquisitions of businesses, assets or technologies that complement our current business. We have not determined the specific amount of the net proceeds to be used for such purposes.

DIVIDEND POLICY

We have not, since the date of our incorporation, declared or paid any dividends or other distributions on our shares of common stock, and do not currently have a policy with respect to the payment of dividends or other distributions. We do not currently pay dividends and do not intend to pay dividends in the foreseeable future. The declaration and payment of any dividends in the future is at the discretion of the Board and will depend on numerous factors, including compliance with applicable laws, financial performance, working capital requirements of the Company and its subsidiaries, as applicable and such other factors as its directors consider appropriate.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2025 on a pro forma basis before the offering and adjusted for the offering:

•        reflect the audited consolidated financial statements as of December 31, 2025,

•        on a pro forma as adjusted basis to give effect to

(i)     the issuance of 7,775,000 shares of Common Stock in this offering at an assumed public offering price of $10.00 per share, and the receipt of net proceeds of $73,085,000 in this offering, assuming no exercise of the Representative’s over-allotment option or the Representative’s Warrants.

(ii)    the issuance of 435,000 shares of Common Stock in as conversion of the convertible notes held by Paul Gonzalez and B H, Inc.

(iii)   the issuance of 645,559 shares of Series A Preferred Stock for a raise of $5.75 million in cash and settlement of $0.71 million in accounts payable.

(iv)   the payment in cash of the promissory note to sellers that is expected to be paid before closing of the offering discussed above.

	December 31, 2025(1) (audited)	Pro Forma Adjustments (unaudited)	Pro Forma as Adjusted (unaudited)
Cash and cash equivalents	$372,165	$66,835,000	$67,207,165
Indebtedness:
Company Merger Consideration	12,000,000	(12,000,000)	—
Promissory note – sponsor	5,273,225	—	5,273,225
Promissory note – related party	2,043,710	—	2,043,710
Convertible note	1,900,000	(1,900,000)	—
Conversion event liability	726,944	(726,944)	—
Due to Endeavor	47,319	—	47,319
Working Capital Loan – related party	17,935	—	17,935
Total Debt	22,009,133	(14,626,944)	7,382,189

Redeemable Series A Preferred Stock(3)	—	6,455,589	6,455,589

Equity:
Common Stock, $0.0001 par value (200,000 authorized, issued and outstanding: 6,575,561 pro forma before offering(1) and 8,210,000 pro forma(2) and 14,785,561 pro forma as adjusted	658	821	1,479
Additional paid-in capital(2)	19,868,343	76,082,836	95,951,179
Accumulated deficit	(40,622,120)	(371,713)	(40,993,833)
Total Equity (Deficit)	(20,753,119)	75,711,944	54,958,825
Total capitalization	$1,256,014	$66,835,000	$68,796,603

____________

(1)      Taken from the audited consolidated financial statements as of December 31, 2025.

(2)      Reflects the offering of 7,775,000 at $10.00 per share for total proceeds of $77,750,000 and $4,665,000 commission resulting in net proceeds of $73,085,000 and the issuance of 355,000 shares of common stock for the conversion of the B H, Inc. convertible note and 80,000 shares of common stock for the conversion of the Paul Gonzalez convertible note.

(3)      Reflects the issuance of 645,559 shares of Series A Preferred Stock for a raise of $5.75 million in cash and settlement of $0.71 million in accounts payable.

A $1.00 increase (decrease) in the assumed public offering price of $10.00 per share shown on the cover page of this prospectus, would increase (decrease) the amount of cash and cash equivalents, additional paid-in capital, total stockholders’ equity (deficit) and total capitalization on an as adjusted basis by approximately $7.31 million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting estimated discounts and commissions and estimated offering expenses payable by us, and assuming no exercise of the Representative’s over-allotment option or the Representative’s Warrants. Similarly, each increase (decrease) of 15% shares offered by us would increase (decrease) cash and cash equivalents, total stockholders’ equity (deficit) and total capitalization on an as adjusted basis by approximately $10.96 million, assuming the assumed public offering price remains the same after deducting estimated discounts and commissions and estimated offering expenses payable by us, and assuming no exercise of the Representative’s over-allotment option or the Representative’s Warrants.

DILUTION

If you invest in our Common Stock, your ownership interest will be diluted to the extent that the initial public offering price per share of our Common Stock exceeds the tangible book value per share of our Common Stock immediately following this offering.

Pro forma net tangible book value per share represents our total tangible assets (total assets less intangible assets) less total liabilities, divided by the outstanding shares of Common Stock. As of December 31, 2025, our net tangible book value was $(20.80 million), or ($2.97) per share. After giving effect to the sale and issuance of 7,775,000 shares of our Common Stock in this offering at an assumed public offering price of $10.00 per share, the Series A Preferred Stock offering of $5.75 million, liabilities settled via issuance of Series A Preferred Stock of $0.71 million, liabilities settled via issuance of common stock of $2.63 million and after deducting the underwriting discount and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of December 31, 2025 would have been $61.38 million, or $4.15 per share.

The following table illustrates this dilution on a per share basis to new investors:

Assumed initial price to public per share	$10.00
Net tangible book value per share as of December 31, 2025(1)	$(2.97)
Increase per share attributable to existing shareholders(2)	$7.12
Pro forma as adjusted net tangible book value per share after this offering(3)	$4.15
Dilution per share to new investors	$5.85

____________

(1)      Represents the net tangible book value of the consolidated total assets (total assets less intangible assets) less total liabilities divided by 7,010,261 shares of Common Stock which includes 6,575,261 shares of Common Stock outstanding as of December 31, 2025 plus 435,000 Common Stock issued to convert convertible notes held by B H, Inc and Paul Gonzalez.

(2)      Represents the difference between pro forma as adjusted net tangible book value per share after this offering and net tangible book value per share as of December 31, 2025.

(3)      Determined by dividing (i) pro forma as adjusted net tangible book value, which is our pro forma net tangible book value plus the cash proceeds of this offering at an assumed public offering price of $10.00 per share, and after deducting the underwriting discount and estimated offering expenses payable by us, by (ii) the total number of our shares of Common Stock to be outstanding following this offering.

The pro forma as adjusted information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering determined at pricing.

Each $1.00 increase (decrease) in the assumed public offering price of $10.00 per share, would increase (decrease) our pro forma as adjusted net tangible book value by approximately $7,308,500, or approximately $0.49 per share, and increase (decrease) the dilution per share to investors participating in this offering by approximately $0.51 per share per $1.00 increase and $0.51 per share per $1.00 decrease, assuming that the number of shares offered by us remains the same and after deducting the underwriting discount and estimated offering expenses payable by us. We may also increase or decrease the number of shares we are offering. An increase (decrease) of 15% in the number of shares offered by us would increase (decrease) our pro forma as adjusted net tangible book value by approximately $10,962,750, to $0.38 per share, and increase (decrease) the dilution per share to investors participating in this offering by approximately $0.38 per share per 15% share increase, assuming that the assumed public offering price remains the same, and after deducting the underwriting discount and estimated offering expenses payable by us.

If the [underwriters] exercise the option to purchase additional shares in full, the pro forma as adjusted net tangible book value per share after this offering would be $4.53 per share, the incremental increase in the pro forma net tangible book value per share to our existing stockholders would be $7.50 per share and the pro forma dilution to new investors participating in this offering would be $5.47 per share.

The following table summarizes, on the pro forma as adjusted basis described above as of December 31, 2025, the differences between the number of shares of Common Stock purchased from us, the total consideration and the price per share paid by our existing stockholders and by investors participating in this offering at an assumed public offering price of $10.00 per share, before deducting the underwriting discount and estimated offering expenses payable by us.

	Shares Purchased		Total Consideration		Weighted- Average Price Per Share
	Number	Percent	Amount	Percent
Founder shares(1)	5,750,000	39%	25,000	0%	0.00
Public shareholders(2)	25,561	0%	255,610	0%	10.00
Asset Purchase(3)	800,000	5%	8,000,000	9%	10.00
B H, Inc.	355,000	2%	3,550,000	4%	10.00
Paul Gonzalez	80,000	1%	800,000	1%	10.00
Investors participating in this offering	7,775,000	53%	77,750,000	86%	10.00
Total	14,785,561	100%	$90,377,610	100%	$6.11

____________

(1)      Represents the total number of shares of Common Stock issued to DHIP Natural Resources Investments, LLC in connection with the Founders round of financing.

(2)      Represents the total consideration paid by the investors in Integrated Rail and Resources Acquisition Corp.’s Initial Public Offering for its purchase of the shares of Common Stock of Company.

(3)      Consideration for shares issued to acquire the assets of TSII at $10 per share.

The number of shares of Common Stock held by existing stockholders (and related consideration amounts) and to be outstanding immediately after this offering in the table above is based on 6,575,561 shares of Common Stock outstanding as of March 31, 2026, which exclude approximately [    ] shares of our Common Stock reserved for issuance under our equity incentive plan for our employees and directors.

UNAUDITED PRO FORMA CONDENSED Financial statements

Defined terms included below have the same meaning as terms defined and included elsewhere in this Registration Statement, unless defined below.

Introduction

The following unaudited pro forma condensed financial information of the Company presents the historical financial information of the Company, adjusted to give effect for the Offering. The following unaudited pro forma condensed financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed balance sheet as of December 31, 2025 presents the historical balance sheet of the Company, adjusted to give effect to the offering contemplated in the registration statement on a pro forma basis as if the offering had been completed on December 31, 2025.

The unaudited pro forma statements of operations for the year ended December 31, 2025 present the historical statement of operations of the Company for such period on a pro forma basis as if the offering had been consummated on January 1, 2025, the beginning of the annual period presented.

The unaudited pro forma condensed financial information has been derived from and should be read in conjunction with:

•        the accompanying notes to the unaudited pro forma condensed financial information;

•        the historical audited financial statements of the Company as of and for the year ended December 31, 2025 and the related notes thereto, included elsewhere in this Registration Statements on Form S-1; and

•        the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information relating to the Company included elsewhere in this Registration Statements on Form S-1.

The unaudited pro forma condensed financial information has been presented for illustrative purposes only and does not necessarily reflect what the Company’s financial condition or results of operations would have been had the offering occurred on the dates indicated.

Further, the unaudited pro forma condensed financial information also may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited transaction accounting adjustments represent management’s estimates based on information available as of the date of this unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed financial information are described in the accompanying notes. The Company believes that the assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transaction based on information available to management at this time and that the transaction accounting adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed financial information.

Asset Acquisition

On December 12, 2025 (the “Closing Date”), the Company consummated a business combination pursuant to an agreement and plan of merger, dated as of August 12, 2024 (as amended by that certain Amendment to and Waiver of Agreement and Plan of Merger, dated November 8, 2024, that certain Second Amendment to Agreement and Plan of Merger, dated December 31, 2024, that certain Waiver to Agreement and Plan of Merger, dated April 30, 2025, that certain Third Amendment to Agreement and Plan of Merger, dated May 14, 2025, that certain Fourth Amendment to Agreement and Plan of Merger, dated July 14, 2025, that certain Fifth Amendment to Agreement and Plan of Merger, dated September 15, 2025, and that certain Sixth Amendment to Agreement and Plan of Merger, dated December 12, 2025, and as may be further amended or modified from time to time), by and among Integrated Rail and Resources Acquisition Corp., a Delaware corporation, Uinta Infrastructure Group Corp., a Delaware corporation, Uinta Lower Holdings, Inc., a Delaware corporation and wholly owned subsidiary of Uinta Infrastructure Group Corp., Uinta Merger Co., a Delaware corporation and wholly owned subsidiary of Uinta Infrastructure Group Corp.,

Uinta Merger LLC, a Delaware limited liability company and wholly owned subsidiary of Uinta Lower Holdings, Inc., Tar Sands Holdings II, LLC, a Utah limited liability company, and Endeavor Capital Group, LLC, as company member representative. Pursuant to the terms of the agreement, the business combination between Integrated Rail and Resources Acquisition Corp. and Tar Sands Holdings II, LLC was effected through (i) the merger of Uinta Merger Co. with and into Integrated Rail and Resources Acquisition Corp., with Integrated Rail and Resources Acquisition Corp. continuing as the surviving entity and a wholly owned subsidiary of Uinta Infrastructure Group Corp. (the “SPAC Merger”), and (ii) the merger of Uinta Merger LLC with and into Tar Sands Holdings II, LLC, with Tar Sands Holdings II, LLC continuing as the surviving entity and a wholly owned subsidiary of Uinta Lower Holdings, Inc. (the “Company Merger” and, together with the SPAC Merger, the “Mergers”). The transactions contemplated by the agreement, including the Mergers and the related transactions, are collectively referred to herein as the “Business Combination”. Upon consummation of the business combination, Uinta Infrastructure Group Corp., became the public reporting company and was renamed Integrated Rail & Resources Inc., and TSII became a wholly owned subsidiary of Uinta Lower Holdings, Inc. For accounting purposes, the business combination was treated as an asset acquisition in accordance with ASC 805-10-55, as substantially all of the fair value of the gross assets acquired was concentrated in a single identifiable asset or group of similar identifiable assets.

The Offering

Under the offering the Company is offering 7,775,000 of Common Stock at a Public Offering of $10.00 per share. The Company expects to receive approximately $73.09 million in net proceeds from the sale of our shares of Common Stock offered in this offering (approximately $84.05 million if the underwriters exercise their over-allotment option in full), after deducting estimated discounts and commissions and estimated offering expenses payable by us.

Basis of Pro Forma Presentation

The unaudited pro forma financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The adjustments in the unaudited pro forma financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of the Company upon consummation of the offering in accordance with U.S. GAAP.

The unaudited pro forma condensed financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the offering occurred on the dates indicated. Further, the unaudited pro forma condensed financial information does not purport to project the future operating results or financial position of the Company following the consummation of the offering. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of the unaudited pro forma condensed financial information and are subject to change as additional information becomes available and analyses are performed.

The following table sets out share ownership of the Company’s Common Stock on a Pro Forma basis assuming the Anticipated Financing will be funded assuming 100% in equity:

	No Additional Redemption Scenario	% holding
TSII shareholders	800,000	5.4%
SPAC shareholders(1)	25,561	0.2%
B H, Inc(2)	355,000	2.4%
Paul Gonzalez(2)	80,000	0.5%
Sponsor and underwriter(1)	5,750,000	38.9%
Total shares outstanding after asset purchase(2)	7,010,561
Public Offering	7,775,000	52.6%
Total shares outstanding after offering(2)(3)	14,785,561	100%

____________

(1)      This amount excludes 9,400,000 private warrants and 11,500,000 public warrants outstanding of the Company.

(2)      This amount includes the shares issuable under the exchange for the October 2024 convertible note of 355,000 and the October 2025 convertible notes of 80,000 shares issued subsequent to December 31, 2025.

(3)      This amount excludes 645,559 common stock equivalents held in under the 64,556 Series A Preferred that are outstanding as a result of the funding on January 23, 2026 and the payable settlement with B H, Inc on March 9, 2026.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2025

		Offering
	IRRX (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash	$372,165	$73,085,000	A	$67,207,165
		(12,000,000)	C
		5,750,000	D
Total current assets	372,165	66,835,000		67,207,165

Non-current assets
Construction in process	15,400,913	—		15,400,913
Land	6,635,932	—		6,635,932
Restricted cash and cash equivalents	811,084	—		811,084
Right of use assets	38,911	—		38,911
Total non-current assets	22,886,840	—		22,886,840
Total assets	$23,259,005	$66,835,000		$90,094,005

LIABILITIES
Current liabilities
Accounts payable and accrued expenses	$10,019,784	$(705,589)	E	$9,314,195
Accrued franchise tax	182,369			182,369
Accrued excise tax	3,215,098	—		3,215,098
Income tax payable	342,651	—		342,651
Advance from related party	100,770	—		100,770
Promissory note – sponsor	5,273,225	—		5,273,225
Promissory note – related party	2,043,710	—		2,043,710
Convertible promissory note, net of debt discount	1,900,000	(1,900,000)	B	—
Conversion event liability	726,944	(726,944)	B	—
Working Capital Loan – related party	17,935	—		17,935
Due to Endeavor	47,319	—		47,319
Promissory Note to Sellers	12,000,000	(12,000,000)	C	—
Lease liability, current	1,449	—		1,449
Total current liabilities	35,871,254	(15,332,533)		20,538,721

Non-current liabilities
Asset retirement obligation	556,884	—		556,884
Lease liability, non-current	37,138	—		37,138
Surety reclamation deposit	308,848	—		308,848
Warrant liabilities	7,238,000	—		7,238,000
Total non-current liabilities	8,140,870	—		8,140,870
Total liabilities	44,012,124	(15,332,533)		28,679,591

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET — (Continued)

AS OF DECEMBER 31, 2025

		Offering
	IRRX (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Redeemable Series A Preferred Stock	—	5,750,000	D	6,455,589
		705,589	E
Stockholders’ Equity (Deficit)
Common stock	658	778	A	1,479
		43	B
Additional paid-in capital	19,868,343	73,084,222	A	95,951,179
		2,998,614	B
Accumulated deficit	(40,622,120)	(371,713)	B	(40,993,833)
Total Stockholders’ Equity ( Deficit)	(20,753,119)	75,711,944		54,958,825
Total Liabilities and Stockholders’ Equity (Deficit)	$23,259,005	$66,835,000		$90,094,005

UNAUDITED PRO FORMA CONDENSED COMBINED Statement of operations for the year ended december 31, 2025

		Offering
	IRRX (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$—	$30,465	BB	$30,465
Operating expenses
General and administrative expenses	1,089,422	151,325	BB	1,240,747
Acquisition related costs	2,980,170	—		2,980,170
Compensation expense	1,489,876	74,395	BB	1,564,271
Operations and maintenance	3,207	—		3,207
Other operating expenses	211,782	32,248	BB	244,030
Accretion	—	36,542	BB	36,542
Property tax	—	53,292	BB	53,292
Operating loss	(5,774,457)	(317,337)		(6,091,794)

Other income (expense)
Interest income on cash and investments held in the Trust Account	68,722	—		68,722
Interest expense	(350,342)	—		(350,342)
Recovery of offering costs attributable to partial waiver of deferred underwriting fee	268,153	—		268,153
Change in the fair value of warrant liability	(14,558,000)	—		(14,558,000)
Change in fair value of promissory note conversion option	63,513	(371,713)	AA	(308,200)
Excise tax interest and penalties	(535,632)	—		(535,632)
(Loss) income before income tax expense	(20,818,043)	(689,050)		(21,507,093)

Income tax expense	(64,133)	—		(64,133)
Net loss	$(20,882,176)	$(689,050)		$(21,571,226)

Basic and diluted weighted average number of shares of Common stock	5,795,236

Basic and diluted net loss per share, common stock	$(3.60)

Pro forma weighted average number of shares outstanding – basic and diluted				14,785,561

Pro forma earnings per share – basic and diluted				$(1.46)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION

Note 1 — Description of the Transaction

On December 12, 2025 (the “Closing Date”), the Company consummated a business combination pursuant to an agreement and plan of merger, dated as of August 12, 2024 (as amended by that certain Amendment to and Waiver of Agreement and Plan of Merger, dated November 8, 2024, that certain Second Amendment to Agreement and Plan of Merger, dated December 31, 2024, that certain Waiver to Agreement and Plan of Merger, dated April 30, 2025, that certain Third Amendment to Agreement and Plan of Merger, dated May 14, 2025, that certain Fourth Amendment to Agreement and Plan of Merger, dated July 14, 2025, that certain Fifth Amendment to Agreement and Plan of Merger, dated September 15, 2025, and that certain Sixth Amendment to Agreement and Plan of Merger, dated December 12, 2025), by and among Integrated Rail and Resources Acquisition Corp., a Delaware corporation, Uinta Infrastructure Group Corp., a Delaware corporation, Uinta Lower Holdings, Inc., a Delaware corporation and wholly owned subsidiary of Uinta Infrastructure Group Corp., Uinta Merger Co., a Delaware corporation and wholly owned subsidiary of Uinta Infrastructure Group Corp., Uinta Merger LLC, a Delaware limited liability company and wholly owned subsidiary of Uinta Lower Holdings, Inc., Tar Sands Holdings II, LLC, a Utah limited liability company, and Endeavor Capital Group, LLC, as company member representative. Pursuant to the terms of the agreement, the business combination between Integrated Rail and Resources Acquisition Corp. and Tar Sands Holdings II, LLC was effected through (i) the merger of Uinta Merger Co. with and into Integrated Rail and Resources Acquisition Corp., with Integrated Rail and Resources Acquisition Corp. continuing as the surviving entity and a wholly owned subsidiary of Uinta Infrastructure Group Corp. (the “SPAC Merger”), and (ii) the merger of Uinta Merger LLC with and into Tar Sands Holdings II, LLC, with Tar Sands Holdings II, LLC continuing as the surviving entity and a wholly owned subsidiary of Uinta Lower Holdings, Inc. (the “Company Merger” and, together with the SPAC Merger, the “Mergers”). The transactions contemplated by the agreement, including the Mergers and the related transactions, are collectively referred to herein as the “Business Combination”. Upon consummation of the business combination, Uinta Infrastructure Group Corp., became the public reporting company and was renamed Integrated Rail & Resources Inc., and TSII became a wholly owned subsidiary of Uinta Lower Holdings, Inc. For accounting purposes, the business combination was treated as an asset acquisition in accordance with ASC 805-10-55, as substantially all of the fair value of the gross assets acquired was concentrated in a single identifiable asset or group of similar identifiable assets.

The Offering

Under the offering the Company is offering 7,775,000 of Common Stock at a Public Offering of $10.00 per share. The Company expects to receive approximately $73.09 million in net proceeds from the sale of our shares of Common Stock offered in this offering (approximately $84.05 million if the underwriters exercise their over-allotment option in full), after deducting estimated discounts and commissions and estimated offering expenses payable by us.

Note 2 — Basis of the Presentation

The unaudited pro forma financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The adjustments in the unaudited pro forma financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of the Company upon consummation of the offering in accordance with U.S. GAAP.

The unaudited pro forma condensed financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Transaction occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the offering and the other events contemplated by the offering are expected to be used for general corporate purposes. Further, the unaudited pro forma condensed financial information does not purport to project the future operating results or financial position of the Company following the consummation of the offering. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of the unaudited pro forma condensed financial information and are subject to change as additional information becomes available and analyses are performed.

Anticipated Accounting Treatment

The transaction between the Company and Investors is expected to be accounted for as an equity raise, in accordance with the accounting requirements under ASC 505, the offering cost incurred will be applied to additional paid in capital.

Note 3 — Transaction Accounting Adjustments to the Company’s Unaudited Pro Forma Condensed Balance Sheet as of December 31, 2025:

The transaction accounting adjustments included in the unaudited pro forma condensed balance sheet as of December 31, 2025 are as follows:

A.     Reflect the cash proceeds from the offering. Under the offering the Company is offering 7,775,000 of Common Stock at a Public Offering of $10.00 per share. The Company expects to receive approximately $73.09 million in net proceeds from the sale of our shares of Common Stock offered in this offering (approximately $[84.05] million if the underwriters exercise their over-allotment option in full), after deducting estimated discounts and commissions and estimated offering expenses payable by us.

B.      Reflects the conversion into shares of 435,000 Common Stock for the full settlement of Convertible promissory notes. The Company’s October 2025 convertible promissory notes contained a conversion feature whereby, upon consummation of the Business Combination with TSH Company, the note converted into 355,000 and 80,000 shares of the Company’s Common Stock. The Company treated this conversion feature as an embedded derivative in accordance with ASC 815 and bifurcated the embedded derivative from the host contract. As such at settlement the promissory note and related carrying value of conversion feature were fully settled with the issuance of 435,000 shares of Common Stock. The shares were valued at $2.99 million based on level 3 valuation approach. Resulting in a change in fair value at settlement of $0.37 million applied to accumulated deficit.

C.     Reflects the repayment of the Company Merger consideration in the original principal amount of $12 million.

D.     Reflects issued of Series A Preferred Stock in connection with the January 23, 2026 Securities Purchase Agreement (the “Purchase Agreement”) with Creto IRRX PIPE Investment, LLC (the “Investor”), pursuant to which the Company agreed to sell an aggregate of 50,000 shares of its Series A Convertible Preferred Stock, par value $0.0001 per share and stated value $100.00 per share (the “Preferred Stock”), for gross proceeds of approximately $5,000,000 in a private placement. The Purchase Agreement also includes an option for the Investor to purchase up to an additional 30,000 shares of Preferred Stock for $3,000,000 within sixty (60) days of the Closing Date, subject to the mutual agreement of the Company and the Investor. The transaction occurred in three closings: the first closing for 25,500 shares occurred on January 23, 2026, the second closing for 27,500 shares occurred on February 6, 2026, and the third closing for 4,500 shares occurred March 23, 2026. The three closings with the Investor resulted in the issuance of 57,500 shares of Preferred Stock for total proceeds of $5,750,000.

Based on the features described, mandatory fixed dividends, redemption at the holder’s option, and conversion rights, the preferred shares are likely to be classified as temporary equity rather than permanent equity. If redemption is not solely within the issuer’s control and settlement is not exclusively in shares, liability classification may be appropriate. However, if the issuer controls settlement and redemption is not mandatory, equity classification may be possible. The predominance of debt-like features (mandatory redemption, fixed dividends) supports temporary equity or liability classification under ASC 480-10-S99 and ASC 815. The analysis is currently being reviewed as such for pro forma purpose the cash value of the Purchase Agreements was applied to Temporary Equity based on preliminary conclusions.

E.      Reflects the issued of Series A Preferred Stock in connection with the March 9, 2026, Securities Purchase Agreement (the “Purchase Agreement”) with B H, Inc., a Utah corporation (the “Buyer”), pursuant to which the Company agreed to issue and deliver to the Buyer an aggregate of 7,056 shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Shares”). Upon issuance of the Preferred Shares, the Debt is deemed fully satisfied, discharged and cancelled, and the Buyer has released all claims against the Company arising out of or related to the Debt.

Note 4 — Transaction Accounting Adjustments to the Company’s Unaudited Pro Forma Condensed Statement of Operations for the year ended December 31, 2025:

The transaction accounting adjustments included in the unaudited pro forma condensed statement of operation for the year ended December 31, 2025 are as follows:

(AA) Reflects the change in fair value of the convertible upon settlement and issuance of shares as noted in adjustment B above, assuming the transaction had closed on January 1, 2025.

(BB) Reflects the operation of TSII assuming the transaction had closed on January 1, 2025 through December 12, 2025 the date the transaction closed. Any operating result subsequent to December 12, 2025 are included in the historical figures included in December 31, 2025 column.

Note 5 — Net (Loss) Income per Share

The following table shows the net (loss) income per share calculated using the historical weighted average shares of Common Stock outstanding for the year ended December 31, 2025.

Year Ended December 31, 2025	Offering
Pro forma net loss	$(21,571,226)
Pro forma weighted average shares outstanding – basic and diluted	14,785,561
Net income (loss) per share – basic and diluted	$(1.46)
Pro Forma Weighted Average Shares
TSII shareholders	800,000
Public shareholders(1)	25,561
Sponsor and underwriter(1)	5,750,000
Convertible note holders	435,000
Public Offering	7,775,000
Pro forma weighted average shares outstanding, basic and diluted(2)(3)	14,785,561

____________

(1)      This amount excludes 9,400,000 private warrants and 11,500,000 public warrants outstanding of the Company.

(2)      This amount includes the shares issuable under the exchange for the October 2024 convertible note of 355,000 and the October 2025 convertible note of 80,000 shares.

(3)      This amount excludes 645,559 common stock equivalents held in under the 64,556 Series A Preferred that are outstanding as a result of the funding on January 23, 2026 and the payable settlement with BH, Inc on March 9, 2026.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of the Company’s financial condition and results of operations in conjunction with the Company’s consolidated financial statements and the related notes included elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. The Company’s actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this proxy statement/prospectus.

Overview

Integrated Rail & Resources Inc. is an energy infrastructure and processing company focused on upgrading and redeploying legacy oil sands and refining assets to support third-party feedstock processing and refined-product delivery. The Company is a Delaware corporation that, in 2025, merged with Tar Sands Holdings II, LLC (“TSII”). Its core assets are located at Asphalt Ridge in northeastern Utah — one of the largest and most accessible oil sands deposits in the United States — where the Company owns 760 acres of fee-simple land, a permitted open-pit mine, and an existing large-scale extraction, refining and terminating facility in Vernal, Utah (the “Facility”).

With the planned equity and debt capital raises following the Business Combination, together with commitments under the Shell Commitment Agreement, the Company intends to upgrade and bring its existing Facility online to process and refine third-party crude feedstock into products meeting customer specifications. The Facility has been substantially constructed and refurbished over time, with more than $60 million historically invested in extraction, separation, and infrastructure upgrades, and prior commissioning activities have demonstrated that commercial-scale oil extraction is feasible. Rather than pursuing near-term oil sands development, the Company’s current strategy is to leverage its permitted mine site, processing infrastructure, and transportation assets — including an on-site transload and terminal facility — to support contracted feedstock processing and refining for Shell Trading US Company (“STUSCO”) and other potential customers. This approach positions the Company at the intersection of energy infrastructure, refining services, and logistics, with a capital-efficient path to commercialization through the reactivation and modernization of existing assets.

We have conducted phospholipidosis and toxicology studies on our processing capabilities and have completed a Phase 1 Front-End Loading (“FEL”) engineering review by Becht Engineering BT, Inc. in January 2025, with FEL-2 completed in January 2026 and FEL-3 expected by April 2026. The expected In-Service Date for the Facility is during the second half of 2027. We expect to continue to make investments in engineering, permitting, and construction to bring our Facility online.

We have incurred significant net losses to date. Our ability to generate revenue sufficient to achieve profitability will depend on our ability to successfully upgrade and commission our Facility and commence processing operations under the Shell Commitment Agreement. As of December 31, 2025, we had cash and cash equivalents of $372,165 and accumulated deficit of $40,622,120. During the year ended December 31, 2025, we had operating losses of $5,774,457 and used $1,928,466 of cash in operations. These losses have resulted primarily from costs incurred in connection with professional fees, salaries and wages, accretion and depreciation expenses, and certain costs associated with the Business Combination. We expect to continue to incur significant expenses and operating losses for the foreseeable future until the second half of 2027, the expected In-Service Date for the Facility.

Business Combination

On December 12, 2025, we consummated a business combination pursuant to an agreement and plan of merger, dated as of August 30, 2024 (the “Initial Merger Agreement,” as subsequently amended), by and among Integrated Rail and Resources Acquisition Corp., TSII and certain other parties. Upon the closing of the Business Combination, TSII became our wholly owned subsidiary, and the Company changed its name from Integrated Rail and Resources Acquisition Corp. to Integrated Rail & Resources Inc.

The Business Combination was accounted for as an asset acquisition. Prior to the Business Combination, the Company was a blank check company incorporated for the purpose of effecting a Business Combination. As a result, the Company’s historical financial results prior to the Business Combination reflect the operations of the SPAC, and the financial results after the Business Combination reflect the combined operations.

Equity Shares

Upon the close of our business combination, all outstanding shares of the Company’s Class A common stock converted to shares of Company common stock on a one-for-one basis.

Components of Our Results of Operations

Revenues

The Company has not reported any revenue for the years ended December 31, 2025 and 2024 and does not anticipate reporting any significant revenues until the Facility comes into service. The expected In-Service Date for the Facility is during the second half of 2027.

Accretion and depreciation expenses

The Company has an Asset Retirement Obligation (“ARO”) recorded that is associated with its oil and natural gas property; the fair value of the ARO was recorded as a liability and is accreted over time until the date the ARO is to be paid. Associated with this property is the asset retirement cost, which is the estimated cost of retiring the asset, whereas the asset retirement obligation is the estimated reclamation cost once the asset is deemed to be no longer productive. The asset retirement cost was fully impaired at the time the oil-producing assets were impaired.

Salaries and wages expenses

Salaries and wages expenses include all payroll-related expenses, including benefits and payroll taxes. Salaries and wages expenses were higher for the year ended December 31, 2025, as compared to December 31, 2024 as we did not pay salaries in the year ended December 31, 2024.

Property tax

The Company accrues property tax for the estimated tax obligations that are paid on an annual basis. The property tax estimates are trued up to actual property tax obligations on an annual basis as payments are made and actual obligations are settled.

Professional fees

The Company paid additional accounting, legal, and consulting fees during the year ended December 31, 2025 in conjunction with the Business Combination Agreement with the SPAC. There were fewer expenses incurred during the prior period.

Other expenses

Other expenses include miscellaneous operating expenses related to maintaining the property for items such as utilities and insurance. The increase was primarily attributable to an increase in our Delaware franchise taxes driven by the closing of our Business Combination.

Income tax

The Company was a corporation under provisions of the Internal Revenue Code and had elected to be treated as a corporation for income tax purposes. Due to a net loss, there was no income taxes accrued for the year ended December 31, 2025.

Results of Operations

Prior to the close of the business combination, we were a SPAC and had neither engaged in any operations nor generated any operating revenues. Our only activities from inception through December 12, 2025 were organizational activities and those necessary to prepare for the Initial Public Offering and an initial Business Combination. We generated non-operating income in the form of interest income on marketable securities held in the Trust Account after the Initial Public Offering. After the close of the business combination, we have not generated any operating revenue.

For the year ended December 31, 2025, we had a net loss of $20,882,176, which consisted of a change in fair value of warrant liabilities of $14,558,000, interest expense of $350,342, excise tax interest and penalties of $535,632 operating costs of $5,774,457 and provision for income taxes of $64,133, partially offset by interest and income earned on cash and investments in the Trust Account of $68,722, recovery of offering costs attributable to partial waiver of deferred underwriting fee, and a change in the fair value of the conversion event liability of $63,513.

For the year ended December 31, 2024, we had a net loss of $4,822,902, which consisted of a change in fair value of warrant liabilities of $2,090,000, interest expense of $422,128, change in fair value of conversion event liability of $17,821, operating costs of $3,054,750, a provision for income taxes of $462,092 and excise tax interest and penalties of $214,457, partially offset by interest and income earned on cash and investments in the Trust Account of $1,438,346.

Liquidity and Capital Resources

As of December 31, 2025, we had cash and cash equivalents of $372,165 and accumulated deficit of $40,622,120. During the year ended December 31, 2025, we had operating losses of $5,774,457 and used $1,928,466 of cash in operations. We are dependent upon equity and debt financing to support our operations until such time as our Facility becomes operational and generates revenue.

We expect to incur significant expenses and operating losses for the foreseeable future as we continue our efforts to upgrade and commission our facility and bring it online. We estimate that we will incur approximately $15 million in costs and related fees largely consisting of legal and investment banking merger advisory and financing services, approximately $80 million to refurbish the Facility, approximately $28 to $29 million for capital obligations related to the Business Combination, and $18 to $20 million in general business expenses. We believe we will be able to consistently generate revenue during the second half of 2027, at which point we will no longer need additional financing.

Our only source of liquidity at December 31, 2025 is our cash on hand. We plan on issuing debt and equity financing to fund operations and the costs of upgrading and bringing the existing Facility online to process and refine third-party crude feedstock into products meeting customer specifications. We cannot offer any assurances that such capital raises will be available in sufficient amounts or at an acceptable cost.

On March 9, 2026, the Company took steps to satisfy $1,455,589 of outstanding payables to B H, Inc. The Company made a cash payment of $750,000 and issued 7,056 share of the Company’s Series A Convertible Preferred Stock, having the designation, preferences, rights, privileges, powers and terms and conditions as specified in the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, as filed with the Secretary of State of the State of Delaware on January 23, 2026, in full satisfaction and discharge of the $1,455,589 owed to B H, Inc.

Future Liquidity Needs

We intend to overcome the circumstances that impact our ability to remain a going concern through a combination of expanding our revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing; however, we may not have commitments from third parties for a sufficient amount of additional capital. We cannot be certain that any such financing will be available on acceptable terms, or at all, and our failure to raise capital when needed could limit our ability to continue our operations. Our ability to obtain additional funding will determine our ability to continue as a going concern.

In connection with the PIPE SPA with Creto IRRX PIPE Investment, LLC, entered into on January 23, 2026, Creto invested $2,550,000 on January 23, 2026, an additional $2,750,000 on February 6, 2026, and a further $450,000 on March 23, 2026 in exchange for the Company’s Series A Convertible Preferred Stock. We may receive additional financing not to exceed $8.0 million in aggregate through the sale of Series A Convertible Preferred Stock. We have based our anticipated operating capital requirements on assumptions that may prove to be incorrect, and we may use all our available capital resources sooner than we expect.

We anticipate that we will continue to incur net losses into the foreseeable future as we invest in upgrading our Facility, complete permitting, and prepare for commencement of commercial operations. As a result, we have concluded that there is substantial doubt about our ability to continue as a going concern within one year after the date that the consolidated financial statements are issued. See Note 1 of the notes to our consolidated financial statements included in this Registration Statement.

Material Cash Requirements

As of December 31, 2025, we have promissory notes and other obligations outstanding, including a Note Payable due to the Sponsor of $5,273,225, Notes Payable due to related parties of $2,043,710, working capital expenses due to Endeavor of $47,319, a working capital loan due to the Sponsor of $17,935, fees for investment banking advisory services of $1,750,000, investment banking fees of $1,750,000 to satisfy the fee agreement from our Initial Public Offering, and three convertible promissory notes totaling $1,900,000.

Off-Balance Sheet Arrangements

We did not have, during the periods presented, and we do not currently have, any off-balance sheet arrangements, as defined under applicable SEC rules. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Cash Flows

The following table summarizes our cash flows for each of the periods presented (in thousands):

	Year Ended December 31,
	2025	2024	Change
Net cash used in operating activities	$(1,928,466)	$(2,544,827)	$616,361
Net cash provided by investing activities	4,123,683	70,932,201	(66,808,518)
Net cash used in financing activities	(1,051,906)	(68,347,625)	67,295,719
Net change in cash and cash equivalents	$1,143,311	$39,749	$1,103,562

Cash Flows from Operating Activities

For the year ended December 31, 2025, cash used in operating activities was $1,928,466. Net loss of $20,882,176 was affected by change in fair value of Warrant Liabilities of $14,558,000, interest and income on cash and Trust Account investments of $68,722, interest expense of $350,508, change in fair value of conversion event liability of $63,513 and recovery of offering costs attributable to partial waiver of deferred underwriting fee of $268,153. Changes in operating assets and liabilities provided $4,433,713 of cash from operating activities.

For the year ended December 31, 2024, cash used in operating activities was $2,544,827. Net loss of $4,822,902 was affected by change in fair value of Warrant Liabilities of $2,090,000, interest and income on Trust Account investments of $1,438,341, interest expense of $422,128 and change in fair value of conversion event liability of $17,821. Changes in operating assets and liabilities provided $1,186,467 of cash from operating activities.

Cash Flows from Investing Activities

For the year ended December 31, 2025, cash provided by investing activities was $4,123,683 and affected by cash withdrawn from Trust Account for payment to redeeming stockholders for $3,032,225, transfer of funds from Trust Account for payment of franchise and income taxes of $72,283, payment for asset acquisition of $817,285, cash deposited in Trust Account of $210,006 and cash withdrawn from the Trust Account upon closing of trust account of $280,694.

For the year ended December 31, 2024, cash provided by investing activities was $70,932,201 and affected by cash withdrawn from Trust Account for payment to redeeming stockholders for $70,178,335, transfer of funds from Trust Account for payment of franchise and income taxes of $1,443,866 and cash deposited in Trust Account of $690,000.

Cash Flows from Financing Activities

For the year ended December 31, 2025, cash used in financing activities was $1,051,906 affected by a payment to redeeming stockholders for $3,032,225, proceeds from convertible promissory note of $400,000, repayment of a notes payable from Sponsor of $120,000, repayment of a note payable — related party of $92,000, and proceeds from a notes payable to a related party of $1,745,000.

For the year ended December 31, 2024, cash used in financing activities was $68,347,625 affected by a payment to redeeming stockholders for $70,178,335, proceeds from convertible promissory note of $1,500,000, proceeds from a note payable from Sponsor of $540,000, and a repayment of note payable — related party of $209,290.

Critical Accounting Estimates

Our accounting policies are more fully described in Note 2 of the consolidated financial statements to this Registration Statement. As disclosed therein, the preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions about future events that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ significantly from those estimates.

Impairment of Other Long-lived Assets

The Company reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. The Company assesses the recoverability of the carrying value of the asset by estimating the future net undiscounted cash flows expected to result from the asset, including eventual disposition. If the future net undiscounted cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and estimated fair value.

Asset Retirement Obligations

ARO consists of future land reclamation expenses on open mine properties. The fair value of the ARO was recorded as a liability in the period in which the mine was acquired with a corresponding increase in the carrying amount of asset retirement costs of the assets. The liability is accreted for the change in its present value each period based on the expected dates that the mine will be required to be reclaimed. The future estimated reclamation cost was determined to be $796,000, discounted over an estimated life of 10 years using a credit-adjusted risk-free rate of 7.46%.

Income Taxes

On July 4, 2025, President Trump signed into law the One Big Beautiful Bill Act (“OBBBA”). ASC 740, “Income Taxes”, requires the effects of changes in tax laws to be recognized in the period in which the legislation is enacted. The Company is currently evaluating the impact of the new law. However, none of the tax provisions are expected to have a significant impact on the Company’s financial statements.

Derivative Liabilities

In determining the fair value of the Warrants and conversion event, assumptions related to market activity, expected share-price volatility, expected time to consummating a business combination, risk-free interest rate, discount rate, probability of closing on a business combination, and a market adjustment for an implied probability of closing on a business combination are utilized. The fair value of the warrant liabilities and conversion event liability is subject to change in future periods based on the underlying assumptions and changes in market data.

Recent Accounting Standards

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”), which will require the company to disclose specified additional information in its income tax rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. ASU 2023-09 will also require the company to disaggregate its income taxes paid disclosure by federal, state and foreign taxes, with further disaggregation required for significant individual jurisdictions. The Company adopted ASU 2023-09 on January 1, 2025 on a prospective basis.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material adverse effect on the Company’s consolidated financial statements.

Emerging Growth Company

An “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. As a result, changes in GAAP or their interpretation, the adoption of new guidance or the application of existing guidance to changes in the Company’s business could significantly affect our business, financial condition and results of operations.

In addition, we are in the process of evaluating the benefits of relying on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, as an emerging growth company, we may take advantage of certain exemptions from various reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include, but are not limited to:

•        an exemption from compliance with the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

•        an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation;

•        reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements and registration statements; and

•        exemptions from the requirements of holding non-binding advisory votes on executive compensation or golden parachute arrangements.

The Company qualifies and will remain as an emerging growth company until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the initial public offering, (b) in which the Company has a total annual gross revenue of at least $1.235 billion, or (c) in which the Company is deemed to be a large accelerated filer, which means the market value of the common equity of the Company that is held by non-affiliates equals or exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which the Company has issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Smaller Reporting Company

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that (i) the market value of our voting and non-voting common stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or (ii) our annual revenues are less than $100 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter.

OUR BUSINESS

Stockholders should read this section in conjunction with the more detailed information about the Company contained in this prospectus, including our audited financial statements and the other information appearing in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Description of the Business

The Company traces its acquired assets to Tar Sands Holdings II, LLC, a Utah limited liability company formed in 2013 and is now a wholly owned subsidiary of the Company. In 2013, TSII acquired certain oil and gas assets at Asphalt Ridge, northeastern Utah, in connection with the bankruptcy of the prior owner of such assets. Since that time, the Company has not conducted meaningful operations of these assets. The Company intends to upgrade and bring its Facility online in order to process and refine feedstock oil to produce products to customer specifications.

Our primary assets include:

•        Ownership of 760 acres of core drilled land in fee simple absolute at Asphalt Ridge in northeastern Utah, consisting of two (2) designated mining tracts — the South “A” Tract and the “D” Tract (together, the “Property”);

•        A mine facility located on the South “A” Tract (the “Mine”); and

•        A large-scale mining permit for the Mine;

•        A refinery to operate in conjunction with the Mine; and

•        The processing infrastructure, including a loading terminal.

Shell Commitment Agreement

The following is a summary of the Shell Commitment Agreement between STUSCO and the Company entered into on May 7, 2025. Under this arrangement, STUSCO is the exclusive supplier of crude oil to the Facility, and the exclusive purchaser of refined products from the Facility, for an initial term of seven years following commencement of operations, with automatic two-year renewal periods thereafter unless terminated by STUSCO. The Company is responsible for the restoration and operation of the Facility at its own cost and risk, and must meet certain conditions precedent, including completion of construction and regulatory approvals, before the agreement becomes fully effective. The agreement provides for pricing based on published market indices with fixed differentials and includes provisions addressing exclusivity, right of first refusal on facility expansions, most favored nation terms, and customary termination, force majeure, and indemnification clauses.

On February 13, 2026, the Company and STUSCO entered into Amendment No. 1 to the Crude Oil Supply, Offtake, and Processing Agreement, which modified certain terms of the original agreement, including increasing the permitted debt limit under the agreement, modifying STUSCO’s reimbursement obligations during suspension periods, and updating certain definitions and payment terms. The amendment also includes provisions related to termination payments and capacity marketing during cost suspensions, while reaffirming the original agreement’s enforceability.

Property

The hydrocarbon potential for oil sands is widely recognized. North America contains the largest known oil sand deposit in the world, Utah contains the largest known U.S. oil sand deposit, and Asphalt Ridge is one of Utah’s largest and most accessible oil sands deposit. The Asphalt Ridge oil sand deposit is located in the Uinta Basin in eastern Utah near the town of Vernal. It is situated on the east flank of the Uinta Basin syncline dipping to the southwest at 3 to 8 degrees. Numerous faults of differing size occur along Asphalt Ridge, which help define the oil-saturated areas. The deposit is comprised of unconsolidated oil-wet sandstone up to 300 feet in thickness, with overburden thickness ranging from 0 to 500 feet. There are three well-defined priority “pit” areas of Asphalt Ridge where the surface mineable reserves are principally located. These areas are referred to as the “A,” “D,” and “South” Tracts. The Company acquired the “A” and “D” Tracts in 2013, which provides it with the most concentrated oil sands reserves at Asphalt Ridge. It is not anticipated that oil sands will be developed in the near term. Instead, the Company will focus on processing feedstock under the Shell Commitment Agreement.

Facility

The Company’s existing extraction facility is located on the “A” Tract. This open pit has been mined since the 1920’s (primarily for asphalt and road base) and the initial overburden has been removed and necessary regulatory approvals are in place. In 1999, approximately $23 million was expended to construct a solvent (surfactant) 2,000 barrel per day facility to produce bitumen and recover 1,000 barrels of solvent. This process proved unsuccessful, primarily due to severe emulsion issues created by the surfactants. The operator then tested and confirmed the commercial viability of using a modified hot water process to separate oil from sand (the “Separation Technology”). However, low oil prices at the time stalled upgrades to the Facility that were necessary in order to utilize the Separation Technology. In 2008, approximately $39 million of additional capital was expended to enhance the Separation Technology, refurbish the entire Facility to utilize the Separation Technology, reconfigure and expand existing infrastructure and re-construct the Mine site. Major areas of the refurbished production Facility have been successfully tested and commissioned with oil sands. The result of the commissioning process has demonstrated that oil extraction is commercially feasible. However, operations were shut down in February 2010 due to lack of funding.

It is anticipated that the majority of the existing equipment associated with the refining process will be utilized to produce commercial products for the Customer. Additional equipment and process changes will be required to achieve this and will be redesigned to accommodate the Customer feedstock. Existing tar sand handling facilities will be properly decommissioned and removed from the location to improve environmental conditions and make room for anticipated refining expansions.

The Property also includes a transload truck facility and terminal, which will be expanded as required to allow for efficient terminalling and transportation crude feedstock and refined products. The Customer will be responsible for delivery of feedstock and refined products.

Phase 1 Engineering Review

Becht Engineering BT, Inc., an engineering, inspection, and capital reserve consulting firm (“Becht”) was engaged to initiate a three-staged Front-End Loading (“FEL”) engineering review to assess the technical and economic feasibility of existing equipment to meet processing requirements and identify equipment changes, modifications and additions necessary to achieve production targets. The first of three FEL stages (“Phase 1”) was completed in January 2025. Phase 1 deliverables include a feasibility report and an AACE Class V cost estimate. The feasibility report focused strictly on process engineering feasibility and rough order of magnitude costs.

The remaining FEL stages will be conducted by BHI, Co. an engineering, procurement, and construction firm (“BHI”), with Becht transitioning to the role of owner’s support and technical consultants for the remainder of the project. The second of the three FEL stages (“FEL-2”) was completed in January 2026. The third of the three FEL stages (“FEL-3”) is expected to be completed by April 2026. The estimated cost for all three FEL stages is $3.6 million ($1 million to Becht and $2.6 million to BHI). The expected In-Service Date is Q3 2027.

Permitting

The Company has in place key permits for original operations and has determined, through initial investigation, that these permits will require certain amendments to address changes in feedstock, refined products and operational capacity. Because the Facility is located on private property, the State of Utah has primary regulatory authority, and the State of Utah has been generally supportive of energy and related processing operations like those anticipated by the Company. As a result, the Company does not anticipate any significant delays with respect to project scheduling due to permitting. In addition, the Company believes that existing permits cover more activities than will be engaged in going forward. In other words, the Company believes it is “over permitted” with respect to its new business plan.

Development Plan

Refining process, equipment and storage will be designed and installed to achieve an initial throughput target of 16,500 barrels per day. Permitting activities will be undertaken to coincide with the production targets and emission control technologies associated with the facilities. It is anticipated that the refining capacity will be expanded over time to increase throughput to match Customer and market demand. Conventional, proven processes and technologies will be utilized and will be built and operated in accordance with safety, environmental and regulatory requirements.

Market Opportunity

We believe that we can establish profitable oil and gas operations in Utah, where our permitted Facility is located, and elsewhere in the western United States. The oil and gas industry currently appears operationally favorable in Utah, and we believe that the overall operating environment and the market for oil and gas in Utah should remain favorable for the foreseeable future. We believe our operations will help meet domestic oil and gas needs that are expected to remain strong for the foreseeable future, and in doing so, we will also support the country’s goal of energy independence.

Products and Target Markets

The Company will be supplied crude oil volumes by the Customer to store, process and deliver refined products on the downstream side of the refinery. The Customer is a global, integrated oil producer that is responsible for the offtake and marketing of the finished products. As such the commodity and market risks will be borne primarily by the Customer with guaranteed minimum volumes to ensure refining operations remain economic.

Customers

We anticipate that our principal customer will initially be STUSCO pursuant to the Shell Commitment Agreement, and in the future would include other refiners, independent marketers, and retailers. Diesel fuel would be sold to refiners, wholesalers, and railroads; jet and maritime fuel would be sold for commercial airline and maritime use; specialty lubricant products would sold in both commercial and specialty markets, and LPG’s would be sold to LPG wholesalers and LPG retailers.

Our initial operations and sales will be conducted pursuant to the Shell Commitment Agreement with STUSCO. See “Description of the Business — Shell Commitment Agreement” for a further description of the Shell Commitment Agreement.

Competition

All facets of the energy industry are highly competitive. Our competitors include major integrated, national, and independent energy companies. Many of these competitors have financial and technical resources and staff which may allow them to better withstand and react to changing and adverse market conditions. In addition, the energy industry is subject to global economic and political factors and changing governmental regulations. Our operating results are affected by changes in pricing for crude oil, feedstocks, and natural gas, as well as changes in the markets that we serve.

Typical competition in the refining space is heavily dependent on price of feedstock compared to the value of refined products which exposes many of the refiners to commodity risks associated with both upstream and downstream markets. The structure of this business, with the Shell Commitment Agreement with a major Customer in place, facilitates competitiveness against larger market peers. Additionally, due to the location of this processing facility, we believe that the Company is the only refiner in the Uinta Basin that can improve competitive economics related to lower transportation costs, which other refiners in the region are currently unable to capture.

Corporate Information

Our principal executive office is located at 400 W. Morse Blvd, Suite 220, Winter Park, FL 32789 and our telephone number is (321) 972-1583.

Available Information

Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any other materials that we file with, or furnished to, the U.S. Securities and Exchange Commission (“SEC”) by us will be available on the SEC’s website at www.sec.gov.

ENVIRONMENTAL REGULATIONS

Our activities are subject to federal, state, and local laws and regulations governing environmental quality and pollution control. We are subject to extensive and evolving federal and state environmental regulations governing air emissions, wastewater discharges, and solid and hazardous waste management activities. Many of these regulations are becoming increasingly stringent, and the cost of compliance can be expected to increase over time. Our policy is to accrue environmental and clean-up related costs of a non-capital nature when it is probable that a liability has been incurred and the amount can be reasonably estimated. Such estimates may be subject to revision in the future as regulations and other conditions change.

Climate Change and Regulation of Greenhouse Gases

According to many scientific studies, emissions of CO2, methane, NOX, and other gases commonly known as GHG are contributing to global warming of the earth’s atmosphere and to global climate change. In response, legislative and regulatory initiatives have been underway to limit GHG emissions. The U.S. Supreme Court determined that GHG emissions fall within the federal Clean Air Act (“CAA”) definition of an “air pollutant” and EPA promulgated an endangerment finding, paving the way for regulation of GHG emissions under the CAA. The EPA has now begun regulating GHG under the CAA. New construction or material expansions that meet certain GHG emissions thresholds will likely require that, among other things, a GHG permit be issued in accordance with the federal CAA regulations, and we would be required, in connection with such permitting, to undertake a technology review to determine appropriate controls to be implemented in order to reduce GHG emissions. The EPA has also promulgated rules requiring large sources to report their GHG emissions, which we may become subject to in the future.

Additional regulatory, legislative, and judicial developments are likely to occur in the future. Such developments may affect how these GHG initiatives will impact us. They may also impact the use of and demand for petroleum products, which could impact our business. Further, apart from these developments, tort claims alleging property damage against GHG emissions sources may be asserted. Due to the uncertainties surrounding the regulation of and other risks associated with GHG emissions, we cannot predict the financial impact of related developments on us.

National Ambient Air Quality Standards

The EPA has adopted a number of more stringent National Ambient Air Quality Standards (“NAAQS”). States are required to develop State Implementation Plans and ultimately local air districts are required to adopt rules designed to improve air quality over time. More stringent air pollutant standards and corresponding rules have already impacted and will continue to cause many refineries to invest heavily in additional air pollution controls. On October 1, 2015, the EPA adopted rules, which were reaffirmed in December 2020, that substantially tightened the NAAQS for ground-level ozone. These rules are causing many areas of the country to develop requirements for additional controls and limits on combustion emissions and emissions of volatile organic compounds. In October 2021, the EPA announced its intent to revisit the December 2020 decision retaining the 2015 NAAQS standard, opening the door to potential additional tightening of those standards and additional requirements for states around the country to adopt more stringent controls. On February 7, 2024, EPA lowered the fine particulate NAAQS standards. We do not currently anticipate that the NAAQS standards will materially impact our operations, but the new standards could materially impact future projects or expansions.

Fuel Standards

In 2007, the U.S. Congress passed the Energy Independence and Security Act (“EISA”) which, among other things, set a target fuel economy standard of 35 miles per gallon for the combined fleet of cars and light trucks in the U.S. by model year 2020 and contained an expanded Renewable Fuel Standard (the “RFS”). In August 2012, the EPA and National Highway Traffic Safety Administration (“NHTSA”) jointly adopted regulations that establish vehicle carbon dioxide emissions standards and an average industry fuel economy of 54.5 miles per gallon by model year 2025. On March 31, 2022, the EPA and NHTSA published a final rule containing additional fuel efficiency standards for cars and light trucks that include 8-10% reductions of GHG emissions annually through model year 2026. On July 28, 2023, NHTSA issued a notice of proposed rulemaking for cars and light trucks for model years 2027 – 2032. By model year 2032, the revised standards would require an industry-wide fleet average of 58 miles per gallon for passenger cars and light-duty trucks. Higher fuel economy standards have the potential to reduce demand for our refined transportation fuel products.

Under EISA, the RFS requires an increasing amount of renewable fuel to be blended into the nation’s transportation fuel supply. Over time, higher annual RFS requirements have the potential to reduce demand for our refined transportation fuel products. In the near term, the RFS will be satisfied primarily with fuel ethanol blended into gasoline. We, and other refiners subject to the RFS, may meet the RFS requirements by blending the necessary volumes of renewable fuels produced by us or purchased from third parties. To the extent that refiners will not or cannot blend renewable fuels into the products they produce in the quantities required to satisfy their obligations under the RFS program, those refiners must purchase renewable credits, referred to as Renewable Identification Numbers (“RINs”), to maintain compliance. To the extent that we exceed the minimum volumetric requirements for blending of renewable fuels, we can retain these RINs for current or future RFS compliance or sell those on the open market.

Additionally, the RFS enables the EPA to exempt certain small refineries from the renewable fuels blending requirements in the event such requirements would cause disproportionate economic hardship to that refinery. Litigation surrounding the 2022 RFS volumetric requirements and other aspects of those final rules, including the EPA’s denial of small refinery relief, is ongoing.

The RFS may present production and logistics challenges for both the renewable fuels and the petroleum refining and marketing industries in that we may have to enter into arrangements to purchase RINs with other parties or purchase cellulosic biofuels RINs waivers from the EPA to meet our obligations to use advanced biofuels, including biomass-based diesel and cellulosic biofuel, with potentially uncertain supplies of these new fuels.

In October 2010, the EPA issued a partial waiver decision under the federal CAA to allow for an increase in the amount of ethanol permitted to be blended into gasoline from 10% (“E10”) to 15% (“E15”) for 2007 and newer light duty motor vehicles. In 2019, the EPA approved year-round sales of E15, but that approval has been overturned by the courts and, as of January 10, 2022, the U.S. Supreme Court has declined to review further appeals on that subject. On July 2, 2021, a three-judge panel of the U.S. Court of Appeals for the District of Columbia Circuit vacated the EPA’s approval of year-round E15 sales. However, in response to supply challenges caused in part by Russia’s invasion of Ukraine, the EPA has issued certain emergency waivers to permit additional E15 sales. There are numerous issues, including state and federal regulatory issues, that need to be addressed before E15 can be marketed on a large scale for use in traditional gasoline engines; however, increased renewable fuel in the nation’s transportation fuel supply could reduce demand for our refined products.

The EPA also published a final Tier 3 gasoline standard that requires, among other things, that gasoline contain no more than 10 parts per million (“ppm”) sulfur on an annual average basis and no more than 80 ppm sulfur on a per-gallon basis. The standard also lowered the allowable benzene, aromatics, and olefins content of gasoline.

There will be compliance costs and uncertainties regarding how we will comply with the various requirements contained in the EISA, RFS, and other fuel-related regulations. We may experience a decrease in demand for refined petroleum products due to an increase in combined fleet mileage or due to refined petroleum products being replaced by renewable fuels.

Solid and Hazardous Waste

Our business generates waste, which may include hazardous waste, that is subject to regulation under the federal Resource Conservation and Recovery Act (“RCRA”) and state statutes. The EPA has limited the disposal options for certain hazardous wastes and state regulation of the handling and disposal of certain wastes associated with refining operations is becoming more stringent. We believe that our operations are in material compliance with all applicable RCRA regulations.

Superfund

The Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), also known as the “Superfund” law, imposes liability, without regard to fault or the legality of the original conduct, on certain persons with respect to the release or threatened release of a “hazardous substance” into the environment. These persons include the current owner and operator of a site, any former owner or operator who operated the site at the time of a release, transporters, and persons that disposed or arranged for the disposal of hazardous substances at a site. CERCLA also authorizes the EPA and, in some cases, third parties to take actions in response to threats to the public health or the environment and to seek to recover from the responsible persons the costs of such action. State statutes impose similar liability.

Under CERCLA, the term “hazardous substance” does not include “petroleum, including crude oil or any fraction thereof,” unless specifically listed or designated. While this “petroleum exclusion” lessens the significance of our operations, we may generate wastes that may fall within CERCLA’s definition of a “hazardous substance” in the course of our ordinary refining operations. Although we and, to our knowledge, our predecessors have used operating and disposal practices that were standard in the industry at the time, “hazardous substances” may have been disposed or released on, under, or from the properties currently or historically owned or leased by us or on, under, or from other locations where these wastes have been taken for disposal. At this time, we do not believe that we have any material liability associated with any Superfund site and we have not been notified of any claim, liability, or damages under CERCLA.

Oil Pollution Act

The Oil Pollution Act of 1990 (“OPA”) and regulations thereunder impose a variety of requirements on “responsible parties” related to the prevention of crude oil spills and liability for damages resulting from such spills in U.S. waters. A “responsible party” includes the owner or operator of a facility or vessel or the lessee or permittee of the area in which an offshore facility is located. While liability limits apply in some circumstances, few defenses exist to the liability imposed by the OPA. We are not aware of the occurrence of any action or event that would subject us to liability under OPA and we believe that compliance with OPA’s financial responsibility and other operating requirements will not have a material adverse effect on us.

Discharges and Marine Protection

The Clean Water Act (“CWA”) regulates the discharge of pollutants to waters of the U.S., including wetlands, and requires a permit for the discharge of pollutants, including petroleum, to such waters. Certain facilities that store or otherwise handle crude oil are required to prepare and implement Spill Prevention, Control, and Countermeasure and Facility Response Plans relating to the possible discharge of oil to surface waters. We are required to prepare and comply with such plans and to obtain and comply with discharge permits. The CWA also prohibits spills of oil and hazardous substances to waters of the U.S. in excess of levels set by regulations and imposes liability in the event of a spill. We believe we are in substantial compliance with these requirements and that any noncompliance would not have a material adverse effect on us.

Other statutes provide protection to animal and plant species. These laws and regulations may require the acquisition of a permit or other authorization before extraction or construction related to the oil and gas industry commences and may limit or prohibit construction, extraction, and other activities on certain lands lying within wilderness or wetlands and other protected areas and impose substantial liabilities for pollution resulting from our operations.

State laws further regulate discharges of pollutants to surface and groundwaters, require permits that set limits on discharges to such waters, and provide civil and criminal penalties and liabilities for spills to both surface and groundwaters. Some states have imposed regulatory requirements to respond to concerns related to potential for groundwater impact from oil and gas exploration and production.

Air Emissions

Our refining operations are subject to local, and state, regulations for the control of emissions from sources of air pollution. Administrative enforcement actions for failure to comply strictly with air regulations or permits may be resolved by payment of monetary fines and correction of any identified deficiencies. Alternatively, regulatory agencies could impose civil and criminal liability for non-compliance. An agency could require us to forgo construction or operation of certain air emission sources. We believe that we are in substantial compliance with air pollution control requirements.

Our refining business is subject to very significant state air permitting and pollution control requirements, including some that are the subject of ongoing enforcement activities by the State EPA as described in more detail below. The State EPA continues to review and, in many cases, tighten ambient air quality standards, which standards, along with the advancement of pollution control technologies, could result in new regulatory and permit requirements that will impact our refining activities and involve additional costs.

On September 29, 2015, the EPA announced a final rule updating standards that control toxic air emissions from petroleum refineries, addressing, among other things, flaring operations, fence line air quality monitoring, and additional emission reductions from storage tanks and delayed coking units. Compliance with this rule has not had a material impact on our financial condition, results of operations, or cash flows to date. However, new operating and other regulatory standards could involve additional costs, and failure to comply with such standards could involve penalties, each of which could be material.

Regulation of Transportation of Oil

Sales of crude oil, condensate and natural gas liquids are not currently regulated and are made at negotiated prices; however, Congress could reenact price controls in the future. Our sales of crude oil are affected by the availability, terms, and cost of transportation. We anticipate that oil produced from the Facility will initially be trucked to market, and that it may be trucked to market over the long-term.

The transportation of oil in common carrier pipelines is also subject to rate regulation. The Federal Energy Regulation Commission (“FERC”) regulates interstate oil pipeline transportation rates under the Interstate Commerce Act. Intrastate oil pipeline transportation rates are subject to regulation by state regulatory commissions. The basis for intrastate oil pipeline regulation, and the degree of regulatory oversight and scrutiny given to intrastate oil pipeline rates, varies from state to state. Insofar as effective interstate and intrastate rates are equally applicable to all comparable shippers, we believe that the regulation of oil transportation rates will not affect our operations in any way that is of material difference from those of our competitors. Further, interstate, and intrastate common carrier oil pipelines must provide service on a non-discriminatory basis. Under this open access standard, common carriers must offer service to all shippers requesting service on the same terms and under the same rates. When oil pipelines operate at full capacity, access is governed by pro-rationing provisions set forth in the pipelines’ published tariffs. Accordingly, we believe that access to oil pipeline transportation services generally will be available to us to the same extent as to our competitors.

Regulation of Transportation and Sale of Natural Gas

Historically, the transportation and sale for resale of natural gas in interstate commerce have been regulated pursuant to the Natural Gas Act of 1938, the Natural Gas Policy Act of 1978 and regulations issued under those Acts by the FERC. In the past, the federal government has regulated the prices at which natural gas could be sold. While sales by producers of natural gas can currently be made at uncontrolled market prices, Congress could reenact price controls in the future.

Since 1985, the FERC has endeavored to make natural gas transportation more accessible to natural gas buyers and sellers on an open and non-discriminatory basis. The FERC has stated that open access policies are necessary to improve the competitive structure of the interstate natural gas pipeline industry and to create a regulatory framework that will put natural gas sellers into more direct contractual relations with natural gas buyers by, among other things, unbundling the sale of natural gas from the sale of transportation and storage services. Although the FERC’s orders do not directly regulate natural gas producers, they are intended to foster increased competition within all phases of the natural gas industry. We cannot accurately predict whether the FERC’s actions will achieve the goal of increasing competition in markets in which our natural gas is sold. Therefore, we cannot provide any assurance that the less stringent regulatory approach established by the FERC will continue. However, we do not believe that any action taken will affect us in a way that materially differs from the way it affects other natural gas producers.

Intrastate natural gas transportation is subject to regulation by state regulatory agencies. The basis for intrastate regulation of natural gas transportation and the degree of regulatory oversight and scrutiny given to intrastate natural gas pipeline rates and services varies from state to state. Insofar as such regulation within a particular state will generally affect all intrastate natural gas shippers within the state on a comparable basis, we believe that the regulation of similarly situated intrastate natural gas transportation in any states in which we operate and ship natural gas on an intrastate basis will not affect our operations in any way that is of material difference from those of our competitors.

OSHA

We are subject to the requirements of the federal Occupational Safety and Health Act (“OSHA”) and comparable state statutes. The OSHA hazard communication standard, the EPA community right-to-know regulations under Title III of the federal Superfund Amendments and Reauthorization Act, and similar state statutes require us to organize and/or disclose information about hazardous materials used or produced in our operations. Certain of this information must be provided to employees, state and local governmental authorities, and local citizens.

HUMAN CAPITAL

Workforce Composition

We believe our employees are our most valuable asset. By investing in our employees, we are able to achieve success and continue to execute on our mission and vision. On December 31, 2025, our workforce consisted of four (4) employees.

Culture and Values

We are a values-driven company. Our tight-knit community values integrity, creativity, hard work, and respect for others. We value innovative thought, which we believe drives our growth and success. We value the unique heritage, experiences, and contributions of everyone we get to work with and serve. As we pursue growth and success, we believe it is important to keep our people safe, to value our diversity, and to protect our environment.

Benefits

We offer competitive compensation, benefits, and time-off packages to promote employee fulfillment and work-life balance. Our benefits include our retirement savings plan with company match, employee stock purchase plan, extensive health and wellness benefits, generous time off allowance, and a tuition reimbursement program.

Health and Safety

Safety is paramount to every operation and activity we undertake. We recognize that our responsible stewardship impacts every employee, every contractor, and every member of the community, and we embrace that responsibility. We promote a culture of continuous safety improvement with a keen eye for evaluating and managing risk. We continually monitor and improve the effectiveness of our health and safety programs, policies, and procedures to achieve this objective.

CYBERSECURITY

We maintain a cybersecurity program that is reasonably designed to protect our information, and that of our customers, against cybersecurity threats that could have material adverse effects on the integrity and effectiveness of our information systems.

Cybersecurity threats and related incidents have not had a material impact on the company to date, but future cybersecurity incidents could have a material effect on our business, financial condition, and results of operations. While we have not experienced any material cybersecurity incidents, there can be no guarantee that we will not be the subject of future successful attacks.

PROPERTIES

Please read “Description of Business” for the location and general character of the properties used in our refining and logistics operations. These properties and facilities have no current operations.

LEGAL PROCEEDINGS

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of our business. No legal proceedings are pending against us that we believe individually or collectively could have a materially adverse effect upon our financial condition, results of operations, or cash flows.

MANAGEMENT

Directors and Executive Officers

Name	Age	Position
Brian M. Feldott	50	Chief Executive Officer and Director
Christopher S. Greenwood	49	Chief Financial Officer
Ivan Varela	31	Chief Operating Officer
Jason Demers	51	Chief Development Officer
Andrew DiPaolo	44	Chief Commercial Officer
Travis R. Clemins	52	Chief Administrative Officer
Timothy J. Fisher	45	Director
Ronald C. Copley(1)(2)(3)	60	Director
Jason C. Reeves(1)(2)(3)	53	Director
Mark A. Michel	51	Director and Chairman
Scott Humphrey(1)(2)(3)	54	Director
Lee Boothby(1)(2)(3)	64	Director

____________

(1)      Member of the audit committee.

(2)      Member of the compensation committee.

(3)      Member of the nominating and corporate governance committee.

Executive Officers

Brian M. Feldott serves as our Chief Executive Officer and as a director. Mr. Feldott served as a director of SPAC since November 2021 until December 2025. Mr. Feldott served as the Chief Financial Officer at Rise Oil and Gas from 2023-2025. He is a subject matter expert in corporate finance, treasury operations and accounting. He has excelled at building relationships with investor and bank groups as well as developing cross functional corporate teams to achieve success and maximize value while minimizing risk. He gained his experience over two decades in corporate finance, treasury, tax and public accounting within large international public companies, including as the Chief Financial Officer at East Shore Investments from 2019 to 2023, and Newfield Exploration Company and Newpark Resources Inc. from 2010 to 2019.

As treasurer at Newfield from 2017 to 2019, he was responsible for tax, corporate finance, treasury, and risk management. He was responsible for negotiating and raising $2 billion in unsecured capital and he led a tax saving initiative resulting in nearly $50 million of benefits for Newfield. As the finance integration team leader during the Encana merger, he led the integration for all finance functions from Newfield and played a significant role in the successful transition of finance functions and related operations. Before joining Newfield, Brian served as the Treasurer and Director of Investor Relations for Newpark, an international oil field services company. While at Newpark from 2010 to 2017, he enhanced the global treasury function by centralizing the operations and enhancing the capital structure, this included the issuance of convertible bonds and multiple credit facilities. In addition, his investor relations work resulted in the company gaining Tier-1 analyst coverage for the first time in company history. Prior to that, he served as Senior Director of Tax and Treasury for ExpressJet Airlines. While at ExpressJet, he helped lead the successful spin-off of the company from Continental Airlines and developed the company’s accounting, treasury and tax departments as well as the financing of a fleet of 274 aircraft. Brian is a Certified Public Accountant in the state of Texas. He earned a bachelor’s degree in economics from the University of Texas, an MBA in finance from the University of Houston and a master’s of legal studies in oil, gas and energy law from the University of Oklahoma.

Christopher S. Greenwood serves as our Chief Financial Officer. Mr. Greenwood brings extensive executive experience in operational and financial leadership, most recently serving as Chief Operating Officer for the Franklin Group, where he had oversight of 35,000+ third-party managed multifamily units and provided oversight for the corporate team across HR, property accounting, marketing, and IT. Previously, he spent nearly seven years as Chief Financial Officer for Launch That, where he established enterprise corporate governance, developed ownership financial reporting packages and implemented project investment tools. Prior to his executive roles in Florida and Virginia, Mr. Greenwood spent over a decade in London as Vice President and Investment Director for M3 Capital Partners. During his tenure, he provided strategic oversight for real estate operating companies and led significant advisory and capital raising transactions across Europe. His earlier career includes investment banking roles with Macquarie Capital Partners and Merrill Lynch, participating in M&A, capital, and joint venture transactions. Mr. Greenwood holds a bachelor’s degree in Accounting and a master’s degree in Finance, both from Texas A&M University.

Ivan Varela serves as our Chief Operating Officer. He is an energy executive that brings more than a decade of experience across refining, power generation, and renewable fuels, including prior roles as Chief Operating Officer Global Energy Solution and Fulcrum Bioenergy and refinery leadership positions at Delek US Holdings and HF Sinclair.

Throughout his career, Mr. Varela has held responsibility for safety and environmental compliance, engineering, production assurance, turnarounds, asset restructuring and acquisitions, and commercial optimization of large-scale industrial assets. He holds a Bachelor of Science in Energy Management and is completing a Master of Science in Energy at Texas A&M University; he is bilingual in English and Spanish and holds certifications in sustainable project management and process safety management.

Jason Demers serves as our Chief Development Officer. Mr. Demers is currently the President and Chief Executive Officer of TC Resource Management Corp., a position he has held since January 2021. He previously served as Director of Strategic Development with NTEC Helium, a wholly owned entity of Navajo Transitional Energy Company (NTEC). Prior to that role, he served as President of Tacitus, LLC, a helium production company he founded, from November 2016 to February 2021. Mr. Demers has initiated and led multiple efforts in DC to enable long term development of America’s untapped and strategic helium and critical mineral resources. He has provided testimony before the Congressional Subcommittee on Energy and Mineral Resources leading to the introduction and passage of the Helium Extraction Act of 2017. Before focusing his efforts on helium, Mr. Demers spent over 15 years as a business leader and entrepreneur in the Calgary energy and oil & gas production industry. During that time, he founded and served as Chairman of the Association of Accredited Corporations of Alberta which focused on government and regulatory interface and advocacy on electrical regulatory matters for more than 20 companies in the energy and utilities sector.

Andrew DiPaolo serves as our Chief Commercial Officer. He is a seasoned attorney and business professional based in Denver, Colorado, with extensive experience across the legal, energy, and consulting sectors. Mr. DiPaolo provides general counsel services to a diverse range of small businesses, handling matters related to contract drafting, mergers and acquisitions, regulatory compliance, and dispute resolution. His client base spans industries such as oil and gas, renewable energy, real estate, and hospitality. Beyond his legal practice, Mr. DiPaolo has held leadership roles in energy companies, including as Partner and General Counsel at HD Energy Holdings and as Senior Director at Tallgrass Energy, where he oversaw commercial operations for high-value terminal and pipeline assets. His background also includes entrepreneurial ventures in UAV inspections and product development, as well as volunteer service on the Board of Directors for Colorado Animal Rescue, Inc. Mr. DiPaolo holds a Juris Doctor from the University of Denver, Sturm College of Law, and a Bachelor of Science in Entrepreneurship from the University of Tennessee, and is licensed to practice law in CO and TX.

Travis R. Clemins serves as our Chief Administrative Officer. Mr. Clemins is a combat-proven operational leader with over 20 years of military service and is a retired U.S. Navy Commander, and a FINRA-registered licensed investment banker. Mr. Clemins has extensive experience leading cross-functional teams resulting in successful kinetic military engagements, executive-level leadership, and managing large scale IT infrastructure projects. Since November 2023, he has held the position of Vice President of Investments for Campfire Capital. His most recent leadership roles include serving as Operations Officer of the Joint Reserve Intelligence Center in Denver representing the Defense Intelligence Agency, from January 2020 to October 2023, and as the Chief Targeting Officer at U.S. Northern Command from January 2017 to January 2020. Previously, he was Officer-in-Charge of the Fleet Intelligence Adaptive Force at the U.S. Navy 5th Fleet Headquarters in Bahrain where he led kinetic strikes in response to hostile actions against American and allied interests in the Persian Gulf and Red Sea regions. He also previously served as the Intelligence Officer for Naval Special Warfare Unit-10 where he conducted intelligence collection and targeting activities for SEAL Teams deployed throughout Africa. In the private sector, Mr. Clemins is a registered licensed securities professional and investment banker with the Financial Industry Regulatory Authority (“FINRA”). He holds multiple FINRA licenses, including the Series 7, 63 and 79. Mr. Clemins earned Master’s degrees from both Johns Hopkins University and the U.S. Naval War College, and a Bachelor’s degree from the University of Colorado at Boulder.

Directors

Ronald C. Copley serves as an independent director. Mr. Copley served as a director of SPAC since November 2022 until December 2025. Mr. Copley served as an intelligence professional in various roles within the Department of Defense and intelligence community throughout his 34-year Navy career. From June 2021 to August 2022, Mr. Copley served as Director, National Maritime Intelligence Integration Office for the Director of National Intelligence and Commander, Office of Naval Intelligence for the U.S. Navy. Prior to this role, he served as the Deputy Director of Operations at the National Security Agency from May 2019 to June 2021, as Director of Intelligence for U.S. Forces in Afghanistan from April 2018 to April 2019, and as Director of Intelligence for U.S. Strategic Command from July 2016 to April 2018. Mr. Copley earned a bachelor’s degree in mechanical engineering from U.S. Naval Academy in 1988 and his master’s degree in national security from U.S. Naval War College in 2002.

Jason C. Reeves serves as an independent director. Mr. Reeves served as a director of SPAC since November 2022 until December 2025. Mr. Reeves has over 25 years of experience in the fields of management, commercial negotiations, logistics, operations, supply chain and business development. Mr. Reeves is a Senior Executive with a track record of leading successful business units across the energy spectrum. Mr. Reeves has led several high performing teams, which has resulted in becoming an industry leader in the midstream space. Prior to joining the company, Jason held senior positions at Getka from January 2021 to December 2021, Tallgrass Energy from May 2015 to August 2020, Crestwood Midstream from January 2010 to January 2015, and other midstream companies. Mr. Reeves holds a bachelor’s of science degree in business management from The Citadel. He served in the U.S. Army with 101st Airborne immediately after graduation and is on the board of several local charities. Mr. Reeves will be selected to serve as a director due to his experience in the midstream space.

Scott Humphrey serves as an independent director. Mr. Humphrey is a seasoned financial executive and social impact advocate with a 27-year career spanning investment banking, early-stage venture advising, and nonprofit leadership. After beginning his career in New York and Chicago with top-tier investment banks, Mr. Humphrey transitioned to advising and investing in companies that blend financial return with social impact. His expertise bridges strategy, finance, and innovation, making him a trusted advisor at both the executive and board levels. Mr. Humphrey’s cross-industry experience includes deep knowledge in corporate governance, mergers and acquisitions, restructuring, and operational turnarounds. He has a proven ability to identify sustainable growth opportunities and implement solutions to complex business challenges, while also developing and retaining high-performing teams. His board experience includes serving as Lead Director of Heska Corporation (Nasdaq: HSKA) from 2018 until 2023 and as a director from 2017 until 2018, and on the advisory boards of Bredan, Inc. since 2019, Clariti Strategic Advisors Inc. since 2019, and Age@Home from 2021 until 2024. Mr. Humphrey also currently serves on the boards of the National Healthcare Properties, Inc. (since 2026), Manifold Group (since 2024) and Investcorp North America (since 2022). Previously, Mr. Humphrey served on the board of Fron & Center LLC from 2018 until 2020, and on the advisory boards of TerraVesco from 2021 until 2022 and Bottles Waiting Inc. from 2018 until 2021. Mr. Humphrey is also a member of the National Association of Corporate Directors (NACD). He holds a Bachelor of Science in Finance and Economics from the University of Arizona and a master’s degree in Public Policy and Administration from Northwestern University.

Lee K. Boothby serves as an independent director. Mr. Boothby is a recognized leader in the energy sector with a distinguished career spanning executive leadership, exploration, and global operations. He was named Chairman of Newfield Exploration Company in 2010, having previously served as President, Chief Executive Officer, and a member of the Board of Directors. Mr. Boothby joined Newfield in 1999 and held key leadership roles including Senior Vice President — Acquisitions and Business Development and Vice President — Mid-Continent, where he led the early development of the Woodford Shale play in southeastern Oklahoma. He also served as Managing Director of Newfield Exploration Australia Ltd., overseeing offshore operations in the Timor Sea. Before joining Newfield, Mr. Boothby held technical and managerial roles at Cockrell Oil Corporation, British Gas, and Tenneco Oil Company. His contributions to the industry have been widely recognized, including receiving the Chief Roughneck Award in 2015 for exemplifying the highest ideals in oil and gas. Mr. Boothby has served on the Board of Directors of the American Petroleum Institute and held leadership and advisory roles with the American Exploration & Production Council, the National Petroleum Council, and Louisiana State University’s Craft & Hawkins Department of Petroleum Engineering. He earned a degree in petroleum engineering from Louisiana State University and an M.B.A. from Rice University. Mr. Boothby will be selected to serve as a director due to his business experience and his experience in the oil and gas industry, specifically the exploration and production industry.

Mark A. Michel serves as a director and the Chairman. Mr. Michel has served as SPAC’s Chief Executive Officer and Chairman since November 2022 until December 2025. He also served as SPAC’s President, Chief Operating Officer from March 2021 until November 2022, and Vice Chairman from November 2021 until November 2022. Mr. Michel serves as a member of the advisory board of CommonGood Capital, LLC, a broker dealer placement agency, and is a Managing Partner at the DHIP Group where he leads the infrastructure line of business. He directs equity investments in high-quality infrastructure assets in the energy, transport and water/wastewater asset classes by custom tailoring financing solutions across a breadth of capital needs. Prior to joining the DHIP Group in 2017, he was a Managing Director and Head of Project and Structured Finance at Drexel Hamilton from 2016 to 2019, a full-service institutional investment banking and financial advisory firm. Prior to his time at Drexel Hamilton, he raised capital and worked to structure transactions at Corporate Capital Trust, a $6 billion Business Development Company (BDC) owned and operated by KKR & CNL. Prior to his career in financial services, he served in the White House and was the Navy’s Representative to the National Security Council in the White House Situation Room and was a member of the National Security Council staff. Prior to his White House service, he was a career naval officer achieving the rank of Commander and served in the United States Navy for more than 20 years focusing his service within Naval Special Warfare (SEALs) and the Special Operations and Intelligence Communities and held senior-level positions throughout the Intelligence Community and National Security establishment. He earned a bachelor’s degree in political science from Auburn University and an MBA in finance from the University of Miami Herbert School of Business.

Timothy J. Fisher serves as a director. Mr. Fisher served as the Vice Chairman, President and Chief Financial Officer of SPAC from November 2022 until December 2025, and as Chief Financial Officer of the Company from December 17, 2025 to February 23, 2026. He also served as SPAC’s Senior Vice President and Chief Acquisition Officer from March 2021 until November 2022, and Director from November 2021 until November 2022. Mr. Fisher serves as a member of the advisory board of CommonGood Capital, LLC, a broker dealer placement agency, and is a Managing Partner at the DHIP Group, where he is responsible for originating and directing equity investments in a variety of infrastructure assets for the independent fund and alongside operating or co-investment partners. He also works to optimize the capital structure of portfolio companies and to develop new business for portfolio companies. Prior to forming DHIP, he was Managing Partner and Head of Investment Banking at Drexel Hamilton where he worked from 2015 to 2020, a full-service institutional investment banking and financial advisory firm. He worked with a variety of private companies to provide capital solutions and assisted them with structuring and raising equity and debt financing from institutional investors for a variety of purposes including M&A, working capital, capital expenditures, and refinancing. He moved to the buy side as an assistant MLP portfolio manager at Parker Global Strategies in 2013, with his fund posting well above benchmark returns annually. In July 2014, he left to help a family office invest a proprietary pool of capital, raise outside capital and develop new business for lower middle market private companies in the oil and gas, transportation, and specialty finance sectors. He was a U.S. Army Artillery Officer, serving three tours in Iraq where he earned two Bronze Stars and an Army Commendation Medal with V-Device. He is a graduate of the U.S. Military Academy (West Point) and earned an MBA from the New York University Stern School of Business.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Board Composition

Our business and affairs are organized under the direction of our board of directors. Mark A. Michel serves as Chair of the Board. The primary responsibilities of the Board will be to provide oversight, strategic guidance, counseling and direction to our management. The Board will meet on a regular basis and additionally as required.

In accordance with the terms of the Charter and Proposed Bylaws (collectively, the “Company Governing Documents”), the Board may establish the authorized number of directors from time to time by resolution. The Board will consist of seven members. In accordance with the Company Governing Documents, and subject to the rights of holders of any series of preferred stock of Company, par value $0.0001 per share (the “Company Preferred Stock”), if any, to elect persons to the Board, our directors shall be elected at each annual meeting of the stockholders; provided, that the term of each director shall continue until the election and qualification of such director’s successor and be subject to such director’s earlier death, resignation or removal. Any vacancies on the Board resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall be filled exclusively by the affirmative vote of a majority of the directors then in office.

Director Independence

Upon the commencement of the trading of our units on Nasdaq, we expect to have four “independent directors” as defined in Nasdaq rules and applicable SEC rules prior to completion of this offering. Our board of directors expects to determine that Mr. Copley, Mr. Reeves, Mr. Humphrey and Mr. Boothby are “independent directors” as defined in Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Role of the Board in Risk Oversight

One of the key functions of the Board will be informed oversight of our risk management process. The Board does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board will be responsible for monitoring and assessing strategic risk exposure and our audit committee will have the responsibility to consider and discuss our major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee will also monitor compliance with legal and regulatory requirements. our compensation committee will also assess and monitor whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Board Committees

The Board will establish an audit committee and a Compensation, Nominating and Corporate Governance Committee. The composition and responsibilities of each of the committees of the Board are described below. Members serve on these committees until their resignation or until otherwise determined by the Board. The Board may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

Our audit committee will consist of Messrs. Reeves, Copley and Humphrey. The Board has determined that each member of the audit committee satisfies the independence requirements under Nasdaq rules and Rule 10A-3(b)(1) of the Exchange Act. The chairperson of the audit committee is Mr. Humphrey who also is a qualified “audit committee financial expert” within the meaning of SEC regulations to serve on the Board and the audit committee. Each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board has examined each audit committee member’s scope of experience and the nature of their employment.

The primary purpose of the audit committee will be to discharge the responsibilities of the Board with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of our audit committee include:

•        helping the Board oversee corporate accounting and financial reporting processes;

•        managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;

•        discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•        developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•        reviewing related person transactions;

•        obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•        approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee

The compensation committee consists of Messrs. Reeves, Copley and Boothby. The chair of the compensation committee is Mr. Boothby.

The primary purpose of the compensation committee is to discharge the responsibilities of the Board in overseeing the compensation policies, plans and programs and to review and determine the compensation to be paid to executive officers, directors and other senior management, as appropriate. Specific responsibilities of the compensation committee include:

•        reviewing and approving the compensation of the chief executive officer, other executive officers and senior management;

•        reviewing and recommending to the Board the compensation of directors;

•        administering the equity incentive plans and other benefit programs;

•        reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for the executive officers and other senior management; and

•        reviewing and establishing general policies relating to compensation and benefits of the employees, including the overall compensation philosophy.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee consists of Messrs. Reeves, Copley and Boothby. The chair of the nominating and corporate governance committee is Mr. Boothby.

Specific responsibilities of the nominating and corporate governance committee include:

•        identifying and evaluating candidates, including the nomination of incumbent directors for re-election and nominees recommended by stockholders, to serve on the Board;

•        considering and making recommendations to the Board regarding the composition and chairmanship of the committees of the Board;

•        developing and making recommendations to the Board regarding corporate governance guidelines and matters, including in relation to corporate social responsibility; and

•        overseeing periodic evaluations of the performance of the Board, including its individual directors and committees.

Compensation Committee Interlocks and Insider Participation

None of the intended members of our compensation committee has ever been an executive officer or employee. None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that will serve as a member of the Board or compensation committee.

Limitation on Liability and Indemnification of Directors and Officers

Our Charter limits a directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•        for any transaction from which the director derives an improper personal benefit;

•        for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•        for any unlawful payment of dividends or redemption of shares; or

•        for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Delaware law and the amended and restated bylaws provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in our Charter and amended and restated bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Code of Business Conduct and Ethics for Employees, Executive Officers and Directors

We have adopted a code of business conduct ethics that applies to all of our executive officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of business conduct and ethics is available on our website. In addition, we intend to post on its website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this proxy statement/prospectus.

Non-Employee Director Compensation

Following the closing of this offering, we intend to compensate our non-employee directors with a combination of cash and equity. Each such director will receive an annual base cash retainer of $75,000 for such service, to be paid at a rate of $18,750 quarterly. In addition, the chair of each committee will receive an additional cash retainer for serving in that role. Each non-employee director will also receive an annual equity grant having a target grant date fair value of $75,000 in the form of restricted stock units. The restricted stock units will be granted 100% at the annual meeting, subject to a one-year vesting period, and will include customary change of control provisions related to vesting.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation

This section discusses the material components of the executive compensation program for our executive officers who are named in the “2025 Summary Compensation Table” below. For the fiscal year ended December 31, 2025, our “named executive officers” and their positions were as follows:

•        Brian Feldott, Chief Executive Officer

•        Ivan Varela, Chief Operating Officer

•        Mark Michel, Former Chief Executive Officer

•        Timothy J. Fisher, Former Chief Financial Officer and Director

•        George Fairchild, Former Chief Financial Officer

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt following the completion of this offering may differ materially from the currently planned programs summarized in this discussion. As an “emerging growth company” and a “smaller reporting company,” each as defined under SEC rules, we are not required to include a compensation discussion and analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies and smaller reporting companies.

2025 Summary Compensation Table

The following table represents information regarding the total compensation awarded to, earned by or paid to our named executive officers during the fiscal year ended December 31, 2025:

Name and Principal Position	Year	Salary ($)	Total ($)
Brian Feldott(1)	2025
Chief Executive Officer
Ivan Varela(2)	2025	260,000	260,000
Chief Operating Officer
Mark Michel(3)	2025
Former Chief Executive Officer
Timothy J. Fisher(4)	2025	[•]	[•]
Former Chief Financial Officer
George Fairchild(5)	2025	—	—
Former Chief Financial Officer

____________

(1)      Mr. Feldott has served as the Company’s Chief Executive Officer since December 12, 2025. Mr. Feldott [received no compensation] for the fiscal year ended December 31, 2025.

(2)      Mr. Varela served as the Company’s Chief Operating Officer from December 2024 to October 2025, and was subsequently rehired in the same position and on the same terms in December 2025. Mr. Varela’s base salary, less $20,000, has been deferred until the completion of the Company’s planned uplisting to a national exchange.

(3)      Mr. Michel served as the Company’s Chief Executive Officer until December 12, 2025. Mr. Michel received no compensation for the fiscal year ended December 31, 2025.

(4)      Mr. Fisher began serving as the Company’s Chief Financial Officer effective December 17, 2025. On February 23, 2026, Mr. Fisher relinquished his title as Chief Financial Officer while retaining his position as Director. Mr. Fisher’s base salary was deferred until the completion of the Company’s planned uplisting to a national exchange.

(5)      Mr. Fairchild served as the Company’s Chief Financial Officer from February 15, 2025 to December 17, 2025. Mr. Fairchild’s base salary was deferred until the completion of the Company’s planned uplisting to a national exchange. Upon Mr. Fairchild’s termination from service, all deferred base salary was forfeited.

Narrative Disclosure to the Summary Compensation Table

2025 Salaries

Mr. Michel did not receive any salary for the fiscal year ended December 31, 2025. Each of the Company’s other named executive officers is entitled to a base salary for the fiscal year ended December 31, 2025 which reflects the executive’s skills, experience, and responsibilities. All base salaries payable to the named executive officers in 2025 have been deferred until such time as the Company completes its planned uplisting, except that Mr. Varela received a one-time payment of $20,000 in fiscal year 2025, with such payment credited against his deferred salary for 2025. Mr. Fairchild forfeited his deferred salary upon his termination from service.

Following the uplisting, the Company anticipates reviewing and potentially adjusting the base salaries of the Company’s executive officers to align with market practices for similarly situated executives at publicly traded companies. Any such adjustments would be intended to ensure the Company remains competitive in attracting and retaining key executive talent.

2025 Bonuses

None of the Company’s named executive officers received bonuses for the fiscal year ended December 31, 2025.

Equity Compensation

None of the Company’s named executive officers received equity compensation grants during the fiscal year ended December 31, 2025.

For additional information about the Company’s equity compensation plans, please see the section titled “Equity Compensation Plans” below.

Other Elements of Compensation

Retirement Plans

The Company did not sponsor a retirement plan for the fiscal year ended December 31, 2025.

Employee Benefits and Perquisites

The Company did not provide employee benefits or perquisites for the fiscal year ended December 31, 2025.

Agreements with our Named Executive Officers

Brian Feldott

[Company to disclose any arrangement with Brian Feldott dating from December 12, 2025 to December 31, 2025]

Ivan Varela

We entered into an offer letter with Mr. Varela, dated December 18, 2025, pursuant to which Mr. Varela serves as our Chief Operating Officer. Pursuant to his agreement, Mr. Varela is entitled to receive a base salary of $260,000 annually (of which $21,667 per month is deferred until the uplisting). Following the closing of the transaction between the Company and Tar Sands Holdings II, LLC and the completion of the uplisting, Mr. Varela is also entitled to (i) a one-time transaction bonus of $50,000, (ii) a one-time stock grant equal to 1.5% of the expected 10% management pool, and (iii) use of a Company-paid vehicle for business-related travel.

Mr. Varela’s employment pursuant to the offer letter is “at-will” and is terminable by either party for any reason and with or without cause or prior notice. In the event of a termination without cause (to be defined in a subsequent employment agreement), Mr. Varella will be entitled to 12 month’s continued base salary and a prorated portion of any unvested equity awards, based on service and performance through the date of termination.

The Company anticipates entering into an employment agreement with Mr. Varela in connection with or following the completion of the uplisting. The terms of any such agreement are expected to reflect Mr. Varela’s role and responsibilities at the Company and to be consistent with market practices for similarly situated executives at publicly traded companies. As of the date of this prospectus, no such agreement has been finalized.

Mark Michel

Mr. Michel served as the Company’s Chief Executive Officer until December 12, 2025. Mr. Michel was employed “at-will” and did not have an employment agreement with the Company. There were no severance, change-in-control, or other post-employment arrangements in place for Mr. Michel.

Timothy Fisher

We entered into an offer letter with Mr. Fisher, dated December 17, 2025, pursuant to which Mr. Fisher served as our Chief Financial Officer from December 17, 2025 to February 23, 2026, when Christopher S. Greenwood was hired as our Chief Financial Officer and Mr. Fisher relinquished his title as Chief Financial Officer while retaining his position as Director. Pursuant to his agreement, Mr. Fisher was entitled to receive a base salary of $240,000 annually (of which $20,000 per month was deferred until the uplisting).

Mr. Fisher’s employment pursuant to the offer letter was “at-will” and was terminable by either party for any reason and with or without cause or prior notice. In the event of a termination without cause (to be defined in a subsequent employment agreement), Mr. Fisher would have been entitled to 12 months’ continued base salary and a prorated portion of any unvested equity awards, based on service and performance through the date of termination.

The Company had anticipated entering into an employment agreement with Mr. Fisher in connection with or following the completion of the uplisting. As Mr. Fisher relinquished his title as Chief Financial Officer on February 23, 2026 while retaining his position as Director, no such agreement was finalized.

George Fairchild

We entered into an offer letter with Mr. Fairchild, dated January 28, 2025, pursuant to which Mr. Fairchild served as our Chief Financial Officer from February 15, 2025 to December 17, 2025. Mr. Fairchild’s employment pursuant to the offer letter was “at-will” and terminable by either party for any reason and with or without cause or prior notice. Mr. Fairchild’s base salary was deferred until the completion of the Company’s planned uplisting to a national exchange. Upon Mr. Fairchild’s termination from service, all deferred base salary was forfeited.

Christopher S. Greenwood

Following the end of the fiscal year, the Company hired Mr. Greenwood as our Chief Financial Officer and expects to enter into an employment agreement with him in connection with or following the completion of the uplisting, with terms commensurate with his role and with market practices for similarly situated executives at publicly traded companies. As of the date of this prospectus, no such agreement has been finalized.

Equity Compensation Plans

The following summarizes the material terms of the Integrated Rail & Resources Corp. equity compensation plans.

2025 Omnibus Incentive Plan

On December 12, 2025, our Board and stockholders approved the 2025 Omnibus Plan. The 2025 Omnibus Plan is intended to promote the long-term success of the Company by aligning the interests of employees, directors and consultants with those of our stockholders, encouraging individual performance, fostering teamwork and enabling us to attract and retain the talent necessary to drive our growth following the direct listing of our common stock.

The 2025 Omnibus Plan authorizes the grant of a broad array of equity and cash-based awards, including incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance-based awards (including performance-conditioned restricted stock and restricted stock units), other share-based awards and other cash-based awards, or any combination of the foregoing, each as determined by the plan administrator.

The 2025 Omnibus Plan initially reserves an aggregate number of shares of our common stock equal to ten percent (10%) of the outstanding shares of common stock of the Company for issuance, subject to adjustment for stock splits, recapitalizations and similar events. Shares underlying awards that expire, are forfeited, or are settled in cash (including shares surrendered or withheld to cover exercise prices or tax withholding obligations) generally become available again for future awards under the 2025 Omnibus Plan; however, shares tendered to pay an exercise price, withheld to satisfy tax obligations, or repurchased on the open market with option proceeds will not again become available for issuance.

The Board administers the 2025 Omnibus Plan and may delegate its authority to a committee of the Board or, within prescribed limits, to one or more officers. The administrator has broad discretionary authority to, among other things: select eligible participants; determine the type, size and terms of awards (including performance goals, vesting conditions, exercise prices and expiration dates); accelerate or extend vesting or exercise; interpret and amend the plan and outstanding awards; and establish rules for plan administration.

Options and stock appreciation rights (“SARs”) granted under the 2025 Omnibus Plan must have an exercise price (or base price, in the case of SARs) at least equal to the fair market value of our common stock on the date of grant (110 percent of fair market value for incentive stock options granted to holders of 10 percent or more of our total voting power). Options and SARs may have a term of up to ten years, except that incentive stock options granted to 10 percent stockholders may not exceed a five-year term. The administrator determines vesting schedules for all awards; however, stock options and other full-value awards are generally expected to vest over time or upon achievement of performance goals.

Upon certain changes in our capitalization (for example, stock splits, mergers or similar events), the administrator will make equitable adjustments to the number and type of shares reserved under the 2025 Omnibus Plan and to outstanding awards (including, as applicable, the number of shares and exercise prices). In connection with a change in control, the administrator may, in its discretion, provide for the assumption, substitution, or cash-out of outstanding awards, or for their termination if the exercise price equals or exceeds the consideration payable to stockholders. If a participant’s employment is terminated without Cause or resigns for Good Reason (as each term is defined in the applicable award agreement or other applicable agreement) within twelve months after a change in control, the participant’s awards under the 2025 Omnibus Plan will become fully vested.

The 2025 Omnibus Plan allows the administrator to establish procedures for satisfying tax-withholding obligations, including by withholding shares otherwise deliverable upon exercise, vesting or settlement, or by accepting previously owned shares. Awards may be settled in shares, cash, or a combination of both, as provided in the applicable award agreement.

Unless earlier terminated by the Board, the 2025 Omnibus Plan will remain in effect until the day immediately preceding the tenth (10th) anniversary of the earlier of (a) its effective date or (b) the date the Plan was adopted by the Board, and no awards may be granted under the Plan thereafter.

The foregoing summary of the 2025 Omnibus Plan is qualified in its entirety by reference to the full text of the plan, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated herein by reference.

Outstanding Equity Awards at December 31, 2025

No equity awards have been granted to our named executive officers as of December 31, 2025.

Director Compensation

None of our non-employee directors received compensation as of December 31, 2025. Following the closing of this offering, we intend to compensate our non-employee directors with a combination of cash and equity.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions of SPAC

SPAC Class B Common Stock/Founder Shares

On March 12, 2021, the Sponsor paid an aggregate of $25,000 in exchange for issuance of 5,750,000 shares of Class B common stock (the “Founder Shares”). On April 5, 2021, the Sponsor transferred interests in the Sponsor that corresponded with 25,000 Founder Shares to each of Nathan Asplund, Rollin Bredenberg, Brian Feldott, and Edmund Underwood, Jr., our independent director nominees. In relation to the Initial Public Offering, an aggregate of 1,515,160 Founder Shares were cancelled by the Sponsor and transferred by us to our anchor investors in the IPO. Amounts previously reported as Class B common stock were retrospectively restated to account for this transaction. On March 7, 2022, Nathan Asplund tendered the return of his interest in the Sponsor (that corresponded with 25,000 Founder Shares) in relation to his resignation from the Board of Directors and the Sponsor transferred an interest in the Sponsor that corresponded with 25,000 Founder Shares to Troy Welch, who was elected to the Board of Directors on March 4, 2022 to fill the vacancy. Notwithstanding the foregoing, the Sponsor retains all voting and disposition rights in the Founders Shares held by the Sponsor.

The SPAC determined the fair value of the share-based compensation related to the transfer of interests in the Sponsor (that corresponded to Founder Shares), to the independent director nominees, based on assumptions including the probability of an acquisition, an estimated date of acquisition, the risk free rate on the acquisition date, a discount for a lack of marketability and other variables. The value of the share based compensation was $667,250 based on grant date fair value estimates of $6.63 and $6.80 on April 5, 2021 and March 7, 2022, respectively.

On November 15, 2022, the SPAC’s CEO Richard Bertel, CFO Christopher Bertel, Vice President Edmund Underwood, director Rollin Bredenberg, and director Troy Welch tendered their resignation from the SPAC. In relation to such resignations, Mr. Bredenberg, Mr. Welch, and Mr. Underwood each tendered the return of their interest in the Sponsor (that corresponded with 25,000 Founder Shares) on November 21, 2022. The SPAC replaced the departed directors with Ronald Curt Copley, and Jason Reeves.

On December 22, 2022, and December 24, 2022, the Sponsor transferred an interest in the Sponsor that corresponded with 25,000 Founder Shares to Ronald Curt Copley and Jason Reeves, respectively, as independent director nominees. The SPAC determined the fair value of the share-based compensation related to the transfer of the Sponsor interest (corresponding with Founder Shares), to the independent director nominees, based on numerous assumptions including the probability of an acquisition, an estimated date of acquisition, the risk-free rate on the acquisition date, a discount for a lack of marketability and other variables. The value of the share-based compensation was $74,637 based on grant date fair value estimates of $1.49 at both December 22, 2022, and December 24, 2022.The holders of the Founder Shares have agreed not to transfer, assign, or sell any of their Founder Shares until the earlier to occur of (A) one year after the completion of an initial Business Combination and (B) subsequent to an initial Business Combination, (x) if the closing price of Class A common stock equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after an initial Business Combination, or (y) the date on which the SPAC completes a liquidation, merger, share exchange or other similar transaction that results in all of the SPAC Public Stockholders having the right to exchange their common stock for cash, securities or other property.

On November 13, 2024, the holders of the SPAC’s Class B common stock converted all issued and outstanding shares of Class B common stock (5,750,000 shares), on a one-for-one basis, into shares of Class A common stock. The newly issued shares of Class A common stock continue to be referred to as Founder Shares. As such, the newly issued shares of Class A common stock are not redeemable and continue to carry restrictions regarding their assignment, transference and selling of the shares.

SPAC Private Warrants

The Sponsor purchased an aggregate of 9,400,000 SPAC Private Warrants at a price of $1.00 per warrant ($9,400,000 in the aggregate), each exercisable to purchase one share of our SPAC Class A Common Stock at a price of $11.50 per share, in a private placement that closed simultaneously with the closing of the IPO on November 16, 2021. The SPAC Private Warrants are identical to the SPAC Public Warrants sold in the IPO except that the SPAC Private Warrants are non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the

Sponsor, or its permitted transferees. Additionally, the Sponsor agreed not to transfer, assign, or sell any of the SPAC Private Warrants or underlying securities (except in limited circumstances, as described in the SPAC Private Warrants Purchase Agreement) until the date SPAC completed its initial business combination. The Sponsor was granted certain demand and piggyback registration rights in connection with the purchase of the Private Warrants.

Administrative Services Agreement

The SPAC entered into an agreement commencing on the date that the SPAC’s securities were first listed on the New York Stock Exchange through the earlier of consummation of an initial Business Combination or the liquidation, which provides that the SPAC will pay the Sponsor $10,000 per month for office space, secretarial and administrative services provided to the SPAC. In addition, the Sponsor, officers and directors, or their respective affiliates will be reimbursed for any out-pocket expenses incurred in connection with activities on the SPAC’s behalf such as identifying potential target businesses and performing due diligence on possible Business Combination targets. The SPAC’s audit committee reviews on a quarterly basis all payments made by the SPAC to the Sponsor, executive officers or directors, or their affiliates. Any such payments prior to an initial Business Combination will be made using funds held outside the Trust Account. On December 31, 2024, and December 31, 2023, SPAC had $120,000 and $0 as reported in accrued expenses on the consolidated condensed balance sheets. On March 21, 2025, the Sponsor agreed to waive any and all rights to receive any and all current and future payments owed to it by the SPAC under the agreement. As of March 31, 2025, the Sponsor waived $120,000 in administrative services fees which is reflected as a reduction of operating expenses in March 2025.

Related Party Loans

Sponsor

On June 16, 2021 the Sponsor agreed to loan us up to $1,800,000 to be used for a portion of the expenses of the IPO. As of June 30, 2021, we borrowed $25,000 in funds (of up to $1,800,000 available to us) under the promissory note with the Sponsor to be used for a portion of the expenses of the IPO. These loans were non-interest bearing, unsecured and were due at the earlier of December 31, 2021 or the closing of the IPO. The loan was repaid upon the closing of the IPO out of the estimated $1,800,000 of offering proceeds that had been allocated to the payment of offering expenses (other than underwriting commissions). The value of the Sponsor’s interest in this transaction corresponded to the principal amount outstanding under any such loan.

In addition, in order to finance transaction costs in connection with an intended initial business combination, the Sponsor or any affiliates of the Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds on a non-interest-bearing basis as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital, if any, held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender (the “Working Capital Warrants”). The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. We do not expect to seek loans from parties other than the Sponsor or any affiliates of the Sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

On April 13, 2023, SPAC issued the Sponsor Note, pursuant to which SPAC is entitled to borrow up to an aggregate principal amount of $4,153,244. All unpaid principal under the Sponsor Note was to be due and payable in full on the earlier of August 15, 2023 (or such later date permitted by the SPAC Charter and approved by SPAC Stockholders to extend the period to consummate and initial business combination) and the date on which SPAC consummated the Business Combination. On August 14, 2023, SPAC amended the Sponsor Note and increased the borrowing limit up to $8,400,000 from the Sponsor to fund costs related to the extension of the date by which SPAC must consummate an initial business combination pursuant to the SPAC Charter.

On September 14, 2023, SPAC issued the Sponsor Working Capital Note, pursuant to which SPAC is entitled to borrow up to an aggregate principal amount of $17,935 from the Sponsor in order to fund costs reasonably related to an initial business combination. No interest shall accrue on the unpaid principal balance of the Sponsor Working

Capital Note. All unpaid principal under the Sponsor Working Capital Loan became due and payable in full on the earlier of February 15, 2024 (or such later extension date permitted by the SPAC Charter) and the date on which SPAC consummates an initial business combination.

Other Lenders

On January 12, 2023, the SPAC issued an unsecured promissory note to Trident Point 2, LLC (“Note Payable-Related Party”), a related party through common ownership, pursuant to which the SPAC was entitled to borrow up to an aggregate principal amount of $600,000 in order to fund working capital deficiencies or finance transaction costs in connection with an intended Business Combination. All unpaid principal under the Note Payable-Related Party was due and payable in full on the date on which the SPAC consummated an initial Business Combination. Pursuant to the terms of such note, Trident Point 2 had the option at any time prior to September 15, 2023 to convert amounts outstanding, up to $600,000, into warrants to purchase the SPAC’s shares of Class A common stock at a conversion price of $1.00 per warrant, with each warrant entitling the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to the same adjustments applicable to the Private Placement Warrants sold concurrently with the SPAC’s IPO. In May 2023, the SPAC issued an amended and restated unsecured promissory note, dated as of January 12, 2023, to Trident Point 2, LLC removing the warrant conversion feature from the promissory note.

On February 8, 2024, the SPAC issued an additional unsecured promissory note to Trident Point 2, LLC (“Trident”), pursuant to which the SPAC is entitled to borrow up to an aggregate principal amount of $750,000 from Trident in order to fund costs reasonably related to an initial Business Combination for the SPAC, including without limitation both the daily operations of the SPAC prior to an initial Business Combination and potential monthly extensions to the time period for the SPAC to enter into and complete an initial Business Combination. No interest shall accrue on the unpaid principal balance of the promissory note. All unpaid principal under the promissory note was due and payable in full on the earlier of (i) November 15, 2024 or (ii) the date on which the SPAC consummates an initial Business Combination. On January 10, 2025, the SPAC amended and restated the promissory note to amend the Maturity Date (as defined in the promissory note) to the earlier of (i) May 15, 2025 or (ii) the date on which the SPAC consummates an initial Business Combination. On February 10, 2025, the SPAC amended and restated the Lender Note to entitle SPAC to borrow up to an aggregate principal amount of $1,350,000 from the Lender in order to fund costs reasonably related to an initial Business Combination. On May 15, 2025, SPAC amended and restated the Lender Note to borrow up to an aggregate principal amount of $1,400,000 from the Lender and to amend the Maturity Date to the earlier of (i) July 15, 2025 or (ii) the date on which SPAC consummates an initial Business Combination. At December 31, 2025 and 2024, the SPAC reported $2,043,710 and $390,710, respectively, as Note Payable — Related Party on the consolidated balance sheets for the promissory notes to Trident. A related party of the SPAC has paid operating expenses on behalf of the SPAC. These amounts were reflected on the consolidated balance sheets as Advances from Related Parties. The advances are non-interest bearing and are payable on demand. As of December 31, 2025 and 2024, the SPAC had an outstanding balance under advances from related parties of $100,770.

On October 11, 2024, SPAC issued the October 2024 Convertible Note to B H, Inc., pursuant to which SPAC borrowed an aggregate principal amount of $1,500,000. Pursuant to the terms of the October 2024 Convertible Note, upon consummation of the Business Combination, the Note converted into 355,000 shares of Common Stock. Additionally, two notes for $100,000 and $300,000 were issued to Paul Gonzalez in October 2025, which converted into 20,000 and 60,000 shares of Common Stock, respectively, upon the closing of the Business Combination.

Registration and Stockholder Rights Agreement

We have entered into a registration and stockholder rights agreement with respect to the private placement warrants, the warrants issuable upon conversion of working capital loans (if any) and the shares of common stock issuable upon exercise of the foregoing and upon conversion of the Founder Shares, and, upon consummation of our initial business combination, to nominate three individuals for election to our board of directors, as long as the Sponsor holds any securities covered by the registration and stockholder rights agreement.

The holders of our Founder Shares issued and outstanding on the date of this registration statement, as well as the holders of the SPAC Private Warrants (and all underlying securities) are entitled to registration rights pursuant to the registration rights agreement, dated November 11, 2021. The holders of a majority of these securities are entitled to make up to two (2) demands that we register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares are to be released from escrow. The holders of a majority of the SPAC Private Warrants can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions, including the payment of any compensation, will require prior approval by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Underwriting Agreement

The underwriters were paid an underwriting discount of $0.20 per unit sold in the SPAC IPO (each such unit, a “SPAC Unit”), or $4.6 million in the aggregate in relation to the IPO, with an additional fee of $0.35 per SPAC Unit, or approximately $8.05 million in the aggregate, payable to the underwriters for deferred underwriting commissions in relation to the IPO. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that SPAC completes a business combination, subject to the terms of the underwriting agreement.

SPAC negotiated with Stifel for a reduction of their underwriting fee from the original amount of $8 million to $1.75 million due to a correlated reduction of the amount of cash in trust from the original IPO size of $230 million to the current cash in trust size of $23 million. This reduction of the backend IPO underwriting fee is commensurate and pro rata with the redemptions of cash in trust that had occurred in the 36 months prior to the de-SPAC transaction.

Related Party Policy

We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.

We have adopted a code of ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board) or as disclosed in our public filings with the SEC. Under our code of ethics, conflict of interest situations include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company. We have incorporated by reference our Code of Ethics and our audit and compensation committee charters as exhibits to this registration statement, and copies are available on our website at http://irr-x.com/.

In addition, our audit committee, pursuant to a written charter that we have adopted, is responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. A form of the audit committee charter was filed as Exhibit 99.1 to the registration statement filed with the SEC on May 21, 2021 and a copy is available on our website at http://irr-x.com/. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of the Sponsor, officers or directors unless we, or a committee of independent directors, have obtained an opinion from independent investment banking firm or from another independent entity that commonly renders valuation opinions that our initial business combination is fair to our company from a financial point of view. Furthermore, no finder’s fees, reimbursements, consulting fee, monies in respect of any payment of a loan or other compensation will be paid by us to the Sponsor, officers or directors, or any affiliates of the Sponsor or officers, for services rendered to us prior to, or in connection with any services rendered in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is). However, the following payments will be made to the Sponsor, officers or directors, or our or their affiliates, none of which will be made from the amounts held in the trust account prior to the completion of our initial business combination:

•        Payment to the Sponsor of $10,000 per month for each month of the combination period, for office space, utilities and secretarial and administrative support (except where waived as described above);

•        Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination;

•        Repayment of non-interest-bearing loans which may be made by the Sponsor or any affiliates of the Sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination. Up to $1,500,000 of such loans may be convertible into warrants, at a price of $1.00 per warrant at the option of the lender; and

•        Repayment of other non-interest bearing loans and advances which may be made by the Sponsor or any affiliates of the Sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination. As of December 31, 2025, the Company was loaned $5,273,225 to the Sponsor, $2,043,710 to Trident, and $17,935 under the Working Capital Loan. The Company was also advanced $100,770 as of December 31, 2025.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information with respect to the beneficial ownership of our shares of common stock for:

•        each shareholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock,

•        each of our directors,

•        each of our named executive officers, and

•        all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Under such rules, beneficial ownership includes any shares of common stock over which the individual has sole or shared voting power or investment power as well as any shares of common stock that the individual has the right to subscribe for within 60 days of [    ], 2026, through the exercise of any warrants or other rights. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power or the power to receive the economic benefit with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. None of the shareholders listed in the table are a broker-dealer or an affiliate of a broker dealer.

Applicable percentage ownership prior to the offering is based on 6,575,561 shares of common stock outstanding as of March 31, 2026 and [    ] shares after the offering (assuming no exercise of the over-allotment option by the underwriters).

Name	Shares Beneficially Owned before Offering	Percentage of Shares Beneficially Owned
		Before Offering	After Offering
Directors and Named Executive Officers
Brian M. Feldott(1)(3)	—	—	—
Christopher S. Greenwood	—	—	—
Ivan Varela	—	—	—
Jason Demers	—	—	—
Andrew DiPaolo	—	—	—
Travis R. Clemins	—	—	—
Scott Humphrey	—	—	—
Lee Boothby	—	—	—
Mark A. Michel(1)	—	—	—
Timothy J. Fisher(1)	—	—	—
Ronald C. Copley(1)(3)	—	—	—
Jason C. Reeves(1)(3)	—	—	—
All Directors and Officers as a group (11 persons)	—	—	—
5% Stockholders
DHIP Natural Resources Investments, LLC(1)(2)	4,324,840	65%	%
B H, Inc.(4)	425,560	6.1%	%
Creto IRRX PIPE Investment, LLC(5)	575,000	8%	%
Endeavor Capital Group, LLC(6)	800,000	12%	%

____________

(1)      Unless otherwise noted, the mailing address of each of the identified entities or individuals is c/o Integrated Rail & Resources Inc., 400 W. Morse Boulevard, Suite 220, Winter Park, FL 32789.

(2)     DHIP Natural Resources Investments, LLC is the record holder of the shares. DHIP NRI Management Partners LLC is the managing member of DHIP Natural Resources Investments, LLC and may be deemed to have voting and investment power over the shares held of record by DHIP Natural Resources Investments, LLC. The members of DHIP NRI Management

Partners LLC — Mark Michel, Henry N. Didier, Jr., and Timothy Fisher — share decision-making power with respect to the actions of that entity. Each of Messrs. Michel, Didier and Fisher disclaims beneficial ownership of the shares reported herein except to the extent of his pecuniary interest therein.

(3)      Each of the identified individuals holds an indirect interest in DHIP Natural Resources Investments, LLC (through DHIP NRI Management Partners LLC) and, as a result, may be deemed to share voting and investment power with respect to the shares held of record by DHIP Natural Resources Investments, LLC. Each such individual disclaims beneficial ownership of the shares reported herein except to the extent of his pecuniary interest therein.

(4)      Includes (i) 70,560 shares of Common Stock underlying 7,056 shares of Series A Convertible Preferred Stock and (ii) 355,000 shares of Common Stock which are issuable upon the conversion of an immediately convertible promissory note. The natural person with voting and investment control over the shares held by B H, Inc. is Erik Haslem, Chief Executive Officer of B H, Inc. Mr. Haslem disclaims beneficial ownership of the shares reported herein except to the extent of his pecuniary interest therein.

(5)      Includes 575,000 shares of Common Stock underlying 57,500 shares of Series A Convertible Preferred Stock. The mailing address of Creto IRRX PIPE Investment, LLC is 241 East Fawsett Road, Winter Park, FL 32789.

(6)      The mailing address of Endeavor Capital Group, LLC is 222 South Main Street, Suite 2200, Salt Lake City, UT 84101. The natural person with voting and investment control over the shares held by Endeavor Capital Group, LLC is Joseph T. Sorenson. Mr. Sorenson disclaims beneficial ownership of the shares reported herein except to the extent of his pecuniary interest therein.

DESCRIPTION OF SECURITIES

The following description of our capital stock and the provisions of our articles of incorporation and our bylaws are summaries and are qualified by reference to the articles of incorporation and the bylaws. We have filed copies of these documents with the SEC as exhibits to our registration statement of which this prospectus forms a part.

The following summary of certain provisions of Company securities does not purport to be complete and is subject to the proposed Company’s Amended and Restated Certificate of Incorporation, the proposed Company Bylaws and the provisions of applicable law. Copies of the proposed Company Certificate of Incorporation and the proposed Company Bylaws are attached to this proxy statement/prospectus as Annex B and Annex C, respectively.

Authorized Capitalization

General

Company is authorized to issue a total of 210,000,000 shares of capital stock, each with a par value of $0.0001 per share, consisting of: (i) 200,000,000 shares of Company common stock (the “Company Common Stock”), and (ii) 10,000,000 shares of Company preferred stock (the “Company Preferred Stock”).

Preferred Stock

The Company’s Amended and Restated Certificate of Incorporation authorizes the board of directors (the “Company Board”) to provide, out of the unissued shares of Company Preferred Stock, for one or more series and to fix the voting rights, designations, powers, preferences and relative, participating, optional, special and other rights, and any qualifications, limitations and restrictions thereof, in the applicable certificate of designation, in each case without further stockholder approval. The terms of any series may differ from those of any other series then outstanding. This “blank check” authority could, among other things, be used to issue Company Preferred Stock with voting or other rights that may adversely affect the holders of Company Common Stock and could have anti-takeover effects.

Voting Rights

The Company’s Amended and Restated Certificate of Incorporation will provide that holders of Company Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.

Dividend Rights

Subject to applicable law and the rights, if any, of the holders of any outstanding series of Company Preferred Stock, dividends and other distributions on the Company Common Stock (payable in cash, property or capital stock) may be declared by the Company Board out of funds legally available therefor, and holders share equally on a per share basis in such dividends and distributions.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up, after payment or provision for payment of the debts and other liabilities of Company and the preferential and other amounts, if any, to which the holders of Company Preferred Stock are entitled, the holders of Company Common Stock are entitled to receive all remaining assets of Company available for distribution, ratably in proportion to the number of shares held.

Action by Written Consent

Subject to the rights of the holders of any series of Company Preferred Stock, any action required or permitted to be taken by Company stockholders may be taken without a meeting, without prior notice and without a vote, if consents in writing or by electronic transmission are delivered by holders having not less than the minimum number of votes that would be necessary at a meeting, in accordance with the DGCL. Special meetings may be called only by the Board, the Chairperson of the Board, the Chief Executive Officer or President.

Anti-Takeover Provisions

The Company’s Amended and Restated Certificate of Incorporation expressly provides that Company is not subject to Section 203 of the DGCL.

Limitations on Liability and Indemnification of Officers and Directors

To the fullest extent permitted by applicable law, Company shall indemnify and hold harmless each person who is or was a director or officer of Company (or who, while a director or officer, was serving at the request of Company in certain other capacities), against all liability and loss suffered and expenses reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding by reason of such service. The Company shall pay expenses (including attorneys’ fees) in advance of final disposition to the fullest extent not prohibited by law, subject to an undertaking to repay if ultimately determined not to be entitled to indemnification, to the extent required by law.

To the fullest extent permitted by the DGCL, no director will be personally liable to Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except as otherwise not permitted under the DGCL, including for breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, unlawful dividends or stock repurchases or redemptions, or transactions from which the director derived an improper personal benefit.

Exclusive Jurisdiction of Certain Actions

Unless Company consents in writing to an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of Company; (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee to Company or its stockholders; (iii) any action asserting a claim arising pursuant to the DGCL or the Certificate of Incorporation or Bylaws; and (iv) any action asserting a claim governed by the internal affairs doctrine, subject to specified exceptions and the court’s jurisdiction over indispensable parties. This provision does not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, unless Company consents in writing to an alternative forum, the federal district courts of the United States of America are the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, to the fullest extent permitted by law.

Transfer Agent

The transfer agent for Company Common Stock will be Equiniti.

Warrants

Public Warrants

In connection with the Closing, the SPAC, Company and Equiniti entered into an amendment to the Warrant Agreement (the “Warrant Amendment”). Pursuant to the Warrant Amendment, the SPAC assigned all of its rights, title and interest in and to the Warrant Agreement to Company, and, among other things, (i) all references to the SPAC in the Warrant Agreement (including all exhibits thereto) are references to Company; and (ii) all references to “Common Stock” in the Warrant Agreement (including all exhibits thereto) are references to shares of Company Common Stock. The Warrant Amendment also updated the notice provisions to contemplate notice to Company.

From and after the Closing, each whole warrant entitles the registered holder to purchase one share of Company Common Stock at a price of $11.50 per share, subject to adjustment as described below, at any time commencing on the later of 30 days after the completion of the Business Combination, except as described below.

We are not obligated to deliver any Company Common Stock pursuant to the exercise of a warrant and have no obligation to settle such exercise unless a registration statement under the Securities Act covering the issuance of the Company Common Stock underlying the warrants is then effective and a current prospectus relating thereto is available, subject to our obligations with respect to registration, or a valid exemption from registration is available, including in connection with a cashless exercise permitted as a result of a notice of redemption described below under “— Redemption of warrants when the price per share of Company Common Stock equals or exceeds $10.00.”

No warrant is exercisable for cash or on a cashless basis, and we are not obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. If these conditions are not satisfied, the holder of a warrant will not be entitled to exercise such warrant and such warrant may expire worthless.

We are not registering the shares of Company Common Stock issuable upon exercise of the warrants at this time. However, as soon as practicable, but in no event later than 30 days after Closing, we will use our commercially reasonable efforts to file with the SEC a registration statement covering the issuance, under the Securities Act, of the Company Common Stock issuable upon exercise of the warrants, to use commercially reasonable efforts to cause it to become effective within 120 days after Closing, and to maintain its effectiveness, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the Warrant Agreement (as amended by the Warrant Amendment). Notwithstanding the foregoing, if our shares of Company Common Stock are, at the time of any exercise of a warrant, not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Company Common Stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Company Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value and (B) 0.361. The “fair market value” means the volume weighted average price of the shares of Company Common Stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

Private Warrants

At Closing, there were 9,400,000 SPAC private placement warrants outstanding held by the Sponsor. Each SPAC private placement warrant entitled the holder to purchase one share of SPAC Class A common stock at an exercise price of $11.50 per share. If the SPAC had not completed a business combination by the applicable final redemption date (subject to extension), the SPAC private placement warrants would have expired worthless.

The Company private placement warrants are identical to the Company public warrants except that the Company private placement warrants are not transferable, assignable, or salable until 30 days after the completion of the Business Combination and they are not redeemable by Company so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, they are redeemable by Company in all redemption scenarios and exercisable by the holders on the same basis as the Company public warrants.

Following the Business Combination, Company may redeem the Company public warrants, prior to their exercise at a time that is disadvantageous to the holders, thereby significantly impairing the value of such warrants. Company may redeem outstanding Company public warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of the Company Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, and recapitalizations) for any 20 trading days within a 30-trading day period commencing at any time after the warrants become exercisable and ending on the third trading day prior to the notice of redemption to warrant holders. Company will not redeem the warrants as described above unless a registration statement under the Securities Act covering the Company Common Stock issuable upon exercise of such warrants is effective and a current prospectus relating to those Company Common Stock is available throughout the 30-day redemption period. If and when the Company public warrants become redeemable by Company, if Company has elected to require the exercise of Company public warrants on a cashless basis, Company will not redeem the warrants as described above if the issuance of Company Common Stock upon exercise of Company public warrants is not exempt from registration or qualification under applicable state securities laws or Company is unable to effect such registration or qualification. Redemption of the outstanding Company public warrants could force you (i) to exercise your Company public warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your Company public warrants at the then-current market price when you might otherwise wish to hold your Company public warrants, or (iii) to accept the nominal redemption price which, at the time the outstanding Company public warrants are called for redemption, is likely to be substantially less than the

market value of your Company public warrants. The closing price for the Company Common Stock as of [    ], 2026, was $[    ] and has never exceeded the $18.00 threshold that would trigger the right to redeem the Company public warrants following the Closing.

Company may call the Company public warrants for redemption only upon a minimum of 30 days’ prior written notice of redemption to each registered holder pursuant to the terms of the Warrant Agreement (as assumed by Company at Closing).

Exclusive Provision

The Warrant Agreement provides that (i) the validity, interpretation, and performance of the Warrant Agreement and of the warrants are governed by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction, (ii) any action, proceeding or claim arising out of or relating in any way to the Warrant Agreement may be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and the parties irrevocably submit to such jurisdiction, and (iii) the SPAC waived any objection to such jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, the exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Exchange Act, the Securities Act, or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants is deemed to have notice of and to have consented to the forum provisions in the Warrant Agreement. If any action within the scope of the forum provisions is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of the warrants, such holder is deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

SHARES ELIGIBLE FOR FUTURE SALE

[Prior to this offering, there has been no market for our shares of common stock, and a liquid trading market for our shares of common stock may not develop or be sustained after this offering.] Future sales of substantial amounts of our shares of common stock in the public market or the perception that such sales might occur could adversely affect market prices prevailing from time to time. Furthermore, because only a limited number of shares will be available for sale shortly after this offering due to existing contractual and legal restrictions on resale as described below, there may be sales of substantial amounts of our shares of common stock in the public market after the restrictions lapse. This may adversely affect the prevailing market price of our shares of common stock and our ability to raise equity capital in the future.

After completion of this offering, we will have [    ] shares of Common Stock outstanding, or [    ] shares of Common Stock outstanding if the [underwriters] exercise their over-allotment option in full.

All the shares of common stock sold in this offering will be freely tradable without restrictions or further registration under the Securities Act, unless the shares are purchased by our “affiliates” as that term is defined in Rule 144 and except certain shares that will be subject to the lock-up period described below after completion of this offering. Any shares owned by our affiliates may not be resold except in compliance with Rule 144 volume limitations, manner of sale and notice requirements, pursuant to another applicable exemption from registration or pursuant to an effective registration statement.

As of the date of this prospectus, all of our outstanding securities except the shares covered under the Resale Prospectus, are anticipated to be subject to [    ] days lock-up restriction described under “Underwriting”. Accordingly, there will be a corresponding increase in the number of shares that become eligible for sale after the lock-up period expires. As a result of these agreements, subject to the provisions of Rule 144 or Rule 701, shares will be available for sale in the public market as follows:

•        beginning on the date of this prospectus, all the shares sold in this offering will be immediately available for sale in the public market (except as described above);

•        beginning 180 days following the date on which the trading of the securities on Nasdaq commences, at the expiration of the lock-up period for the existing securityholders, all of our currently outstanding shares of common stock will become eligible for sale in the public market, of which [    ] shares will be held by affiliates and subject to the volume and other restrictions of Rule 144 and Rule 701 as described below.

•        In addition to the foregoing lock-up restrictions, certain Founder Shares held by the Sponsor are subject to vesting provisions tied to operating performance hurdles pursuant to the Sponsor Letter Agreement with Creto IRRX PIPE Investment, LLC, dated January 23, 2026. Specifically, 25% of the Founder Shares will vest upon the Company achieving production of 16,170 barrels per day for three consecutive months (“Hurdle One”), and the remaining 75% will vest upon achieving production of 49,000 barrels per day for three consecutive months (“Hurdle Two”). Alternatively, for 25% of the Founder Shares, if the daily volume weighted average price of the Common Stock equals or exceeds $18.00 per share for any 20 of 30 consecutive trading days, such shares will vest in lieu of Hurdle One. The Company’s Facility is not expected to be operational until the second half of 2027.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six (6) months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person would be entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell upon expiration of the lock-up agreements described above, within any three-month period, a number of shares that does not exceed the greater of:

•        1% of the number of shares of our shares of common stock then outstanding, which will equal approximately shares immediately after this offering; or

•        the average weekly trading volume of our shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Regulation S

Regulation S under the Securities Act provides that securities owned by any person may be sold without registration in the United States, provided that the sale is affected in an “offshore transaction” and no “directed selling efforts” are made in the United States (as these terms are defined in Regulation S), subject to certain other conditions. In general, this means that our shares of common stock may be sold in some manner outside the United States without requiring registration in the United States.

Rule 701

Rule 701 generally allows a stockholder who purchased shares of our common stock pursuant to a written compensatory plan or contract and who is not deemed to have been our affiliate during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. Rule 701 also permits our affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required by that rule to wait until 90 days after the date of this prospectus before selling those shares pursuant to Rule 701 and are subject to the lock-up agreements described above.

CERTAIN INCOME TAX CONSIDERATIONS

The following is a general discussion of certain material U.S. federal income tax considerations with respect to the ownership and disposition of shares of our common stock and Warrants applicable to non-U.S. holders who acquire our securities in this offering. This discussion is based on current provisions of the Internal Revenue Code, U.S. Treasury regulations promulgated thereunder and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect.

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of our securities that is not, for U.S. federal income tax purposes, a partnership or any of the following:

•        a citizen or resident of the United States;

•        a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•        a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our securities, the tax treatment of a person treated as a partner generally will depend on the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partner in a partnership holding shares of our securities should consult their tax advisors.

This discussion assumes that a non-U.S. holder holds shares of our securities as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to a non-U.S. holder in light of that holder’s particular circumstances or that may be applicable to holders subject to special treatment under U.S. federal income tax law (including, for example, financial institutions, brokers or dealers in securities, “controlled foreign corporations,” “passive foreign investment companies,” traders in securities that elect mark-to-market treatment, insurance companies, tax-exempt entities, holders who acquired our securities pursuant to the exercise of employee stock options or otherwise as compensation, entities or arrangements treated as partnerships for U.S. federal income tax purposes, holders liable for the alternative minimum tax, certain former citizens or former long-term residents of the United States and holders who hold our securities as part of a hedge, straddle, constructive sale or conversion transaction). In addition, this discussion does not address U.S. federal tax laws other than those pertaining to the U.S. federal income tax, nor does it address any aspects of the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, any U.S. federal estate and gift taxes, or any U.S. state, local or non-U.S. taxes. Accordingly, prospective investors should consult with their own tax advisors regarding the U.S. federal, state, local, non-U.S. income and other tax considerations of acquiring, holding and disposing of shares of our securities.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF OUR SECURITIES. WE RECOMMEND THAT PROSPECTIVE HOLDERS OF OUR SECURITIES CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY FEDERAL, STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX LAWS) OF THE OWNERSHIP AND DISPOSITION OF OUR SECURITIES.

Allocation of Investment in Securities

An investor in this offering will be required to allocate cost of the acquisition of the securities between the shares of common stock and warrants acquired based on their relative fair market values.

Dividends

In general, any distributions we make to a non-U.S. holder with respect to its shares of our common stock that constitute dividends for U.S. federal income tax purposes will be subject to U.S. withholding tax at a rate of 30% of the gross amount (or a reduced rate prescribed by an applicable income tax treaty) unless the dividends are effectively connected with a trade or business carried on by the non-U.S. holder within the United States (and, if an income tax treaty applies, are attributable to a permanent establishment of the non-U.S. holder within the United States). A distribution will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Any distribution not constituting a dividend will be treated as first reducing the adjusted basis in the non-U.S. holder’s shares of our common stock and, to the extent it exceeds the adjusted basis in the non-U.S. holder’s shares of our common stock, as gain from the sale or exchange of such shares. Any such gain will be subject to the treatment described below under “— Gain on Sale or Other Disposition of our Common Stock.”

Subject to the discussion below regarding “— Foreign Account Tax Compliance,” dividends effectively connected with a U.S. trade or business (and, if an income tax treaty applies, attributable to a U.S. permanent establishment) of a non-U.S. holder generally will not be subject to U.S. withholding tax if the non-U.S. holder complies with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis, in the same manner as if the non-U.S. holder were a resident of the United States. A non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its “effectively connected earnings and profits,” subject to certain adjustments.

Gain on Sale or Other Disposition of Our Securities

In general, a non-U.S. holder will not be subject to U.S. federal income or, subject to the discussion below under the headings “Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance,” withholding tax on any gain realized upon the sale or other disposition of our securities unless:

•        the gain is effectively connected with a trade or business carried on by the non-U.S. holder within the United States and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder;

•        the non-U.S. holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied; or

•        we are or have been a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of the disposition and the non-U.S. holder’s holding period and certain other conditions are satisfied. We believe that we currently are not and we do not anticipate becoming, a USRPHC.

Gain that is effectively connected with the conduct of a trade or business in the United States generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. If the non-U.S. holder is a foreign corporation, the branch profits tax described above also may apply to such effectively connected gain. An individual non-U.S. holder who is subject to U.S. federal income tax because the non-U.S. holder was present in the United States for 183 days or more during the year of sale or other disposition of our securities will generally be subject to a flat 30% tax on the gain derived from such sale or other disposition, which may be offset by U.S. source capital losses, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Information Reporting and Backup Withholding

We must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to and the tax withheld with respect to, each non-U.S. holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of this information also may be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established.

U.S. backup withholding tax (currently, at a rate of 28%) is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting rules. Dividends paid to a non-U.S. holder generally will be exempt from backup withholding if the non-U.S. holder provides a properly executed IRS Form W-8BEN or W-8BEN-E, or otherwise establishes an exemption.

Under U.S. Treasury regulations, the payment of proceeds from the disposition of our securities by a non-U.S. holder effected at a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the beneficial owner, under penalties of perjury, certifies, among other things, its status as a non-U.S. holder or otherwise establishes an exemption. The payment of proceeds from the disposition of our securities by a non-U.S. holder effected at a non-U.S. office of a broker generally will not be subject to backup withholding and information reporting, except in the case of proceeds from a disposition of our securities by a non-U.S. holder effected at a non-U.S. office of a broker that is:

•        a U.S. person;

•        a “controlled foreign corporation” for U.S. federal income tax purposes;

•        a foreign person 50% or more of whose gross income from certain periods is effectively connected with a U.S. trade or business; or

•        a foreign partnership if at any time during its tax year (a) one or more of its partners are U.S. persons who, in the aggregate, hold more than 50% of the income or capital interests of the partnership, or (b) the foreign partnership is engaged in a U.S. trade or business.

Information reporting will apply unless the broker has documentary evidence in its files that the owner is a non-U.S. holder and certain other conditions are satisfied, or the beneficial owner otherwise establishes an exemption (and the broker has no knowledge or reason to know to the contrary). Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that the owner is a U.S. person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder generally can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the Internal Revenue Service in a timely manner. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Foreign Account Tax Compliance

Under Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance promulgated thereunder (collectively, “FATCA”), a U.S. federal withholding tax of 30% generally is imposed on any dividends paid on our common stock and a U.S. federal withholding tax of 30% generally will be imposed on gross proceeds from the disposition of our securities (beginning January 1, 2019) paid to (i) a “foreign financial institution” (as specifically defined under FATCA) unless such institution enters into an agreement with the U.S. tax authorities to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) and (ii) certain other foreign entities unless such entity provides the withholding agent with a certification identifying its direct and indirect “substantial U.S. owners” (as defined under FATCA) or, alternatively, provides a certification that no such owners exist and, in either case, complies with certain other requirements. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules and properly certifies its exempt status to a withholding agent or is deemed to be in compliance with FATCA. Application of FATCA tax does not depend on whether the payment otherwise would be exempt from U.S. federal withholding tax under the other exemptions described above. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Prospective non-U.S. holders should consult with their tax advisors regarding the possible implications of FATCA on their investment in our securities.

Underwriting

We are offering the units described in this prospectus through the underwriters named below. [Underwriter] is acting as the representative of the underwriters. Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus, the underwriters named below have agreed to purchase, and we have agreed to sell to the underwriters, the following number of shares of Common Stock set forth opposite the underwriter’s name:

Name	Number of Shares
[ ]
[ ]
[ ]
Total:	[•]

The underwriting agreement provides that the obligations of the several underwriters are subject to various conditions, including approval of legal matters by counsel. The nature of the underwriters’ obligations commits them to purchase and pay for all of the shares of Common Stock listed above if any are purchased. The underwriters have reserved the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Option to Purchase Additional Shares of Common Stock

We have granted the underwriters a 45-day option to purchase up to [•] additional shares of Common Stock from us at the initial public offering price, less the underwriting discount and commissions, as set forth on the cover page of this prospectus. If the underwriters exercise their option in whole or in part, each of the underwriters will be separately committed, subject to the conditions described in the underwriting agreement, to purchase the additional shares of our Common Stock in proportion to their respective commitments set forth in the table above.

Determination of Offering Price

Prior to this offering, there has been no public market for our Common Stock. The initial public offering price has been determined through negotiations between us and the representative. In addition to prevailing conditions in the equity securities markets, including market valuations of publicly traded companies considered comparable to our company, the factors considered in determining the initial public offering price included:

•        our results of operations;

•        our current financial condition;

•        our future prospects;

•        our management;

•        the economic conditions in and future prospects for the industry in which we compete; and

•        other factors we and the representative deem relevant.

We cannot assure you that an active or orderly trading market will develop for our Common Stock or that our Common Stock will trade in the public markets subsequent to this offering at or above the initial public offering price.

Commissions and Discounts

The underwriters will offer the shares directly to the public at the initial public offering price set forth on the cover page of this prospectus, and at this price less a concession not in excess of $[•] per share of Common Stock to other dealers. After this offering, the offering price, concessions and other selling terms may be changed by the underwriters. The underwriters may allow, and certain dealers may re-allow, a discount from the concession not in excess of $[•] per share of Common Stock to certain brokers and dealers. Our shares of Common Stock will be offered subject to receipt and acceptance by the underwriters and to the other conditions, including the right to reject orders in whole or in part.

The following table summarizes the compensation to be paid to the underwriters and the proceeds, before expenses, payable to us:

	No Exercise	Full Exercise
Per Share
Total

We estimate that our total expenses in connection with this offering, excluding underwriting discounts and commissions, will be approximately $[•]. We have also agreed to reimburse the underwriters up to $[•] for certain of their fees and expenses relating to the offering.

Indemnification of Underwriters

We will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the underwriting agreement. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect of those liabilities. We have also agreed to indemnify the underwriters for losses if the shares (other than those purchased pursuant to the underwriters’ option to purchase additional shares) are not delivered to the underwriters’ accounts on the initial settlement date.

No Sales of Similar Securities

We, our directors, executive officers and holders of a substantial majority of all of our capital stock and securities convertible into our capital stock (each such person, a “lock-up party”) have entered into lock-up agreements with the representative prior to the commencement of this offering pursuant to which each of these persons or entities, for a period of [•] days after the date of this prospectus, may not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or, in the case of the Company, file with the SEC a registration statement under the Securities Act relating to, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock. These restrictions shall also apply to any Common Stock received upon exercise of options granted to or warrants owned by each of the persons or entities described in the immediately preceding sentence.

In the case of the Company, the restrictions described in the paragraph above do not apply, subject in certain cases to various conditions, to:

(1)    the shares of Common Stock to be sold in this offering;

(2)    the issuance of options to acquire shares of Common Stock granted pursuant to the Company’s benefit plans existing described in this prospectus, as such plans may be amended;

(3)    the issuance of shares of Common Stock upon the exercise of any such options;

(4)    the filing of one or more registration statements on Form S-8 providing for resales of securities registered thereunder; or

(5)    the filing of a registration statement on Form S-1 with respect to securities of the Company owned by certain shareholders, officers or directors of the Company.

For the avoidance of doubt, the filing of any registration statement pursuant to clause (4) or (5) described above will be without prejudice to the transfer limitations applicable to any lock-up party, which shall continue in full force and effect in accordance with the terms of the lock-up agreements.

In the case of directors, executive officers and other shareholders, the restrictions described in the paragraph above do not apply, subject in certain cases to various conditions, to transfers:

(i)     provided that each resulting transferee of shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock executes and delivers to the representative an agreement satisfactory to the representative:

a.      as a bona fide gift or gifts;

b.      to any trust or other entity for the direct or indirect benefit of the lock-up party or the immediate family of the lock-up party; or

c.      if the lock-up party is a corporation, partnership, limited liability company, trust or other business entity and (1) transfers to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act) of the lock-up party or (2) distributes shares of Common Stock or any security convertible into or exchangeable or exercisable for any shares of Common Stock to limited partners, limited liability company members or stockholders of the lock-up party, or to any investment fund or other entity that controls or manages the lock-up party;

(ii)    via transfer by testate succession or intestate succession;

(iii)   in connection with the grant and maintenance of a bona fide lien, security interest, pledge, hypothecation or other similar encumbrance of Common Stock by the lock-up party to a recognized financial institution in connection with a loan to the lock-up party;

(iv)   if the lock-up party is an employee of the Company and transfers to the Company upon death, disability or termination of employment of such employee; or

(v)    pursuant to an order of a court or regulatory agency.

provided that in the case of any transfer or distribution pursuant to clauses (i) through (iii) above, that no filing by the lock-up party or any other person under Section 16(a) of the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution during the [•] day period after the date of this prospectus.

The representative may release any of the securities subject to these lock-up agreements which, in the case of officers and directors, shall be with notice.

Listing

We have applied to list our Common Stock and warrants on the Nasdaq under the symbols “[IRRX]” and “[IRRXW].”

Short Sales, Stabilizing Transactions and Penalty Bids

In order to facilitate this offering, persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the shares during and after this offering. Specifically, the underwriters may engage in the following activities in accordance with the rules of the SEC.

Short Sales

Short sales involve the sales by the underwriters of a greater number of shares of Common Stock than they are required to purchase in the offering. Covered short sales are short sales made in an amount not greater than the underwriters’ option to purchase additional shares of Common Stock. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of our Common Stock available for purchase in the open market as compared to the price at which they may purchase the shares through their option.

Naked short sales are any short sales in excess of such option to purchase additional shares of Common Stock. The underwriters must close out any naked short position by purchasing shares of our Common Stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Common Stock in the open market after pricing that could adversely affect investors who purchase in this offering.

Stabilizing Transactions

The underwriters may make bids for or purchases of shares of our Common Stock for the purpose of pegging, fixing or maintaining the price of our Common Stock, so long as stabilizing bids do not exceed a specified maximum.

Penalty Bids

If the underwriters purchase shares of our Common Stock in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from the underwriters and selling group members who sold those shares as part of this offering. Stabilization and syndicate covering transactions may cause the price of our Common Stock to be higher than it would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the price of the shares if it discourages resales of the shares.

The transactions above may occur on The Nasdaq Stock Market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our Common Stock. If such transactions are commenced, they may be discontinued without notice at any time.

Discretionary Sales

The underwriters have informed us that they do not expect to confirm sales of the shares of Common Stock offered by this prospectus to accounts over which they exercise discretionary authority without obtaining the specific approval of the account holder.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet or through other online services maintained by one or more of the underwriters participating in this offering, or by their affiliates. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their affiliates have in the past provided, and may in the future from time to time provide, investment banking and other financing and banking services to us, for which they have in the past received, and may in the future receive, customary fees and reimbursement for their expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments, including bank loans, for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments.

Disclaimers About Non-U.S. Jurisdictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), an offer to the public of any of our shares may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any of our shares may be made at any time under the following exemptions under the EU Prospectus Regulation:

(a)     to any legal entity which is a “qualified investor” as defined under the EU Prospectus Regulation;

(b)    to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the EU Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

(c)     in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation,

provided that no such offer of our shares shall result in a requirement for the Company or any of the representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or a supplemental prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any of our shares or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the representative and the Company that it is a qualified investor within the meaning of Article 2 of the EU Prospectus Regulation.

In the case of any of our shares being offered to a financial intermediary as that term is used in Article 1(4) of the EU Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that our shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any of our shares to the public, other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representative has been obtained to each such proposed offer or resale.

The Company, the representative and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified the representative of such fact in writing may, with the prior consent of the representative, be permitted to acquire our shares in the offer.

For the purposes of this provision, the expression an “offer to the public” in relation to any of our shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any of our shares to be offered so as to enable an investor to decide to purchase or subscribe for any of our shares, and the expression “EU Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

An offer to the public of any of our shares may not be made in the United Kingdom, except that an offer to the public in the United Kingdom of any of our shares may be made at any time under the following exemptions under the UK Prospectus Regulation:

(a)     to any legal entity which is a “qualified investor” as defined under the UK Prospectus Regulation;

(b)    to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

(c)     in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (as amended, “FSMA”),

provided that no such offer of our shares shall result in a requirement for the Company or any representative to publish a prospectus pursuant to section 85 of the FSMA or a supplemental prospectus pursuant to Article 23 of the UK Prospectus Regulation and each person who initially acquires any of our shares or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the representative and the Company that it is a qualified investor within the meaning of Article 2 of the UK Prospectus Regulation.

In the case of any of our shares being offered to a financial intermediary as that term is used in Article 1(4) of the UK Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that our shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any of our shares to the public, other than their offer or resale in the United Kingdom to qualified investors as so defined or in circumstances in which the prior consent of the representative has been obtained to each such proposed offer or resale.

The Company, the representative and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified the representative of such fact in writing may, with the prior consent of the representative, be permitted to acquire our shares in the offer.

For the purposes of this provision, the expression an “offer to the public” in relation to any of our shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any of our shares to be offered so as to enable an investor to decide to purchase or subscribe for any of our shares.

This Prospectus is only being distributed to and is only directed at: (A) persons who are outside the United Kingdom; or (B) qualified investors who are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), or (ii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons falling within (1)-(3) together being referred to as “relevant persons”). Our shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire our shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this Prospectus or any of its contents.

Notice to Prospective Investors in Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”)

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Notice to Prospective Investors in Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

LEGAL MATTERS

Certain legal matters relating to the offering as to U.S. federal law and the law of the State of New York in connection with this offering will be passed upon for us by Winston & Strawn LLP, Houston, Texas. Certain legal matters will be passed on for the [underwriters] by [    ].

EXPERTS

The financial statements of the Company as of and for the fiscal years ended December 31, 2025 and 2024 included in this prospectus have been audited by Ham, Langston & Brezina, LLP, independent registered public accounting firm as set forth in their report thereon included in this prospectus and appearing elsewhere in this registration statement, and included in reliance on such report and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon the effectiveness of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Integrated Rail & Resources Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Integrated Rail & Resources Inc. (the “Company”) as of December 31, 2025 and 2024, the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2025, and the related notes to the consolidated financial statements (collectively, the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2025 in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the consolidated financial statements, the Company has not commenced operations and there is no assurance that the Company will raise the additional capital it needs to fund its business. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that may be necessary should the Company be unable to continue as a going concern.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ham, Langston & Brezina, L.L.P.

We have served as the Company’s auditor since 2024.

Houston, Texas

March 31, 2026

INTEGRATED RAIL & RESOURCES INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2025	December 31, 2024
Assets
Current Assets:
Cash	$372,165	$39,938
Total Current Assets	372,165	39,938
Construction in process	15,400,913	—
Land	6,635,932	—
Restricted cash and cash equivalents	811,084	—
Right of use assets	38,911	—
Investments held in Trust Account	—	3,237,676
Total Assets	$23,259,005	$3,277,614

Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Deficit
Current Liabilities
Accounts payable and accrued expenses	$10,019,784	$2,594,035
Accrued franchise tax	182,369	23,571
Accrued excise tax	3,215,098	2,649,197
Income taxes payable	342,651	278,518
Advances from related parties	100,770	100,770
Notes Payable – Sponsor	5,273,225	5,393,225
Notes Payable – related parties	2,043,710	390,710
Convertible promissory note, net of debt discount	1,900,000	1,255,062
Conversion event liability	726,944	684,887
Working Capital Loan – related party	17,935	17,935
Due to Endeavor	47,319	—
Promissory Note to Sellers	12,000,000	—
Lease liability, current	1,449	—
Total Current Liabilities	35,871,254	13,387,910
Asset retirement obligation	556,884	—
Lease liability, non-current	37,138	—
Surety reclamation deposit	308,848	—
Warrant liabilities	7,238,000	4,180,000
Deferred underwriting fee payable	—	8,050,000
Total Liabilities	44,012,124	25,617,910

Commitments and Contingencies (Note 9)
Class A Common Stock subject to possible redemption. 0 and 249,659 shares at redemption value of approximately $0.00 and $12.61 per share at December 31, 2025 and 2024, respectively.	—	3,148,662

Stockholders’ Deficit:
Preferred Stock, $0.0001 par value; 10,000,000 and 1,000,000 shares authorized, no shares issued or outstanding, respectively	—	—
Common Stock, $0.0001 par value; 200,000,000 and 0 shares authorized, 6,575,561 and 0 shares issued and outstanding, respectively	658
Class A Common Stock, $0.0001 par value; 100,000,000 shares authorized, 5,750,000 shares issued and outstanding (excluding 25,561 and 249,659 shares subject to possible redemption) at December 31, 2025 and 2024, respectively.	—	575
Class B Common Stock, $0.0001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding	—	—
Additional paid-in capital	19,868,343
Accumulated deficit	(40,622,120)	(25,489,533)
Total Stockholders’ Deficit	$(20,753,119)	$(25,488,958)

Total Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Deficit	$23,259,005	$3,277,614

The accompanying notes are an integral part of the consolidated financial statements.

INTEGRATED RAIL & RESOURCES INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31, 2025	Year Ended December 31, 2024
EXPENSES
General and administrative	$(1,089,422)	$(1,253,721)
Acquisition related costs	(2,980,170)	(1,770,970)
Compensation expense	(1,489,876)	—
Operations and maintenance	(3,207)	—
Other operating expenses	(211,782)	(30,059)
Loss from Operations	(5,774,457)	(3,054,750)

Other Income (Expense)
Interest and income earned on cash and trust investments	68,722	1,438,346
Interest expense	(350,342)	(422,128)
Recovery of offering costs attributable to partial waiver of deferred underwriting fee	268,153	—
Change in fair value of warrant liabilities	(14,558,000)	(2,090,000)
Change in fair value of conversion event liability	63,513	(17,821)
Excise tax interest and penalties	(535,632)	(214,457)
Total Other Expense, net	(15,043,586)	(1,306,060)

Loss before provision for income taxes	(20,818,043)	(4,360,810)
Provision for income taxes	(64,133)	(462,092)
Net Loss	$(20,882,176)	$(4,822,902)

Weighted average shares outstanding of Common Stock	5,795,236	—
Basic and diluted net loss per share, Common Stock	$(3.60)	$—

Weighted average shares outstanding of redeemable Class A Common Stock	—	2,188,860
Basic and diluted net loss per share, redeemable Class A Common Stock	$—	$(0.61)

Weighted average shares outstanding of non-redeemable Class A and Class B Common Stock	—	5,750,000
Basic and diluted net loss per share, non-redeemable Class A and Class B Common Stock	$—	$(0.61)

The accompanying notes are an integral part of the consolidated financial statements.

INTEGRATED RAIL & RESOURCES INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2025 AND 2024

	Common Stock		Class A Common Stock		Class B Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Shareholder’s Deficit
	Shares	Amount	Shares	Amount	Shares	Amount
Balance – December 31, 2023	—	$—	—	$—	5,750,000	$575	$—	$(18,120,810)	$(18,120,235)
Accrued excise tax on Common Stock Redemptions	—	—	—	—	—	—	—	(693,320)	(693,320)
Conversion of Class B Common Stock to Class A Common Stock	—	—	5,750,000	575	(5,750,000)	(575)	—	—	—
Remeasurement of Common Stock subject to redemption	—	—	—	—	—	—	—	(1,852,501)	(1,852,501)
Net Loss	—	—	—	—	—	—	—	(4,822,902)	(4,822,902)
Balance – December 31, 2024	—	$—	5,750,000	$575	—	$—	$—	$(25,489,533)	$(25,488,958)
Remeasurement of Common Stock subject to redemption	—	—	—	—	—	—	—	(251,989)	(251,989)
Conversion of Class A Common Stock to Common Stock	5,750,000	575	(5,750,000)	(575)	—	—	—	—	—
Conversion of Temporary Equity to Common Stock	25,261	3	—	—	—	—	368,423	—	368,426
Impact of Partial Waiver of Deferred Underwriting Fee	—	—	—	—	—	—	—	6,031,847	6,031,847
Reclass of Public Warrants to Equity	—	—	—	—	—	—	11,500,000	—	11,500,000
Common Stock Issued Upon Close	800,000	80	—	—	—	—	7,999,920	—	8,000,000
Accrued Excise Tax on Common Stock Redemptions	—	—	—	—	—	—	—	(30,269)	(30,269)
Net (Loss) Income	—	—	—	—	—	—	—	(20,882,176)	(20,882,176)
Balance – December 31, 2025	6,575,561	$658	—	$—	—	$—	$19,868,343	$(40,622,120)	$(20,753,119)

The accompanying notes are an integral part of the consolidated financial statements.

INTEGRATED RAIL & RESOURCES INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2025	Year Ended December 31, 2024
Cash Flows from Operating Activities:
Net loss	$(20,882,176)	$(4,822,902)
Adjustments to reconcile net loss income to cash used in operating activities:
Interest expense paid in kind	350,508	422,128
Change in fair value of conversion event feature	(63,513)	17,821
Recovery of offering costs attributable to partial waiver of deferred underwriting fee	(268,153)	—
Amortization of right of use asset	95	—
Accretion of asset retirement obligation	11,782	—
Interest and income earned on Trust Account investments	(68,722)	(1,438,341)
Change in fair value of warrant liabilities	14,558,000	2,090,000
Changes in Operating Assets and Liabilities:
Prepaid expenses	—	33,590
Accounts payable and accrued expenses	3,675,897	1,893,371
Lease liability	(747)	—
Accrued franchise tax	158,798	(56,429)
Accrued excise tax	535,632	214,457
Income tax payable	64,133	(898,522)
Net Cash Used in Operating Activities	(1,928,466)	(2,544,827)

Cash Flows from Investing Activities:
Cash paid for asset acquisition	817,285	—
Payment of transaction cost in association with close of Business Combination	131,202	—
Withdrawal of funds upon closing of Trust Account	280,694	—
Cash deposited into Trust Account	(210,006)	(690,000)
Cash withdrawn from Trust Account for payment to redeeming stockholders	3,032,225	70,178,335
Transfer of funds held in Trust Account for payment of taxes	72,283	1,443,866
Net Cash Provided by Investing Activities	4,123,683	70,932,201

Cash Flows from Financing Activities:
Proceeds from Note Payable – Sponsor	—	540,000
Proceeds from Note Payable – related party	1,745,000	—
Repayment of Note Payable – related party	—	(209,290)
Repayment of promissory note – Sponsor	(120,000)
Repayment of promissory note – related party	(92,000)	—
Proceeds from promissory note – third party	47,319	—
Proceeds from convertible promissory note	400,000	1,500,000
Payment to redeeming stockholders	(3,032,225)	(70,178,335)
Net Cash Used in Financing Activities	(1,051,906)	(68,347,625)

Net Change in Cash and Restricted Cash	1,143,311	39,749
Cash – Beginning of Year	39,938	189
Cash and Restricted Cash – End of Year	$1,183,249	$39,938

INTEGRATED RAIL & RESOURCES INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)

	Year Ended December 31, 2025	Year Ended December 31, 2024
Supplemental Disclosure of Cash Flow Information:
Cash paid for taxes	$—	$1,360,613

Supplemental Disclosure of Noncash Investing and Financing Activities:
Accrued excise tax on Common Stock redemptions	$30,269	$693,320
Deferred underwriting fee reclassified to accounts payable	$1,750,000	$—
Remeasurement of Common Stock subject to redemption	$251,989	$1,852,501
Conversion of Class B Common Stock to Class A Common Stock	$—	$575
Conversion of Class A Common Stock to Common Stock	$575	$—
Conversion of temporary equity to Common Stock	$368,426	$—
Impact of partial waiver of deferred underwriting fee	$6,031,847	$—
Issuance of common stock for asset acquisition	$8,000,000	$—
Issuance of note payable for asset acquisition	$12,000,000	$—
Reclassification of Public Warrants to equity	$11,500,000	$—
Discount on convertible promissory note	$105,570	$667,066
Payable to redeeming stockholders	$233,794	$—

The accompanying notes are an integral part of the consolidated financial statements.

INTEGRATED RAIL & RESOURCES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS, AND GOING CONCERN

Integrated Rail & Resources Inc. (formerly known as Uinta Infrastructure Group Corp.) (the “Company”) is a Delaware corporation and prior to the Business Combination (defined below), was a direct, wholly-owned subsidiary of Integrated Rail and Resources Acquisition Corp (“Integrated SPAC”). Integrated SPAC was incorporated in Delaware on March 12, 2021. Integrated SPAC was a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. References to “TSII” refer to the private Delaware corporation that is now our wholly owned subsidiary and named Tar Sands Holdings II, LLC.

On December 12, 2025 (the “Closing Date”), the Company consummated a business combination pursuant to an agreement and plan of merger, dated as of August 12, 2024 (as amended by that certain Amendment to and Waiver of Agreement and Plan of Merger, dated November 8, 2024, that certain Second Amendment to Agreement and Plan of Merger, dated December 31, 2024, that certain Waiver to Agreement and Plan of Merger, dated April 30, 2025, that certain Third Amendment to Agreement and Plan of Merger, dated May 14, 2025, that certain Fourth Amendment to Agreement and Plan of Merger, dated July 14, 2025, that certain Fifth Amendment to Agreement and Plan of Merger, dated September 15, 2025, and that certain Sixth Amendment to Agreement and Plan of Merger, dated December 12, 2025, and as may be further amended or modified from time to time), by and among Integrated Rail and Resources Acquisition Corp., a Delaware corporation, Uinta Infrastructure Group Corp., a Delaware corporation, Uinta Lower Holdings, Inc., a Delaware corporation and wholly owned subsidiary of Uinta Infrastructure Group Corp., Uinta Merger Co., a Delaware corporation and wholly owned subsidiary of Uinta Infrastructure Group Corp., Uinta Merger LLC, a Delaware limited liability company and wholly owned subsidiary of Uinta Lower Holdings, Inc., Tar Sands Holdings II, LLC, a Utah limited liability company, and Endeavor Capital Group, LLC, as company member representative. Pursuant to the terms of the agreement, the business combination between Integrated Rail and Resources Acquisition Corp. and Tar Sands Holdings II, LLC was effected through (i) the merger of Uinta Merger Co. with and into Integrated Rail and Resources Acquisition Corp., with Integrated Rail and Resources Acquisition Corp. continuing as the surviving entity and a wholly owned subsidiary of Uinta Infrastructure Group Corp. (the “SPAC Merger”), and (ii) the merger of Uinta Merger LLC with and into Tar Sands Holdings II, LLC, with Tar Sands Holdings II, LLC continuing as the surviving entity and a wholly owned subsidiary of Uinta Lower Holdings, Inc. (the “Company Merger” and, together with the SPAC Merger, the “Mergers”). The transactions contemplated by the agreement, including the Mergers and the related transactions, are collectively referred to herein as the “Business Combination”. Upon consummation of the business combination, Uinta Infrastructure Group Corp., became the public reporting company and was renamed Integrated Rail & Resources Inc., and TSII became a wholly owned subsidiary of Uinta Lower Holdings, Inc. For accounting purposes, the business combination was treated as an asset acquisition in accordance with ASC 805-10-55, as substantially all of the fair value of the gross assets acquired was concentrated in a single identifiable asset or group of similar identifiable assets.

Litigation

On September 6, 2024, Tyr Energy Utah Logistics, LLC (“Tyr Energy”) filed suit in the County Court at Law, Number 1, Nueces County, Texas against the Integrated SPAC, the Sponsor and certain affiliates of the Sponsor, asserting claims for breach of and tortious interference with a non-disclosure and non-circumvention agreement in connection with the public announcement of the proposed Business Combination. Tyr Energy was seeking a temporary restraining order and temporary injunction. The Sponsor and its affiliates disputed specific personal jurisdiction, and all defendants, including the Company, vehemently disputed liability and vigorously defended against Tyr Energy’s claims. On December 17, 2025, Tyr Energy dropped the suit against the Company, the Sponsor and affiliates of the Sponsor.

Crude Oil Supply, Offtake, and Processing Agreement with STUSCO

On May 7, 2025, the Company entered into a Crude Oil Supply, Offtake, and Processing Agreement with Shell Trading (US) Company (“STUSCO”) (the “Offtake Agreement”). Under the agreement, STUSCO will be the exclusive supplier of crude oil to the Company’s Vernal, Utah facility, and the exclusive purchaser of refined products from the

INTEGRATED RAIL & RESOURCES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS, AND GOING CONCERN (cont.)

facility, for an initial term of seven years following commencement of operations, with automatic two-year renewal periods thereafter unless terminated by STUSCO. The Company is responsible for the restoration and operation of the facility at its own cost and risk, and must meet certain conditions precedent, including completion of construction and regulatory approvals, before the agreement becomes fully effective. The agreement provides for pricing based on published market indices with fixed differentials and includes provisions addressing exclusivity, right of first refusal on facility expansions, most favored nation terms, and customary termination, force majeure, and indemnification clauses.

Liquidity and Going Concern

At December 31, 2025, the Company had $372,165 in cash and $35,499,089 in working capital deficit.

The Company has incurred and expects to continue to incur significant costs in pursuit of financing after its acquisition, there are no assurances that such additional capital will ultimately be available. In connection with the Company’s assessment of going concern considerations in accordance with FASB Accounting Standards Codification (“ASC”) 205-40, “Presentation of Financial Statements — Going Concern”, management has determined that these factors raise substantial doubt about the Company’s ability to continue as a going concern for the next twelve months from the issuance of these consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management plans to raise funds through a public offering and will continue its efforts to consummate such a financing.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany transactions have been eliminated.

Segment Reporting

The Company complies with ASC Topic 280, “Segment Reporting”, which improves reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses among other disclosure requirements.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are

INTEGRATED RAIL & RESOURCES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable.

The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates. One of the more significant accounting estimates included in these consolidated financial statements is the determination of the fair value of the warrant liabilities.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Net Loss per Common Stock

Net loss per common stock is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the period. For the year ended December 31, 2024, The Company had two classes of common stock outstanding. The Company applied the two-class method in calculating net loss per common stock. Accretion associated with the redeemable shares of Class A common stock is excluded from loss per common stock as the redemption value approximates fair value. As of December 31, 2025, the Company had only Common Stock outstanding. and has reflected the allocation of net loss for the year ended December 31, 2025, retrospectively due to no distributions for the prior shares.

The Company has not considered the effect of the warrants sold in the Initial Public Offering and private placement to purchase an aggregate of 20,900,000 shares in the calculation of diluted loss per share or the shares that may be acquired in association with the Company’s convertible promissory note, since the exercise of the warrants and the shares acquired in association with the convertible promissory note are contingent upon the occurrence of future events. As a result, diluted loss per share is the same as basic loss per share for the periods presented. As of December 31, 2025 and 2024, the Company did not have any dilutive securities or other contracts that could potentially be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted net loss per common stock is the same as basic net loss per common stock for the periods presented.

INTEGRATED RAIL & RESOURCES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The following table reflects the calculation of basic and diluted net loss per common stock (in dollars, except per share amounts):
	2025	2024
	Common Stock	Shares Subject to Possible Redemption	Shares Not Subject to Possible Redemption
Basic and diluted net loss per common stock

Numerator:
Allocation of net loss	$(20,882,176)	$(1,329,745)	$(3,493,157)
Denominator:
Basic and diluted weighted average common shares outstanding	5,795,236	2,188,860	5,750,000
Basic and diluted net loss per common stock	$(3.60)	$(0.61)	$(0.61)

Class A Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in ASC Topic 480. Shares of common stock subject to redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable common stock (including shares of common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity.

At all other times, shares of common stock are classified as stockholders’ equity. The Company’s Public Shares feature redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. The valuation of common stock subject to redemption includes the Company’s estimate of interest held in the Trust Account that is available for payment of taxes, and excludes dissolution expense of up to $100,000 since it is only taken into account in the event of the Company’s liquidation. As of December 31, 2025 and 2024, 0 and 249,659 shares of Class A common stock subject to possible redemption, respectively, are presented at redemption value as temporary equity, outside of stockholders’ deficit section of the Company’s consolidated balance sheets. At December 31, 2025 and 2024, the Class A common stock subject to possible redemption reflected in the consolidated balance sheets are reconciled in the following table:
Class A Common stock subject to possible redemption	Shares	Amount
December 31, 2023	6,489,246	$71,474,496
Less:
Redemption of Common Stock	(6,239,587)	(70,178,335)
Plus:
Remeasurement of Class A common stock subject to possible redemption	—	1,852,501
December 31, 2024	249,659	$3,148,662

Less:
Redemption of Common Stock	(224,087)	(3,032,225)
Reclassification to stockholders’ equity	(25,561)	(368,426)
Plus:
Remeasurement of Class A common stock subject to possible redemption	—	251,989
December 31, 2025	—	$—

INTEGRATED RAIL & RESOURCES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Warrant Liabilities

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, Distinguished Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the consolidated statements of operations.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, Derivatives and Hedging. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the consolidated balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the consolidated balance sheet date.

Convertible Promissory Note

The Company’s convertible promissory note issued to B H, Inc. in 2024 contains a conversion feature whereby, upon consummation of the proposed Business Combination with TSII, the note shall convert into 355,000 shares of UIGC’s common stock. The Company treats this conversion feature as an embedded derivative in accordance with ASC 815 and bifurcates the embedded derivative from the host contract. As such, the conversion event liability is reported on the consolidated balance sheets at fair value upon inception of the convertible promissory note. Changes in its fair value are reported on the consolidated statements of operations as change in fair value of conversion event liability.

The convertible promissory note was issued at its face value of $1,500,000 and is reported net of a debt discount representing the initial fair value of the conversion event liability. In accordance with ASC 835, Interest (“ASC 835”), the Company capitalized the debt discount of $667,066 and is amortizing the debt discount ratably to interest expense on the consolidated statements of operations. Amortization of the debt discount is recognized over the shorter life of a) funded extension life of the Trust Account as of December 31, 2025 or b) the expected date of the consummation of the proposed Business Combination. For the year ended December 31, 2025 and 2024, the Company recognized $244,772 and $442,128, respectively, in interest expense related to the amortization of the debt discount. The Company presents the convertible promissory note on the consolidated balance sheets at face value, net of its amortized debt discount.

The Company’s convertible promissory notes issued to Paul Gonzalez in 2025 contain a conversion feature whereby, upon consummation of the proposed Business Combination with TSII, the notes shall convert into 80,000 shares of UIGC’s common stock. The Company treats this conversion feature as an embedded derivative in accordance with ASC 815 and bifurcates the embedded derivative from the host contract. As such, the conversion event liability is reported on the consolidated balance sheets at fair value upon inception of the convertible promissory note. Changes in its fair value are reported on the consolidated statements of operations as change in fair value of conversion event liability.

INTEGRATED RAIL & RESOURCES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The convertible promissory notes were issued at their face value of $400,000 and is reported net of a debt discount representing the initial fair value of the conversion event liability. In accordance with ASC 835, Interest (“ASC 835”), the Company capitalized the debt discount of $105,570 and is amortizing the debt discount ratably to interest expense on the consolidated statements of operations. Amortization of the debt discount is recognized over the shorter life of a) funded extension life of the Trust Account as of December 31, 2025 or b) the expected date of the consummation of the proposed Business Combination. For the year ended December 31, 2025 and 2024, the Company recognized $105,570 and $0, respectively, in interest expense related to the amortization of the debt discount. The Company presents the convertible promissory notes on the consolidated balance sheets at face value, net of its amortized debt discount.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC Topic 820, Fair Value Measurement (“ASC 820”), approximates the carrying amounts represented in the accompanying consolidated balance sheets, primarily due to their short-term nature. The Company applies ASC 820, which establishes a framework for measuring fair value and clarifies the definition of fair value within the framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.

The carrying amounts reflected in the consolidated balance sheets for cash, accounts payable, accrued expenses, and due to related party approximate fair value due to short-term nature.
Level 1	—

Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.

Level 2	—

Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3	—	Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.

See Note 12 for additional information on assets and liabilities measured at fair value.

Stock-based Compensation

The transfer of the Founder Shares to independent directors is in the scope of FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The Founders Shares were granted subject to a performance condition (i.e., the occurrence of a Business Combination). Compensation expense related to the Founders Shares is recognized only when the performance condition is probable of occurrence under the applicable accounting literature in this circumstance. The Founder Shares vest upon certain operating performance hurdles. As per the Sponsor Letter Agreement with Creto IRRX PIPE Investment, LLC, dated January 23, 2026, there are performance hurdles specific to barrel production that allow for the vesting of shares. These hurdles are 16,170 barrels per day for three (3) consecutive months (“Hurdle One”) and that would vest 25% of Founder Shares, and 49,000 barrels per day for three (3) consecutive months (“Hurdle Two”) which would then vest the remaining 75%. For 25% of the Founder

INTEGRATED RAIL & RESOURCES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Shares, should the daily value weighted average price of the Common Stock for any 20 of 30 consecutive trading days is equal to or exceeds $18.00 per share, the 25% will vest in lieu of Hurdle One. The Facility will not be operational until the second half of 2027, therefore no stock-based compensation expense has been recognized. Stock-based compensation would be recognized at the date Hurdle One or Hurdle Two is satisfied in an amount equal to the number of Founders Shares that ultimately vest multiplied times the grant date fair value per share (unless subsequently modified) less the amount initially received for the purchase of the Founders Shares.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the consolidated financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The Company’s effective tax rate for the year ended December 31, 2025 and 2024, was 0.0%, and (10.6)%, respectively. The effective tax rate differs from the statutory tax rate of 21% for the year ended December 31, 2025 and 2024, primarily due to the change in the fair value of the warrants, tax interest and penalties, the valuation allowance on the deferred tax assets, Business Combination related expenses and prior-year true-ups.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the consolidated financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the United States is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits and underpaid income taxes as income tax expense. There were no unrecognized tax benefits as of December 31, 2025 and 2024 and the Company recognized $0 and $210,648 in accrued interest and penalties at December 31, 2025 and 2024. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. Since the Company was incorporated on March 12, 2021, the evaluation was performed for the 2023 and 2022 tax years, which are the only periods subject to examination.

On July 4, 2025, President Trump signed into law the One Big Beautiful Bill Act (“OBBBA”). ASC 740, “Income Taxes”, requires the effects of changes in tax laws to be recognized in the period in which the legislation is enacted. The Company is currently evaluating the impact of the new law. However, none of the tax provisions are expected to have a significant impact on the Company’s financial statements.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of December 31, 2025 and 2024.

Restricted cash and cash equivalents are amounts that are reserved to satisfy surety requirements from the Utah Department of Natural Resources, Division of Oil Gas and Mining. The Company does not have a surety bond in place, these funds are reserved to satisfy the bond requirements. Due to the long term nature of the surety obligation, these funds have been classified as a non-current asset.
	2025	2024
Unrestricted cash and cash equivalents	$372,165	$39,938
Restricted cash and cash equivalents	811,084	—
Total cash and cash equivalents	$1,183,249	$39,938

INTEGRATED RAIL & RESOURCES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Investments Held in Trust Account

As of December 31, 2024, funds held in Trust Account consisted primarily of Money Market Funds which are invested in U.S. Treasury Securities, which have readily determinable fair values. Such funds are presented on the consolidated balance sheets at fair value at the end of the reporting period. Interest on the Money Market Funds is included in interest and income from cash and trust investments in the accompanying consolidated statements of operations. Upon the close of the Business Combination on December 31, 2025, the Trust Account was liquidated with the Company receiving $280,694, net of expenses paid to the trustee.

Recent Accounting Pronouncements

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”), which will require the company to disclose specified additional information in its income tax rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. ASU 2023-09 will also require the company to disaggregate its income taxes paid disclosure by federal, state and foreign taxes, with further disaggregation required for significant individual jurisdictions. The Company adopted ASU 2023-09 on January 1, 2025 on a prospective basis.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

NOTE 3 — ASSETS ACQUIRED

Upon consummation of the business combination, Uinta Infrastructure Group Corp., became the public reporting company and was renamed Integrated Rail & Resources Inc., and TSII became a wholly owned subsidiary of Uinta Lower Holdings, Inc. For accounting purposes, the business combination was treated as an asset acquisition in accordance with ASC 805-10-55, as substantially all of the fair value of the gross assets acquired was concentrated in a single identifiable asset or group of similar identifiable assets.

The purchase price for all of Tar Sands Holdings II, LLC Membership Units was 800,000 shares of Company’s Common Stock in the aggregate and $12 million in Cash consideration payable upon closing of an offering and issued as a promissory note (the “Purchase Price”), which will be measured based on the fair value of the 800,000 shares of Company Common Stock and $12 million in cash given in exchange for the assets received. The Company concluded that it would allocate the cost associated with the asset acquisition to the individual assets acquired and/or liabilities assumed, based on their relative fair values as discussed in ASC 805-50-30-3. The Company measured the fair value in accordance with ASC 820. No goodwill was recognized in an asset acquisition. The Company’s valuation specialist has concluded that the fair value of the assets acquired is equal to the cost of the assets acquired. Based on the conclusions herein that the transaction does not meet the definition of a business under ASC 805 and is accounted for as an asset acquisition.

Preliminary Purchase Price Allocation
Fair value of 800,000 common stock	$8,000,000
Promissory note – cash consideration	12,000,000
Transaction cost incurred (legal and advisory)	1,999,852
Total Purchase Price	$21,999,852

Fair value of construction in process acquired	$15,400,913
Fair value of land acquired	6,635,932
Net liabilities assumed	(36,993)
Fair value of assets acquired	$21,999,852

INTEGRATED RAIL & RESOURCES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — ASSET RETIREMENT OBLIGATIONS

The Company has an asset retirement obligation for the estimated environmental remediation costs required in the retirement of the mine. The obligation arises from a legal requirement to fill in and restore the quarry after extraction operations have stopped. The obligation to perform the asset retirement activity is unconditional even though there may be uncertainty about whether and how the obligation will ultimately be settled. The obligation is determined through obtaining an independent environmental study to assess the costs associated with the retirement of the mine.

Asset Retirement Obligations
December 12, 2025 (date of Closing)	$556,884
Accretion	—
December 31, 2025	$556,884

The Company recorded an initial liability for the expected retirement costs of the tangible long-lived asset. The future estimated reclamation costs was determined to be $796,000. This balance was discounted over an estimated life of 10 years using a credit adjusted risk free rate of 7.46%. Additional expense for the asset retirement obligation is accreted over the life of the obligation.

NOTE 5 — OPERATING LEASE

The Company makes one payment per year on the lease. Future payments under leases, as of December 31, 2025 are as follows:

Fiscal Year
2026	$3,530
2027	3,530
2028	3,530
2029	3,530
2030	3,530
Thereafter	42,360
Total	60,010
Less imputed interest	(21,423)
Total lease liability at December 31, 2025	$38,587

NOTE 6 — SURETY RECLAMATION DEPOSIT

The Company received an initial cash deposit of $308,848 from the Utah Department of Natural Resources at the time the current owners took over the Company in 2013. The management team believes the Utah Department of Natural Resources has recourse on this deposit upon a corporate transaction event resulting in a change in ownership. The surety claim deposit is classified as a long-term liability for financial statement purposes.

NOTE 7 — RELATED PARTY TRANSACTIONS

Founder Shares

On March 12, 2021, the Sponsor paid an aggregate of $25,000 in exchange for issuance of 5,750,000 shares of Class B common stock (the “Founder Shares”). On April 5, 2021, the Sponsor transferred interests in the Sponsor that corresponded with 25,000 Founder Shares to each of Nathan Asplund, Rollin Bredenberg, Brian Feldott, and Edmund Underwood, Jr., our independent director nominees. In relation to the Initial Public Offering, an aggregate of 1,515,160 Founder Shares were cancelled by the Sponsor and transferred by us to our anchor investors in the IPO. Amounts previously reported as Class B common stock were retrospectively restated to account for this transaction. On March 7, 2022, Nathan Asplund tendered the return of his interest in the Sponsor (that corresponded with 25,000 Founder Shares) in relation to his resignation from the Board of Directors and the Sponsor transferred an interest in the Sponsor

INTEGRATED RAIL & RESOURCES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 — RELATED PARTY TRANSACTIONS (cont.)

that corresponded with 25,000 Founder Shares to Troy Welch, who was elected to the Board of Directors on March 4, 2022 to fill the vacancy. Notwithstanding the foregoing, the Sponsor retains all voting and disposition rights in the Founders Shares held by the Sponsor.

The Company determined the fair value of the share-based compensation related to the transfer of interests in the Sponsor (that corresponded to Founder Shares), to the independent director nominees, based on assumptions including the probability of an acquisition, an estimated date of acquisition, the risk free rate on the acquisition date, a discount for a lack of marketability and other variables. The value of the share based compensation was $667,250 based on grant date fair value estimates of $6.63 and $6.80 at April 5, 2021 and March 7, 2022, respectively.

On November 15, 2022, the Company’s CEO Richard Bertel, CFO Christopher Bertel, Vice President Edmund Underwood, director Rollin Bredenberg, and director Troy Welch tendered their resignation from the Company. In relation to such resignations, Mr. Bredenberg, Mr. Welch, and Mr. Underwood each tendered the return of their interest in the Sponsor (that corresponded with 25,000 Founder Shares) on November 21, 2022. The Company replaced the departed directors with Ronald Curt Copley and Jason Reeves.

On December 22, 2022, and December 24, 2022, the Sponsor transferred an interest in the Sponsor that corresponded with 25,000 Founder Shares to Ronald Curt Copley and Jason Reeves, respectively, as independent director nominees. The Company determined the fair value of the share-based compensation related to the transfer of the Sponsor interest (corresponding with Founder Shares), to the independent director nominees, based on numerous assumptions including the probability of an acquisition, an estimated date of acquisition, the risk-free rate on the acquisition date, a discount for a lack of marketability and other variables. The value of the share-based compensation was $74,637 based on grant date fair value estimates of $1.49 at both December 22, 2022, and December 24, 2022.

The holders of the Founder Shares have agreed not to transfer, assign, or sell any of their Founder Shares until the earlier to occur of (A) one year after the completion of an initial Business Combination and (B) subsequent to an initial Business Combination, (x) if the closing price of Class A common stock equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after an initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Public Stockholders having the right to exchange their common stock for cash, securities or other property. In addition, the Sponsor, as the holder of the Founder Shares, has agreed to subject certain shares of Common Stock to vesting provisions tied to Operating Hurdles. As per the Sponsor Letter Agreement with Creto IRRX PIPE Investment, LLC, dated January 23, 2026, there are performance hurdles specific to barrel production that allow for the vesting of shares. These hurdles are 16,170 barrels per day for three (3) consecutive months (“Hurdle One”) and that would vest 25% of Founder Shares, and 49,000 barrels per day for three (3) consecutive months (“Hurdle Two”) which would then vest the remaining 75%. For 25% of the Founder Shares, should the daily value weighted average price of the Common Stock for any 20 of 30 consecutive trading days is equal to or exceeds $18.00 per share, the 25% will vest in lieu of Hurdle One. The Facility will not be operational until the second half of 2027, therefore no stock-based compensation expense has been recognized.

On November 13, 2024, the holders of the Company’s Class B common stock converted all issued and outstanding shares of Class B common stock (5,750,000 shares), on a one-for-one basis, into shares of Class A common stock. The newly issued shares of Class A common stock continue to be referred to as Founder Shares. As such, the newly issued shares of Class A common stock are not redeemable and continue to carry restrictions regarding their assignment, transference and selling of the shares.

Related Party Loans

The Sponsor agreed to loan the Company up to $1,500,000 to be used for working capital purposes through the earlier of December 31, 2021 or the closing of the Initial Public Offering. At March 25, 2022 the Sponsor agreed to loan the Company up to $1,500,000 to be used for working capital purposes through April 1, 2023, as funds are necessary. Such

INTEGRATED RAIL & RESOURCES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 — RELATED PARTY TRANSACTIONS (cont.)

loans would be non-interest bearing, unsecured, and will be repaid upon the consummation of a Business Combination. In the event that the Company does not consummate a Business Combination, all amounts loaned to the Company will be forgiven except to the extent that the Company has funds available to it, outside of its Trust Account established in connection with the IPO.

On January 12, 2023, the Company issued an unsecured promissory note (the “Note Payable-Related Party”) to Trident Point 2, LLC (“Trident”), a related party through common ownership, pursuant to which the Company was entitled to borrow up to an aggregate principal amount of $600,000 in order to fund working capital deficiencies or finance transaction costs in connection with an intended Business Combination. All unpaid principal under the Note Payable-Related Party was due and payable in full on the date on which the Company consummated an initial Business Combination. Pursuant to the terms of such note, Trident had the option at any time prior to September 15, 2023 to convert amounts outstanding, up to $600,000, into warrants to purchase the Company’s shares of Class A common stock at a conversion price of $1.00 per warrant, with each warrant entitling the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to the same adjustments applicable to the Private Placement Warrants sold concurrently with the Company’s IPO. In May 2023, the Company issued an amended and restated unsecured promissory note, dated as of January 12, 2023, to Trident, removing the warrant conversion feature from the promissory note.

On February 8, 2024, the Company issued an additional unsecured promissory note to Trident, pursuant to which the Company is entitled to borrow up to an aggregate principal amount of $750,000 from Trident in order to fund costs reasonably related to an initial Business Combination for the Company, including without limitation both the daily operations of the Company prior to an initial Business Combination and potential monthly extensions to the time period for the Company to enter into and complete an initial Business Combination. No interest shall accrue on the unpaid principal balance of the promissory note. All unpaid principal under the promissory note was due and payable in full on the earlier of (i) November 15, 2024 or (ii) the date on which the Company consummates an initial Business Combination. On January 10, 2025, the Company amended and restated the promissory note to amend the Maturity Date (as defined in the promissory note) to the earlier of (i) May 15, 2025 or (ii) the date on which the Company consummates an initial Business Combination. In connection with the approval of the May 2025 Extension Amendment Proposal, the Company amended and restated the unsecured promissory note to Trident to amend the Maturity Date (as defined in the unsecured promissory note) to the earlier of (i) July 15, 2025 or (ii) the date on which the Company consummates an initial Business Combination.

On February 10, 2025, the Company issued an additional unsecured promissory note to Trident, pursuant to which the Company is entitled to borrow up to an aggregate principal amount of $1,350,000 from Trident in order to fund costs reasonably related to an initial Business Combination for the Company, including without limitation both the daily operations of the Company prior to an initial Business Combination and potential monthly extensions to the time period for the Company to enter into and complete an initial Business Combination. No interest shall accrue on the unpaid principal balance of the promissory note. All unpaid principal under the promissory note was due and payable in full on the earlier of (i) May 15, 2025, or (ii) the date on which the Company consummates an initial Business Combination.

On July 14, 2025, the Company amended and restated the unsecured promissory notes to Trident to amend the Maturity Date to the earlier of (i) September 15, 2025 or (ii) the date on which SPAC consummates an initial Business Combination.

At December 31, 2025 and 2024, the Company reported the notes payable to Trident as Notes Payable — related parties of $2,043,710 and $390,710, respectively, on the consolidated balance sheets.

Additionally, Endeavor advanced the Company $47,319 for the payment of working capital. As of December 31, 2025 and 2024, the Company reported $47,319 and $0 as due to Endeavor on the consolidated balance sheets. The advances and note payable to Endeavor are non-interest bearing and payable in conjunction with the $12 million Promissory Note to Sellers.

INTEGRATED RAIL & RESOURCES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 — RELATED PARTY TRANSACTIONS (cont.)

On April 13, 2023, the Company issued an unsecured promissory note to the Sponsor (“Note Payable — Sponsor”), pursuant to which the Company is entitled to borrow up to an aggregate principal amount of $4,153,244. All unpaid principal under the Note Payable — Sponsor will be due and payable in full on the date on which the Company consummates an initial Business Combination. On August 14, 2023, the Company amended the original promissory note and increased the borrowing limit up to $8,400,000 from the Sponsor to fund costs related to the extension of the date by which the Company must consummate an initial Business Combination pursuant to the Amended and Restated Certificate of Incorporation. As of December 31, 2025 and 2024, the Company has borrowed and owes $5,273,225 and $5,393,225 under the Note Payable — Sponsor, respectively.

On September 14, 2023, the Company issued an unsecured promissory note to the Sponsor (“Working Capital Loan — Related Party”), pursuant to which the Company is entitled to borrow up to an aggregate principal amount of $17,935 from the Lender in order to fund costs reasonably related to an initial Business Combination for the Company. No interest shall accrue on the unpaid principal balance of this promissory note. All unpaid principal under the promissory note will be due and payable in full the date on which the Company consummates an initial Business Combination. At December 31, 2025 and 2024, the Company reported $17,935 as Working Capital Loan — Related Party on the consolidated balance sheets.

A related party of the Company has paid operating expenses on behalf of the Company. These amounts were reflected on the consolidated balance sheets as Advances from Related Parties. The advances are non-interest bearing and are payable on demand. As of December 31, 2025 and 2024, the Company had an outstanding balance under advances from related parties of $100,770.

On October 11, 2024, the Company issued the October 2024 Convertible Note to B H, Inc., pursuant to which the Company is entitled to borrow up to an aggregate principal amount of $1,500,000. All unpaid principal under the October 2024 Convertible Note is due and payable in full on the date on which the Company consummates its proposed Business Combination with TSII. Pursuant to the terms of the October 2024 Convertible Note, this Note shall convert into 355,000 shares of UIGC’s common stock (as defined and amended in the Merger Agreement), provided that, should the Business Combination fail to close for any reason, the Company shall use reasonable efforts to satisfy its obligations under this October 2024 Convertible Note by cash payment in an amount equal to $3,900,000. Any balance under this Note may be prepaid at any time. Additionally, if a Business Combination is not consummated, the October 2024 Convertible Note will be repaid solely to the extent that the Company has funds available to it outside of its Trust Account.

Administrative Services Agreement

The Company entered into an agreement commencing on the date that the Company’s securities were first listed on the New York Stock Exchange through the earlier of consummation of an initial Business Combination or the liquidation, which provides that the Company will pay the Sponsor $10,000 per month for office space, secretarial and administrative services provided to the Company. In addition, the Sponsor, officers and directors, or their respective affiliates will be reimbursed for any out-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on possible Business Combination targets. The Company’s audit committee reviews on a quarterly basis all payments made by the Company to the Sponsor, executive officers or directors, or their affiliates. Any such payments prior to an initial Business Combination will be made using funds held outside the Trust Account.

At December 31, 2024, the Company owed $120,000 under this agreement. On March 21, 2025, the Sponsor agreed to waive any and all rights to receive any and all current and future payments owed to it by the Company under the agreement. At March 31, 2025, the Sponsor waived $120,000 in administrative services fees which are reflected as a reduction of operating expenses during the year ended December 31, 2025.

INTEGRATED RAIL & RESOURCES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 — DUE TO THIRD PARTIES

The purchase price for all of Tar Sands Holdings II, LLC’s Membership Units included $12 million in cash consideration payable upon closing of an offering. The Company issued a promissory note for the $12 million cash consideration to Sellers (“Promissory Note to Sellers”) at the consummation of the Business Combination.

NOTE 9 — COMMITMENTS & CONTINGENCIES

Registration and Stockholder Rights

The holders of the Founder Shares (including the Class B common stock converted to Class A common stock), Private Placement Warrants, and warrants that may be issued upon conversion of Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans) will be entitled to registration rights pursuant to a registration and stockholder rights agreement signed in relation to the Initial Public Offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of an initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company paid an underwriting discount of $0.20 per unit, or $4.6 million in the aggregate in relation to the Initial Public Officer, with an additional fee of $0.35 per unit, or $8,050,000 in the aggregate. Subsequently, the underwriters agreed to a partial waiver of its deferred underwriting commission upon the Company’s closing of its Business Combination totaling $6,300,000. The deferred fee became payable to the underwriters upon the Company completing a Business Combination. At December 31, 2025 and 2024, the Company reported $0 and $8,050,000 on the consolidated balance sheets.

The Company accounted for the 20,900,000 warrants issued in connection with the Initial Public Offering (the 11,500,000 Public Warrants and the 9,400,000 Private Placement Warrants) in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. Accordingly, the Company classified each warrant as a liability at its fair value. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s consolidated statements of operations. Upon closing of the Company’s Business Combination, the Company’s Public Warrants were reclassified from a liability to equity.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants trade. The Public Warrants will become exercisable 30 days after the completion of a Business Combination; provided that the Company has an effective registration statement under the Securities Act covering the Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permit holders to exercise their warrants on a cashless basis under certain circumstances). The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of an initial Business Combination, the Company will use commercially reasonable efforts to file with the SEC and have an effective registration statement covering the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement.

If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th day after the closing of an initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain

INTEGRATED RAIL & RESOURCES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 — COMMITMENTS & CONTINGENCIES (cont.)

an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Investment Banking Advisory Agreement

The Company has entered into an investment banking advisory services agreement in August of 2024 pursuant to which fees will be paid upon the closing of an acquisition during the term of the agreement through 12 months after the termination of the agreement. The Company is contracted to pay, upon consummation of the Business Combination, a cash acquisition fee equal to $1,750,000. The Company incurred this expense upon Closing of its Business Combination and reported a payable on the consolidated balance sheet as at December 31, 2025.

NOTE 10 — WARRANT LIABILITIES

The warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of an initial Business Combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described under “Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the initial purchasers or such purchasers’ permitted transferees. If the Private Placement Warrants are held by someone other than the Initial Stockholders or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Redemption of Warrants When the Price per Share of Class A Common Stock Equals or Exceeds $18.00: Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants):

•        in whole and not in part;

•        at a price of $0.01 per warrant;

INTEGRATED RAIL & RESOURCES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 — WARRANT LIABILITIES (cont.)

•        upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•        the last sales price of the common stock reported has been at least $18.00 per share on each of twenty trading days within the thirty trading-day period ending on the third trading day prior to the date on which notice of the redemption for the Public Warrants is given.

The Company will not redeem the warrants as described above unless a registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable, the Company may not exercise its redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification. The Company will use its commercially reasonable best efforts to register or qualify such shares of common stock under the blue sky laws to the extent an exemption is not available.

If the Company calls the warrants for redemption as described above, management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” management will consider, among other factors, the Company’s cash position, the number of warrants that are outstanding and the dilutive effect on its stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of the warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

None of the Private Placement Warrants will be redeemable by the Company so long as they are held by the Sponsor, the affiliates of the Sponsor, or its permitted transferees.

NOTE 11 — STOCKHOLDERS’ DEFICIT

Preferred Stock — The Company is authorized to issue 10,000,000 and 1,000,000 shares of preferred stock with a par value of $0.0001 per share, respectively. At December 31, 2025 and 2024, there was no preferred stock issued or outstanding.

Common stock — The Company is authorized to issue 200,000,000 and 0 shares of Common stock with a par value of $0.0001 per share. Holders of the Company’s Common stock are entitled to one vote for each share. At December 31, 2025 and 2024, there were 6,575,561 and 0 shares of Common stock issued and outstanding.

Class A common stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share. At December 31, 2025 and 2024, there were 0 and 5,750,000 shares of Class A common stock issued and outstanding, excluding 25,561 and 249,659 shares subject to possible redemption, respectively. Upon closing the Company’s Business Combination, the Company’s Class A common stock converted into the Company’s Common Stock.

Class B common stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. On December 31, 2025 and 2024, there were 0 shares of Class B common stock issued and outstanding.

Stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Except as described below, holders of Class A common stock and holders of Class B common stock voted together as a single class on all matters submitted to a vote of the stockholders except as required by law.

INTEGRATED RAIL & RESOURCES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 — STOCKHOLDERS’ DEFICIT (cont.)

On November 13, 2024, the holders of the Company’s Class B common stock converted all issued and outstanding shares of Class B common stock (5,750,000 shares), on a one-for-one basis, into shares of Class A common stock. The newly issued shares of Class A common stock continue to be referred to as Founder Shares (discussed in Note 4). As such, the newly issued shares of Class A common stock are not redeemable and continue to carry restrictions regarding their assignment, transference and selling of the shares.

NOTE 12 — FAIR VALUE MEASUREMENTS

The following tables presents information about the Company’s financial assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2025 and 2024, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

December 31, 2025

	Fair Value
Description	Level 1	Level 2	Level 3
Liabilities
Conversion event liability	$—	$—	$726,944
Warrant Liability – Private Placement Warrants	$—	$—	$7,238,000

December 31, 2024

	Fair Value
Description	Level 1	Level 2	Level 3
Assets
Investments held in Trust Account	$3,237,676	$—	$—
Liabilities
Conversion event liability	$—	$—	$684,887
Warrant Liability – Public Warrants	$—	$—	$2,300,000
Warrant Liability – Private Placement Warrants	$—	$—	$1,880,000

The Company utilized an independent third party to model the valuation of the conversion event liability using a probability weighted calculation valuing the convertible promissory note with and without the conversion event feature. Included in the model are assumptions related to the Company’s stock price, discount rate, probability of closing on its proposed Business Combination, expected time until closing of its proposed Business Combination, and a market adjustment for the implied probability of closing on its proposed Business Combination.

The Company estimates the discount rate based on the term matched yield. The probability of closing on a proposed Business Combination is based on an analysis of peer companies completing a business combination compared to liquidating. The years to expiration is based on the expected time until closing on its proposed Business Combination. And the model has a market adjustment for implied probability of acquisition based on an analysis of peer companies’ closing stock price, rights coverage and share rights price.

The following table provides significant inputs used to determine the fair value of the convertible promissory note conversion event liability:

	December 31, 2025	December 31, 2024
Share price	$6.50	$10.01
Discount rate	14.5%	8.7%
Probability of close	90.0%	60.0%
Years to expiration	0.25	0.38
Market adjustment for implied probability of acquisition	NA %	9.82%

INTEGRATED RAIL & RESOURCES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 — FAIR VALUE MEASUREMENTS (cont.)

As of December 31, 2024, the Company’s Public Warrants were traded on a market exchange. At December 31, 2024, there was insufficient trading activity to utilize market prices to determine the fair value of the Public Warrants. The Company utilized an independent third party to value the Public Warrants and Private Placement Warrants using a binomial options pricing model, which involves Level 3 inputs.

Inherent in a binomial options pricing model are assumptions related to expected share-price volatility, expected life, risk-free interest rate, dividend yield and probability of consummating a Business Combination. The Company estimates the volatility of its common stock based on historical volatility that matches the expected remaining life of the Public and Private Placement Warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates will remain at zero.

The Public and Private Placement Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities in the Company’s consolidated balance sheets at December 31, 2025. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the statements of operations. Upon closing of the Company’s Business Combination, the Company’s Public Warrants were reclassified from liabilities to stockholders’ equity.

The following table provides significant inputs to the independent third party’s pricing model for the fair value of the Public Warrants at December 31, 2025 and the Private Placement Warrants at December 31, 2025 and 2024:

	December 31, 2025	December 31, 2024
Share price	$6.50	$10.01
Exercise price	$11.50	$11.50
Years to expiration	4.95	5.38
Volatility	28.0%	1.6%
Risk-free rate	3.66%	4.30%
Dividend yield	0.00%	0.00%

The following table provides a summary of the changes in the fair value of the Company’s Level 3 financial instruments that are measured at fair value on a recurring basis at December 31, 2025 and 2024:

	Private Placement Warrants	Public Warrants	Conversion Feature
Changes in fair value of financial liabilities measured with level 3:
January 1, 2025	$1,880,000	$2,300,000	$684,887
Initial value of October 2025 Conversion Event Liability	—	—	105,570
Reclassification from a liability classification to equity	—	(11,500,000)	—
Reclassification of Public Warrants to Level 3	—	—	—
Change in fair value	5,358,000	9,200,000	(63,513)
December 31, 2025	$7,238,000	$—	$726,944

INTEGRATED RAIL & RESOURCES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 — FAIR VALUE MEASUREMENTS (cont.)

	Private Placement Warrants	Public Warrants	Conversion Feature
Changes in fair value of financial liabilities measured with level 3:
January 1, 2024	$940,000	$—	$—
Initial value of Conversion Event Liability	—	—	667,066
Reclassification of Public Warrants to Level 3	—	575,000	—
Change in fair value	940,000	1,725,000	17,821
December 31, 2024	$1,880,000	$2,300,000	$684,887

Investments Held in Trust Account

At December 31, 2024, the Company’s Trust Account held investments primarily in Money Market Funds which are invested in U.S. Treasury Securities. The assets held in the Trust Account at December 31, 2024 within the consolidated balance sheets represent a Level 1 fair value measurement based upon the observable valuation nature of the respective investments. Upon the close of the Business Combination on December 31, 2025, the Trust Account was liquidated with the Company receiving $280,694, net of expenses paid to the trustee.

NOTE 13 — INCOME TAX

The Company adopted ASU 2023-09 on January 1, 2025 on a prospective basis. The income tax provision for the year ended December 31, 2025 and 2024 consists of the following:

	December 31, 2025	December 31, 2024
Federal
Current	$23,592	$251,444
Return to provision	40,541	—
Deferred	(983,238)	(361,019)
Interest and penalties	—	210,648
State and Local
Current	—	—
Return to provision	—	—
Deferred	—	—
Foreign
Current	—	—
Return to provision	—	—
Deferred	—	—
Change in valuation allowance – federal	983,238	361,019
Change in valuation allowance – state and local	—	—
Change in valuation allowance – foreign	—	—
Income tax provision	$64,133	$462,092

As of December 31, 2025 and 2024, the Company had no U.S. federal net operating loss carryovers, which do not expire, and no state net operating loss carryovers available to offset future taxable income.

INTEGRATED RAIL & RESOURCES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 — INCOME TAX (cont.)

The Company’s net deferred tax liability at December 31, 2025 and 2024 are as follows:

	December 31, 2025	December 31, 2024
Deferred tax liability
Organizational costs/Startup expenses	$1,509,732	$899,736
Asset and liabilities accretion and amortization	2,337	—
Federal net operating loss carryforward	370,904	—
Total deferred tax asset	1,882,973	899,736
Change in valuation allowance – federal	(1,882,973)	(899,736)
Change in valuation allowance – state and local	—	—
Change in valuation allowance – foreign	—	—
Deferred tax liability, net of allowance	$—	$—

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2025 and 2024, the change in the valuation allowance was $1,882,973 and $899,736, respectively.

A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2025 and 2024 is as follows:

	Year Ended December 31,
	2025		2024
Statutory federal income tax rate	21.0%	$(4,371,789)	21.0%
Change in fair value of Warrants	(14.7)%	3,056,968	(10.1)%
Recovery of offering costs attributable to partial waiver of deferred underwriting fee	0.3%	(56,342)	—%
Income tax interest and penalties	(0.1)%	23,605	(4.8)%
Change in fair value of conversion event liability	0.1%	(13,345)	(0.1)%
Interest expense – amortization of debt issuance costs	(0.4)%	73,646	(2.0)%
Excise tax interest and penalties	(0.5)%	112,543	(1.0)%
Business combination expenses	(1.0)%	215,047	(6.3)%
Prior year return to provision true-up	(0.2)%	40,562	1.0%
Change in valuation allowance – Federal	(4.9)%	983,238	(8.3)%
Change in valuation allowance – state and local	—%	—	—%
Change in valuation allowance – foreign	—%	—	—%
Income tax provision	(0.3)%	$64,133	(10.6)%

The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities. The Company had no foreign operations and therefore no foreign tax disclosure requirements.

In 2025 and 2024, the Company paid $0 and $1,360,613, respectively, in federal taxes.

The Company files income tax returns in the U.S. federal jurisdiction and is subject to examination by the various taxing authorities. The Company’s tax returns for the year ended December 31, 2025 and 2024 remain open and subject to examination. The Company considers Utah to be a significant state tax jurisdiction.

INTEGRATED RAIL & RESOURCES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 — SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment.

At December 31, 2024, the Company was a blank check company incorporated for the purpose of effecting a Business Combination. The Company had not commenced operations, has no operating revenue and all activity since its inception relates to the Company’s formation, its IPO, and those activities necessary to consummate a Business Combination. On December 12, 2025, the Company closed on its Business Combination and is no longer a blank check company. For the year ended December 31, 2025 and 2024, the Company has not generated operating income, the Company’s primary focus for profit and loss is the cash outflows related to expenses.

The CODM has determined that consolidated net income or loss is the primary measure of segment profit or loss. As the Company has no operating revenue, operating expenses are reviewed and monitored by the CODM to manage and forecast cash and to ensure sufficient capital is available for working capital needs. The CODM also reviews operating expenses to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. Operating expenses are considered the Company’s primary significant expenses. The measure of segment assets is reported on the consolidated balance sheets as total assets.

The following table provides the significant expenses and other expenses that are regularly provided to the CODM and included in segment profit or loss.

	Year Ended December 31,
	2025	2024
Operating expenses	$(5,774,457)	$(3,054,750)
Excise tax interest and penalties	$(535,632)	$(214,457)
Provision for income taxes	$(64,133)	$(462,092)
Interest expense, net	$(350,342)	$(422,128)
Change in fair value of warrant liabilities	$(14,558,000)	$(2,090,000)
Change in fair value of conversion event liability	$63,513	$(17,821)

The Company has incurred other expenses in the form of excise tax interest and penalties related to the Company’s excise taxes. The CODM monitors the excise tax interest and penalties as the interest and penalties continue to accrue until all past due excise taxes, and related interest and penalties, are fully paid. Additionally, payment of excise tax interest and penalties require a cash outflow from the Company’s operating account or from cash that may be received from sources outside of the Company.

The provision for income taxes is reviewed by the CODM as other expenses of the Company. Income taxes are an expense that is payable with earnings from the Trust Account. The CODM monitors earnings in the Trust Account to ensure there are sufficient earnings available to pay the Company’s income taxes.

The Company incurs non-cash expenses from interest expense and non-cash expenses or income from changes in fair value of warrant liabilities and changes in fair value of conversion event liability. As these items do not require or generate cash the Company does not report them as significant expenses.

INTEGRATED RAIL & RESOURCES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than stated below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

In connection with the Securities Purchase Agreement executed on January 23, 2026, Creto IRRX PIPE Investment, LLC (“Creto”) invested $2,550,000 to purchase 25,500 shares of the Company’s Series A Convertible Preferred Stock. On February 6, 2026, Creto invested a further $2,750,000 to purchase 27,500 shares of the Company’s Series A Convertible Preferred Stock. On March 23, 2026, Creto invested an additional $450,000 to purchase 4,500 shares of the Company’s Series A Convertible Preferred Stock.

On February 11, 2026, the Company satisfied $550,000 of payables to Stifel via payment in cash. This represents a partial payment and reduces the outstanding advisory fee to $1,200,000.

On March 3, 2026, the IRS sent a Notice of Appointment to the Company by mail to the corporate office to review Company’s outstanding tax liabilities and seek payment for taxes due. The taxes relate to corporate income tax for the period ending December 31, 2024, and for excise taxes associated with share redemptions from the return filed September 30, 2024. The Company has previously been unable to make payment on these tax liabilities due to cash constraints in 2025 but anticipated satisfying the tax liabilities after a successful capital raise.

The IRS believes the Company has unpaid corporate income taxes, and associated penalties and interest, of $342,651. The Company has previously accrued this tax liability, along with the estimated penalties and interest, on the Consolidated Balance Sheets for the period ending December 31, 2025. The Company will be meeting with the IRS during Q2 2026.

The IRS believes the Company has unpaid excise taxes, and associated penalties and interest, of $1,911,624. The Company has previously accrued this tax liability, and estimated penalties and interest, and is reflected on the Consolidated Balance Sheets for the period ending December 31, 2025. Further, the Company is reviewing the tax associated with the excise tax for redemptions of corporate stock. The excise tax was incurred while the Company was organized as a SPAC. As part of the review, the Company is engaging our tax advisors to review and likely file an amended return for the period ending September 30, 2024 to address recent Treasury and IRS final regulations pertaining to possible limited relief from stock repurchase excise taxes.

On March 9, 2026, the Company satisfied $1,455,589 of payables to B H, Inc. The Company made a cash payment of $750,000 and issued 7,056 shares of the Company’s Series A Convertible Preferred Stock in full satisfaction and discharge of the $1,455,589 owed to B H, Inc.

INTEGRATED RAIL & RESOURCES INC.

[    ] shares of common stock

____________________

PRELIMINARY PROSPECTUS

____________________

[    ]

[    ]

_________, 2026

Until [      ] (25 days after commencement of our public offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as placement agents and with respect to their unsold allotments or subscriptions.

The information in this prospectus is not complete and may be changed. Neither we, nor the selling stockholders may sell the securities described herein until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED April 7, 2026

INTEGRATED RAIL & RESOURCES INC.

Up to [    ] Shares of Common Stock

This Resale Prospectus relates to [    ] shares of common stock, $0.0001 par value per share, that may be sold from time to time by our stockholders identified in this prospectus, or their permitted transferees (collectively as the “Selling Stockholders”), which includes: (i) [    ] shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of the warrants to purchase shares of Common Stock (the “Warrants”) issued pursuant to the private placement warrant purchase agreement, dated as of November 11, 2021, between Integrated Rail and Resources Acquisition Corp. (“SPAC”), DHIP Natural Resources Investments, LLC (the “Sponsor”), and the other parties thereto (the “Private Placements”).

In January 2026, Integrated Rail & Resources Inc., a Delaware corporation (the “Company”, “we”, “us”, and “our”) received gross proceeds of $[    ] from a private placement of shares (the “Creto Private Placement”), at a price per share of Common Stock of $[    ]. The Company issued an aggregate of [    ] shares of common stock.

[The Selling Stockholders must sell their shares at a fixed price per share of $[    ], which is the per share price of the shares being offered in our public offering, until such time as our shares are listed on a national securities exchange.] Thereafter, the shares offered by this prospectus may be sold by the Selling Stockholders from time to time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices. By the Public Offering Prospectus, we have registered an aggregate of [    ] shares which we are offering for sale to the public through our underwriters, excluding any shares issuable upon the underwriters’ over-allotment option. Both prospectuses, this Resale Prospectus and the Public Offering Prospectus, shall go effective simultaneously. Completion of this resale offering is contingent on the effectiveness of the Public Offering Prospectus.

The [    ] shares of Common Stock offered by the selling stockholders is defined herein as the “Resale Shares.”

Currently, there is no market for our common stock. We intend to apply to list our Common Stock on the Capital Market tier of the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “IRRX.” Accordingly, we expect our common stock to begin trading on Nasdaq on or around the date of this prospectus. There is no assurance that an active trading market for our common stock will develop or be sustained. No sales of the shares covered by this Resale Prospectus may occur unless and until (i) the registration statement of which this Resale Prospectus forms a part has been declared effective by the SEC and (ii) our common stock has been approved for listing on Nasdaq and trading has commenced.

We are a “smaller reporting company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, and have elected to take advantage of certain scaled disclosure available to smaller reporting companies. We are also an emerging growth company under the Jumpstart our Business Startups Act of 2012, or JOBS Act, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings. See the section titled “Prospectus Summary — Implications of Being an Emerging Growth Company and a Smaller Reporting Company” in the Public Offering Prospectus.

The distribution of securities offered hereby may be effected in one or more transactions that may take place on Nasdaq, including ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated fees or commissions may be paid by the Selling Stockholders. No sales of the shares covered by this prospectus shall occur until the shares of common stock sold in our public offering begin trading on Nasdaq. Currently, there is no public market for our common stock.

Investing in our securities is highly speculative and involves a significant degree of risk. See “Risk Factors” beginning on page 6 of this prospectus for a discussion of information that should be considered before making a decision to purchase our securities.

Sales of the shares of our common stock registered in this prospectus and the Public Offering Prospectus will result in two offerings taking place concurrently which might affect price, demand, and liquidity of our common stock.

You should rely only on the information contained in this prospectus and any prospectus supplement or amendment. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus is only accurate on the date of this prospectus, regardless of the time of any sale of securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [    ], 2026

Page
RESALE PROSPECTUS SUMMARY	Alt-1
THE OFFERING	Alt-6
USE OF PROCEEDS	Alt-7
SELLING STOCKHOLDERS	Alt-8
PLAN OF DISTRIBUTION	Alt-12
LEGAL MATTERS	Alt-14

Please read this prospectus carefully. It describes our business, our financial condition, and our results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision. You should rely only on the information contained in this prospectus or in any related free writing prospectus. We have not, and the placement agent has not, authorized anyone to provide you with information different from that contained in this prospectus or in any related free writing prospectus.

Neither we, the placement agent nor any of selling stockholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. Neither we, the placement agent nor any of selling stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of our common stock.

Until [•] (25 days after the commencement of our public offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

For investors outside the United States:    Neither we, the [underwriter] nor any of selling stockholders have done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for those purposes is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside of the United States.

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RESALE PROSPECTUS SUMMARY

The following summary highlights information that we present more fully in the rest of this prospectus. This summary does not contain all of the information you should consider before buying shares of common stock in this offering. This summary contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could,” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements. Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” the “Company,” and similar terms refer to Integrated Rail & Resources Inc.

You should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements and the notes to those statements and our management’s discussion and analysis of financial condition and results of operations.

Overview

Integrated Rail & Resources Inc. is an energy infrastructure and processing company focused on upgrading and redeploying legacy oil sands and refining assets to support third-party feedstock processing and refined-product delivery. The Company is a Delaware corporation that, in 2025, merged with Tar Sands Holdings II, LLC (“TSII”). Its core assets are located at Asphalt Ridge in northeastern Utah — one of the largest and most accessible oil sands deposits in the United States — where the Company owns 760 acres of fee-simple land, a permitted open-pit mine, and an existing large-scale extraction, refining and terminating facility in Vernal, Utah (the “Facility”).

Although the Company acquired its Asphalt Ridge assets in 2013, it has not conducted meaningful operations to date. With capital raised from the Business Combination, together with commitments under the Shell Commitment Agreement, the Company intends to upgrade and bring its existing Facility online to process and refine third-party crude feedstock into products meeting customer specifications. The Facility has been substantially constructed and refurbished over time, with more than $60 million historically invested in extraction, separation, and infrastructure upgrades, and prior commissioning activities have demonstrated that commercial-scale oil extraction is feasible.

Rather than pursuing near-term oil sands development, the Company’s current strategy is to leverage its permitted mine site, processing infrastructure, and transportation assets — including an on-site transload and terminal facility — to support contracted feedstock processing and refining for Shell Trading US Company (“STUSCO”) and other potential customers. This approach positions the Company at the intersection of energy infrastructure, refining services, and logistics, with a capital-efficient path to commercialization through the reactivation and modernization of existing assets.

Corporate Information

Our principal executive offices are located at 400 W Morse Blvd., Suite 220, Winter Park, FL 32789 and our telephone number is (321) 972-1583. Our website address is www.irr-x.com. Information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus or the registration statement of which this prospectus forms a part, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Corporate History

The Company traces its acquired assets to TSII, a Utah limited liability company formed in 2013. In 2013, TSII acquired certain oil and gas assets located at Asphalt Ridge in northeastern Utah in connection with the bankruptcy of the prior owner of such assets. Mining operations were conducted in the Vernal, Utah area until they were ceased in December 2015, due to the economics of the tar sands mining industry. With the capital provided by the Business Combination, the commitments under the Shell Commitment Agreement, and the capital raised from this offering, the Company plans to upgrade its existing facility to process and refine third-party feedstock oil into products meeting customer specifications.

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The Company’s primary assets are located at Asphalt Ridge and consist of (i) approximately 760 acres of core drilled land held in fee simple absolute, comprising the South “A” Tract and the “D” Tract (the “Property”), (ii) a mine facility located on the South “A” Tract (the “Mine”), and (iii) a large-scale mining permit covering the South “A” Tract Mine. Asphalt Ridge is one of the largest and most accessible oil sands deposits in Utah, containing the largest known oil sands deposit in the United States. The deposit is located in the Uinta Basin near Vernal, Utah, and consists of oil-wet sandstone formations with multiple surface-mineable pit areas, including the “A,” “D,” and “South” Tracts. The Company acquired the “A” and “D” Tracts in 2013, which contained the most concentrated oil sands reserves at Asphalt Ridge. The Company does not anticipate near-term development of oil sands reserves and instead focused on feedstock processing activities under the Shell Commitment Agreement.

The Company’s existing extraction and processing facility is located on the “A” Tract. The site had been mined since the 1920s, primarily for asphalt and road base, and the initial overburden had been removed. Necessary regulatory approvals for mining activities are in place. In 1999, approximately $23 million was invested to construct a solvent-based extraction facility with a capacity of approximately 2,000 barrels per day. That process proved unsuccessful due to operational challenges. Subsequently, a modified hot water separation process (the “Separation Technology”) was tested and demonstrated commercial viability. Between 2008 and 2010, approximately $39 million of additional capital was invested to refurbish and reconfigure the facility to utilize the Separation Technology, expand infrastructure, and reconstruct the mine site. Portions of the refurbished facility were successfully tested and commissioned with oil sands, demonstrating that oil extraction was commercially feasible; however, operations were suspended in February 2010 due to a lack of funding.

The Company anticipates that a majority of the existing processing and refining equipment will be utilized to produce commercial products for STUSCO, subject to additional equipment installations and process modifications required to accommodate customer feedstock specifications. Existing tar sands handling facilities will be properly decommissioned and removed from the location to improve environmental conditions and make room for anticipated refining expansions. The Property also includes a transload truck facility and terminal, which will be expanded as required to allow for efficient terminalling and transportation of crude feedstock and refined products.

Corporate Developments

Since October 2024, we executed targeted financings and related actions following the completion of our business combination with TSII and in connection with our transition to the public markets. We issued three unsecured convertible notes: a $1.5 million note to B H, Inc. in October 2024, automatically convertible into 355,000 shares of Common Stock at closing of the merger (with a trust account waiver), and two notes for $100,000 and $300,000 issued to Paul Gonzalez in October 2025, automatically convertible into 20,000 and 60,000 shares of Common Stock, respectively, at closing of the merger (also with a trust account waiver). As of the date of this filing, the conversion shares to B H, Inc. and Paul Gonzalez have been issued. The Company expects to issue the conversion shares upon the listing of its Common Stock on the Nasdaq. Our merger agreement with TSII was amended and waived on multiple occasions through December 12, 2025, to reflect process and timing updates. Following the closing of the Business Combination, TSII became our wholly owned subsidiary, and we now operate as Integrated Rail & Resources Inc.

On January 23, 2026, we entered into a Securities Purchase Agreement with Creto IRRX PIPE Investment, LLC for $5.0 million of Series A Convertible Preferred Stock, with the ability upon mutual agreement to sell up to $3.0 million additional within 60 days. On January 23, 2026, February 6, 2026, and March 23, 2026, Creto IRRX PIPE Investment, LLC invested $2,550,000, $2,750,000, and $450,000, respectively, in exchange for the Series A Convertible Preferred Stock. The Preferred Shares will be issued in book-entry against wired funds, to an accredited investor in a private placement relying on Securities Act exemptions. Key covenants include information and “blue sky” undertakings, use of proceeds aligned to an agreed operating budget, timely Form 8-K disclosure, execution of a resale registration rights agreement, and maintenance of sufficient authorized common stock for full conversion. The certificate of designations establishes the Series A preferences under our blank-check preferred authority and includes customary conversion mechanics, anti-dilution protections, redemption and liquidation rights, and certain consent rights while more than $1,000,000 of Accumulated Stated Value is outstanding. The agreement also contemplates an uplist effort to Nasdaq or NYSE in connection with our business plan and includes customary most favored nation clauses, right of first refusal and closing conditions, including a sponsor letter and confirmation of Utah no-action relief. In connection with the contemplated uplist and IPO, the shares issuable upon conversion of the Preferred Shares have been duly reserved and will be validly issued, fully paid and non-assessable upon issuance.

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On March 9, 2026, the Company entered into a Securities Purchase Agreement with B H, Inc. pursuant to which the Company issued 7,056 shares of Series A Convertible Preferred Stock in full satisfaction of $1,455,589 outstanding indebtedness owed to B H, Inc. (after a cash payment of $750,000 made on February 18, 2026). Upon issuance of the Preferred Shares, the debt was deemed fully satisfied, discharged and cancelled. B H, Inc. executed a Joinder to the Registration Rights Agreement dated January 23, 2026.

On February 11, 2026, the Company satisfied $550,000 of payables to Stifel via payment in cash. This represents a partial payment and reduces the outstanding advisory fee to $1,200,000.

On March 3, 2026, the IRS sent a Notice of Appointment to the Company to review the Company’s outstanding tax liabilities and seek payment for taxes due. The taxes relate to corporate income tax for the period ending December 31, 2024, and for excise taxes associated with share redemptions from the return filed September 30, 2024. The IRS believes the Company has unpaid corporate income taxes, and associated penalties and interest, of $342,651, and unpaid excise taxes, and associated penalties and interest, of $1,911,624. The Company has previously accrued these tax liabilities, along with the estimated penalties and interest, on the Consolidated Balance Sheets for the period ending December 31, 2025. The Company will be meeting with the IRS during Q2 2026. Further, the Company is engaging its tax advisors to review and likely file an amended return for the period ending September 30, 2024, to address recent Treasury and IRS final regulations pertaining to possible limited relief from stock repurchase excise taxes.

Going Concern

We intend to overcome the circumstances that impact our ability to remain a going concern through a combination of expanding our revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing; however, we may not have commitments from third parties for a sufficient amount of additional capital. We cannot be certain that any such financing will be available on acceptable terms, or at all, and our failure to raise capital when needed could limit our ability to continue our operations. Our ability to obtain additional funding will determine our ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on our financial performance, results of operations and stock price and may require us to curtail or cease operations, sell off our assets, seek protection from our creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of our common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary, to raise additional funds, and may require that we relinquish valuable rights. Please see Note 1 of the December 31, 2025 financial statements for more information.

We have a need for additional growth capital. There can be no assurance that sufficient funds required during the subsequent year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force us to substantially curtail or cease operations and would, therefore, have a material adverse effect on our business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on our existing stockholders.

Implications of being an emerging growth company and a smaller reporting company

We are an “emerging growth company” as defined in the Securities Act of 1933 (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of this offering, (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which

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would occur if the market value of our common stock held by non-affiliates was $700 million or more as of the last business day of the second fiscal quarter of such year or (iv) the date on which we have issued more than $1 billion in non-convertible debt securities during the prior three-year period.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we may adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-public companies instead of the dates required for other public companies.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that (i) the market value of our voting and non-voting common stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or (ii) our annual revenues are less than $100 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter.

Summary of Risk Factors

Our business is subject to numerous risks and uncertainties that you should be aware of before making an investment decision, including those highlighted in the section entitled “Risk Factors” in this prospectus. These risks include, but are not limited to, the following:

•        We acquired our oil and gas assets in 2013 and have not conducted mining operations at our property since 2015. There can be no assurance that we will be able to upgrade or make our Facility operational for our planned purposes within our expected timeframe or at all.

•        Our operations are subject to operational hazards that could expose us to potentially significant losses.

•        Instability in the global economic and political environment can lead to volatility in the cost and availability of crude oil and prices for refined products, which could adversely impact our results of operations.

•        The development schedule of infrastructure and refining projects, including the availability and cost of equipment, supplies, personnel and services, is subject to delays and cost overruns.

•        Reclamation and financial assurances required in order to support those obligations can be expensive.

•        Many of our refined products could cause serious injury or death if mishandled or misused by us or our purchasers, or if defects occur during manufacturing.

•        Our business is impacted by increased risks of spills, discharges, or other releases of petroleum or hazardous substances.

•        We are subject to interruptions of supply and increased costs as a result of our reliance on third-party transportation of crude oil and refined products.

•        We rely upon certain critical information systems for the operation of our business and the failure of any critical information system, including a cybersecurity breach, may result in harm to our business.

•        Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

•        We must make substantial capital expenditures at our Facility and related assets to establish and maintain their reliability and efficiency. If we are unable to complete capital projects at their expected costs or in a timely manner, or if the market conditions assumed in our project economics deteriorate, our financial condition, results of operations, or cash flows could be adversely affected.

•        The Parties to the Shell Commitment Agreement may not satisfy the Conditions Precedent, which could adversely affect its business.

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•        Construction, development, maintenance and operation of our Facility involves significant risks and hazards, and our ability to recover our investments may be impaired if our project construction activities do not commence or proceed as scheduled.

•        Because we will rely on only one customer for our future LPG, Naphtha, Gasoil, and ULSFO (collectively, the “Crude Oil Products”), the change in ownership or management of such customer may adversely affect our business, financial condition and results of operations.

•        Adverse changes in global economic conditions and the demand for transportation fuels may impact our business and financial condition in ways that we currently cannot predict.

•        The requirements of being a public company may strain our resources, result in more litigation and divert management’s attention.

•        Our common stock is not currently listed on a national securities exchange, and there can be no assurance that our stock will be approved for listing; as a result, investors may face limited liquidity, greater price volatility, and other material risks.

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The Offering

Shares of common stock offered	[ ] shares of Common Stock
Number of shares of common stock outstanding prior to offering	[ ] shares of Common Stock, as of [ ], 2026
Number of shares of common stock outstanding after this offering	[ ] shares of Common Stock(1)(2)
Use of Proceeds

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders. Upon the exercise of the warrants for an aggregate of [    ] shares of common stock by payment of cash however, we will receive the exercise price of the warrants, or an aggregate of approximately $[    ]. See “Use of Proceeds.”

Listing

We intend to apply to list our Common Stock on Nasdaq under the symbol “IRRX.” If our shares of common stock are not approved for listing on Nasdaq, we will not consummate this offering. No assurance can be given that our application will be approved.

Risk Factors

Investing in these securities involves a high degree of risk. Investors should carefully consider the information set forth in the “Risk Factors” section of the Public Offering Prospectus, beginning on page 6 therein, before deciding to invest in our shares of common stock.

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(1)      The number of shares of common stock to be outstanding immediately after this offering is based on [    ] shares of common stock issued and outstanding as of [    ], 2026.

(2)      Assumes the sale of all shares of common stock pursuant to the Public Offering Prospectus (but no exercise of the placement agents’ over-allotment option in connection therewith). Also assumes the cash exercise of all warrants, shares of common stock issuable upon exercise of which are registered in this resale prospectus and the issuance of all shares of common stock registered in the registration statement, of which this prospectus forms a part. Does not assume issuance of the [    ] shares pursuant to the exercise of the warrants being registered for sale pursuant to this Resale Prospectus.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the Selling Stockholders. Upon the exercise of the Warrants for an aggregate of 9,400,000 shares of Common Stock assuming all payments are made by cash, we will receive the exercise price for the warrants, or an aggregate of approximately $108,100,000. We will bear all fees and expenses incident to our obligation to register the shares of common stock. Placement agent fees, commissions and similar expenses, if any, attributable to the sale of shares offered hereby will be borne by the Selling Stockholders.

There is no assurance the warrants will be exercised for cash. We intend to use such proceeds, if any, for general corporate and working capital purposes.

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SELLING STOCKHOLDERS

The following table sets forth the number of Resale Shares held by the Selling Stockholders and registered as common stock for resale by means of this prospectus.

This prospectus registers for Shares that are held by certain Selling Stockholders that include certain stockholders with “restricted” securities under the applicable securities laws and regulations who, because of their status as our affiliates pursuant to Rule 144 or because they acquired their capital stock from an affiliate or from us within the prior 12 months from the date of any proposed sale, would otherwise be unable to sell their securities pursuant to Rule 144 until we have been subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act for a period of at least 90 days. See “Shares Eligible for Future Sale” for further information regarding sales of such “restricted” securities if not sold pursuant to this prospectus.

Information concerning the Selling Stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. Because the Selling Stockholders may sell all, some, or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares of our common stock that will be sold by the Selling Stockholders, or the amount or percentage of shares of our common stock that will be held by the Selling Stockholders upon consummation of any particular sale. In addition, the Selling Stockholders listed in the table below may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our shares of common stock in transactions exempt from the registration requirements of the Securities Act, after the date on which they provided the information set forth in the table below. See “Management” and “Certain Relationships and Related Party Transactions” for further information regarding the Selling Stockholders.

We currently intend to use our reasonable efforts to keep the registration statement of which this prospectus forms a part effective for a period of 90 days after the effectiveness of the registration statement. We are not party to any arrangement with any Registered Stockholder or any broker-dealer with respect to sales of shares of our common stock by the Selling Stockholders (see the “Plan of Distribution” section below).

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based percentage ownership of our common stock based on [  ] shares of our common stock issued and outstanding as of [  ], 2026. These amounts are based upon information available to the Company as of the date of this filing.

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	Beneficial Ownership Prior to the Effectiveness of the Registration Statement				Beneficial Ownership After the Effectiveness of the Registration Statement(0)
	Number of Shares of Common Stock Beneficially Owned+	Total Number of Shares of Common Stock Being Registered Pursuant to this Prospectus	Percentage Ownership of Common Stock+		Number of Shares of Common Stock Beneficially Owned+	Number of Shares Issuable upon exercise of Warrants	Percentage Ownership of Common Stock+
DHIP Natural Resources(1)	4,234,840	4,234,840	[ ]	%	[ ]	9,400,000	[ ]	%
Endeavor Capital Group, LLC(2)	800,000	800,000
Polar Asset Management Partners Inc.(3)	284,850	284,850
Context Partners Master Fund, L.P.(4)	142,425	142,425
D.E. Shaw Valence Portfolios, LLC(5)	142,425	142,425
Grundy Co ITF the HGC Fund LP(6)	142,425	142,425
Radcliffe SPAC Master Fund, L.P.(7)	142,425	142,425
Highbridge Tactical Credit Master Fund L.P.(8)	129,726	129,726
Space Summit Opportunity Fund I LP(9)	113,637	113,637
Meteora Capital Partners, LP(10)	99,697	99,697
Sandia Crest LP(11)	61,079	61,079
Eagle Point Core Income Fund LP(12)	52,233	52,233
Glazer Special Opportunity Fund I, LP(13)	42,728	42,728
NBIMC Quantitative Equity Strategic Beta (2017) Fund(14)	35,080	35,080
NBIMC Quantitative Strategies (2017) Fund(15)	34,894	34,894
PCT Partners LLC(16)	22,010	22,010
Boothbay Absolue Return Strategies, LP(17)	17,046	17,046
Walleye Opportunities Master Fund Ltd(18)	14,205	14,205
Highbridge Tactical Credit Master Fund L.P.(19)	12,699	12,699
Boothbay Diversified Alpha Master Fund LP(20)	8,523	8,523
Walleye Investments Fund LLC(21)	7,102	7,102
Atom Master Fund, L.P.(22)	5,682	5,682

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	Beneficial Ownership Prior to the Effectiveness of the Registration Statement				Beneficial Ownership After the Effectiveness of the Registration Statement(0)
	Number of Shares of Common Stock Beneficially Owned+	Total Number of Shares of Common Stock Being Registered Pursuant to this Prospectus	Percentage Ownership of Common Stock+		Number of Shares of Common Stock Beneficially Owned+	Number of Shares Issuable upon exercise of Warrants	Percentage Ownership of Common Stock+
NBIMC Quantitative Strategies Fund – Class N(23)	2,227	2,227
NBIMC Quantitative Equity Strategic Beta Fund – Class N(24)	2,042	2,042
B H Inc.(25)	425,560	425,560
Paul Gonzalez(26)	60,000	60,000
Creto IRRX PIPE Investment, LLC(27)	575,000	575,000
Total	[ ]	[ ]	[ ]	%	[ ]%		[ ]%

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*        Indicates beneficial ownership of less than 1% of the outstanding shares of our common stock.

+        Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding.

(0)      Assumes that the Selling Stockholders sell all of the Shares being registered for resale. These amounts are based upon information available to the Company as of the date of this filing.

(1)      DHIP Natural Resources Investments, LLC is the record holder of such shares. DHIP NRI Management Partners LLC and RGPC Capital Investments LLC are the managing members of the sponsor and share investment and voting control over the shares held by the sponsor. The members of DHIP NRI Management Partners LLC, composed of members Mark Michel, Hank Didier and Timothy Fisher, each share decision-making power with respect to the actions of the entity. Richard Bertel is the sole member of RGPC Capital Investments LLC. None of the members of DHIP NRI Management Partners LLC and RGPC Capital Investments LLC exercise voting or dispositive power with respect to the shares held by our sponsor alone or are deemed to have beneficial ownership of such shares.

(2)      Endeavor Capital Group, LLC’s registered address is 1195 N 730 E, Pleasant Grove, UT, 84062, USA.

(3)      Polar Asset Management Partners Inc. has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The business address of the selling securityholder is 16 York St. Attn, Toronto, ON M5J0E6.

(4)

(5)

(6)      Shares held in trust by Grundy Co ITF the HGC Fund LP. Sean Kallir is the Chief Executive Officer of The HGC Fund LP and has the power to vote or dispose of such shares. The address of The HGC Fund LP is 601-366 Adelaide St W, Toronto, ON M5V 1R9.

(7)      Pursuant to an investment management agreement, Radcliffe Capital Management, L.P. (“RCM”) serves as the investment manager of the Radcliffe SPAC Master Fund, L.P. RGC Management Company, LLC (“Management”) is the general partner of RCM. Steve Katznelson and Christopher Hinkel serve as the managing members of Management. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein. The principal address of the entities and individuals named herein is 50 Monument Road Suite 300, Bala Cynwyd, PA 19004.

(8)      Highbridge Capital Management, LLC is the trading manager of Highbridge Tactical Credit Master Fund L.P. Highbridge Tactical Credit Master Fund, L.P. disclaims beneficial ownership over these shares. The address of Highbridge Capital Management, LLC is 277 Park Avenue, 23rd Floor, New York, NY 10172, and the address of Highbridge Tactical Credit Master Fund, L.P. is #309 Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.

(9)      Space Summit Opportunity Fund I LP paid approximately $[  ] per share for [  ] shares of Common Stock. The address of the Space Summit Opportunity Fund I LP is 16 York Street, Suite 2900, Toronto, ON M5J 0E6.

(10)    Vikas Mittal-Meteora Capital, LLC (“Meteora Capital”) serves as investment manager to Meteora Capital Partners, LP. Voting and investment power over the shares resides with its investment manager, Meteora Capital. Mr. Vik Mittal serves as the managing member of Meteora Capital and may be deemed to be the beneficial owner of the shares held by such entities. Mr. Mittal, however, disclaims any beneficial ownership of the shares held by such entities.

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(11)    Securities offered pursuant to this prospectus consist of [  ] shares of Common Stock held directly by the Sandia Crest LP. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Sandia Crest LP is 201 Washington Street, Boston, MA 02108.

(12)

(13)    Glazer Special Opportunity Fund I, LP is an affiliate of Vikas Mittal-Meteora Capital, LLC (“Meteora Capital”). Voting and investment power over the shares reside with its investment manager, Meteora Capital. Mr. Vik Mittal serves as the managing member of Meteora Capital and may be deemed to be the beneficial owner of the shares held by such entities. Mr. Mittal, however, disclaims any beneficial ownership of the shares held by such entities.

(14)    The address of NBIMC Quantitative Equity Strategic Beta (2017) Fund is c/o Vestcor, 140 Carleton St., Suite 400, Fredericton, New Brunswick E3B 3T4, Canada.

(15)    The address of NBIMC Quantitative Strategies (2017) Fund is c/o Vestcor, 140 Carleton St., Suite 400, Fredericton, New Brunswick E3B 3T4, Canada.

(16)

(17)    Boothbay Absolute Return Strategies, LP, a Delaware limited partnership (“Boothbay”) is managed by Meteora Capital, LLC (“Meteora”). Meteora, in its capacity as the investment manager of Boothbay with respect to this investment, has the power to vote and the power to direct the disposition of all securities held by Boothbay with respect to this investment. Vikas Mittal is the Managing Member of Meteora. Each of Boothbay, Meteora, and Mr. Mittal disclaims beneficial ownership of these securities, except to the extent of any pecuniary interest therein. The principal business address of Meteora is 1200 N Federal Hwy, Ste 200, Boca Raton, FL 33432.

(18)    Walleye Opportunities Master Fund Ltd has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The business address of the Walleye Opportunities Master Fund Ltd is 2800 Niagra Ln N, Plymouth, MN 55447.

(19)    Highbridge Capital Management, LLC is the trading manager of Highbridge Tactical Credit Master Fund, L.P. Highbridge Tactical Credit Master Fund, L.P. disclaims beneficial ownership over these shares. The address of Highbridge Capital Management, LLC is 277 Park Avenue, 23rd Floor, New York, NY 10172, and the address of Highbridge Tactical Credit Master Fund, L.P. is #309 Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.

(20)    Boothbay Diversified Alpha Master Fund, LP, a Cayman Islands limited partnership (the “BBDAMF”), is managed by Boothbay Fund Management, LLC, a Delaware limited liability company (“Boothbay”). Boothbay, in its capacity as the investment manager of the BBDAMF, has the power to vote and the power to direct the disposition of all securities held by BBDAMF. Ari Glass is the Managing Member of Boothbay. Each of BBDAMF, Boothbay, and Mr. Glass disclaim beneficial ownership of these securities, except to the extent of any pecuniary interest therein.

(21)    Walleye Investments Fund LLC has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The business address of the Walleye Investments Fund LLC is 2800 Niagra Ln N, Plymouth, MN 55447.

(22)    Atom Master Fund, L.P. is managed by Boothbay Fund Management, LLC, a Delaware limited liability company (“Boothbay”). Boothbay, in its capacity as the investment manager, has the power to vote and the power to direct the disposition of all securities held. Ari Glass is the Managing Member of Boothbay. Boothbay and Mr. Glass disclaim beneficial ownership of these securities, except to the extent of any pecuniary interest therein.

(23)    The address of NBIMC Quantitative Strategies Fund — Class N is c/o Vestcor, 140 Carleton St., Suite 400, Fredericton, New Brunswick E3B 3T4, Canada.

(24)    The address of NBIMC Quantitative Equity Strategic Beta Fund — Class N is c/o Vestcor, 140 Carleton St., Suite 400, Fredericton, New Brunswick E3B 3T4, Canada.

(25)    B H Inc. acquired 355,000 shares of our common stock upon the automatic conversion, at the closing of our business combination with TSII, of a $1.5 million unsecured convertible note issued in October 2024.

(26)    Paul Gonzalez acquired 80,000 shares of our common stock upon the automatic conversion, at the closing of our business combination with TSII, of two unsecured convertible notes totaling $400,000 issued in October 2025 ($100,000 converting into 20,000 shares and $300,000 converting into 60,000 shares).

(27)    Includes 575,000 shares of Common Stock underlying 57,500 shares of Series A Convertible Preferred Stock. The mailing address of Creto IRRX PIPE Investment, LLC is 241 East Fawsett Road, Winter Park, FL 32789.

Alt-11

PLAN OF DISTRIBUTION

We are registering the Resale Shares to permit the resale of the Resale Shares by the Selling Stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the Resale Shares. However, upon any exercise of the Warrants held by the Selling Stockholders, we will receive cash proceeds per share equal to the exercise price of such warrants. We will pay all expenses (other than discounts, commissions, and transfer taxes, if any) relating to the registration of the Resale Shares in the registration statement of which this prospectus forms a part.

The Selling Stockholders may sell all or a portion of the Resale Shares beneficially owned by them and offered hereby from time to time directly or through one or more placement agents, broker-dealers, or agents. If the Resale Shares are sold through placement agents or broker-dealers, the Selling Stockholders will be responsible for any underwriter discounts or commissions and any applicable transfer taxes. If any of the Selling Shareholders sell the Resale Shares through placement agents or broker-dealers, it would constitute a material change requiring a post-effective amendment. The Resale Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•        on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•        in the over-the-counter market;

•        in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        short sales;

•        in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        a combination of any such methods of sale; or

•        any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus. The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive Commissions or discounts from the Selling Stockholders (or, if any Broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a Customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

Alt-12

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “placement agents” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be placing agent commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

Alt-13

LEGAL MATTERS

The validity of the common stock covered by this prospectus will be passed upon by Winston & Strawn LLP. Certain legal matters relating to the offering as to U.S. federal law and the law of the State of New York in connection with this offering will be passed upon for us by Winston & Strawn LLP, Houston, Texas.

Alt-14

INTEGRATED RAIL & RESOURCES INC.

[  ] shares of common stock

____________________

RESALE PROSPECTUS

____________________

Until [•], 2026, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter with respect to their unsold subscriptions.

The date of this Resale Prospectus is [    ], 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than discounts and commissions, payable by the Company in connection with the issuance and distribution of the securities being registered hereunder. All amounts are estimates except the SEC registration fee.

SEC registration fee	$	[ ]
FINRA filing fee	$	[ ]
Nasdaq listing fee	$	[ ]
Legal fees and expenses	$	[ ]
Printing fees and expenses	$	[ ]
Accounting fees and expenses	$	[ ]
Miscellaneous fees and expenses	$	[ ]
Total	$	[ ]

Item 14. Indemnification of Directors, Officers, Employees and Agents

We are incorporated under the laws of the State of Delaware. Section 145 of the DGCL provides that a Delaware corporation may indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145 of the DGCL also provides that Delaware corporation may indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending, or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification of any claim, issue or matter is permitted without judicial approval if such person is adjudged to be liable to the corporation.

Under the DGCL, where a present or former officer or director is successful on the merits or otherwise in the defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such present or former officer or director against the expenses (including attorney’s fees) which such present or former officer or director actually and reasonably incurred in connection with such action (or claim, issue or matter therein).

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•        breach of a director’s duty of loyalty to the corporation or its stockholders;

•        act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•        unlawful payment of dividends or unlawful stock purchase or redemption; or

•        transaction from which the director derived an improper personal benefit.

Our sixth amended and restated certificate of incorporation contains a provision that precludes any director of ours from being personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for the aforementioned liabilities which we are not permitted to eliminate or limit under Section 107(b)(7) of the DGCL.

In addition, our amended and restated certificate of incorporation and bylaws requires us to indemnify, and advance expenses to, to the fullest extent permitted by law, any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Our amended and restated bylaws further authorizes us to purchase and maintain insurance on behalf of any person who is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not we would have the power to indemnify such person against such liability under the provisions of the DGCL.

We plan to purchase an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act, or otherwise. In addition, in connection with the effectiveness of the registration statement of which this prospectus forms a part, we intend to enter into separate indemnification agreements with each of our directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

Series A Convertible Preferred Stock Private Placement

On January 23, 2026, Integrated Rail & Resources Inc. (the “Company”), a Delaware corporation, entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Creto IRRX PIPE Investment, LLC (“Creto”) pursuant to which Creto invested $2,550,000 to purchase 25,500 shares of the Company’s Series A Convertible Preferred Stock. On February 6, 2026, Creto invested a further $2,750,000 to purchase 27,500 shares of the Company’s Series A Convertible Preferred Stock. On March 23, 2026, Creto invested an additional $450,000 to purchase 4,500 shares of the Company’s Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock is convertible into shares of our common stock pursuant to a Certificate of Designations attached to the Purchase Agreement. No broker or placement agent compensation is payable other than fees to Stifel, Nicolaus & Co. to be borne by the Company. The Company relied on exemptions under Section 4(a)(2) of the Securities Act and/or Regulation D (Rule 506(b)) and/or Regulation S, with the purchaser representing that it is an accredited investor and the securities being offered without general solicitation or advertising. The securities were issued with customary restrictive legends and transfer restrictions.

The purchaser represented that it acquired the securities for investment and not with a present view to distribution, subject to sales registered or exempt from registration, and acknowledged the absence of governmental review; the Company agreed to file Form D if required and to take blue sky actions as appropriate. Legends were imposed and removal procedures were specified consistent with resale exemptions (including Rule 144, Rule 144A, and Regulation S).

The Certificate of Designations provides for conversion into common stock, reservation of underlying shares, and anti-dilution adjustments, among other rights, and such conversion shares were duly reserved. These features relate to the terms of the preferred and do not affect the basis for the claimed exemptions.

B H Inc. Convertible Promissory Note

On October 11, 2024, Integrated Rail and Resources Acquisition Corp., a Delaware corporation, issued a convertible promissory note in the principal amount of $1,500,000 to B H Inc. The note provided for automatic conversion into 355,000 shares of Holdings common stock upon the closing of the business combination contemplated by the August 12, 2024, merger agreement with Tar Sands Holdings II, LLC; if the business combination did not close, the note contemplated repayment solely from funds held outside the SPAC trust account, with a cash payment amount specified. The note carried standard restrictive legends reflecting the unregistered status of the securities issuable upon conversion and resale restrictions under federal and state law. On March 9, 2026, Integrated Rail & Resources Inc. took steps to satisfy $1,455,589 of outstanding payables to B H Inc. Integrated Rail & Resources Inc. made a cash payment of $750,000 and issued 7,056 share of the Company’s Series A Convertible Preferred Stock.

The issuances were made in a private placement without registration, in reliance on Section 4(a)(2) of the Securities Act and/or Regulation D, based on the nature of the offering, investor sophistication, and absence of general solicitation, as reflected by the restrictive legends and acknowledgments regarding resale limitations. Notices and enforcement provisions were standard for a privately placed convertible note.

Paul Gonzalez Convertible Promissory Note

On October 10, 2025, Integrated Rail and Resources Acquisition Corp. issued a convertible promissory note in the principal amount of $100,000 to Paul Gonzalez. The note provided for automatic conversion into 20,000 shares of Holdings common stock upon the closing of the business combination. On October 29, 2025, the Company issued an additional convertible promissory note in the principal amount of $300,000 to Paul Gonzalez. The note provided for automatic conversion into 60,000 shares of Holdings common stock upon the closing of the business combination contemplated by the amended merger agreement with Tar Sands Holdings II, LLC; if the business combination did not close, the notes contemplated repayment solely from funds held outside the SPAC trust account, with specified cash payment amounts. The holder represented accredited investor status under Rule 501(a). The notes and any conversion securities were unregistered and subject to customary resale restrictions under federal and state securities laws.

The issuances were made in a private placement without registration in reliance on Section 4(a)(2) of the Securities Act and/or Regulation D, supported by the holder’s accredited investor representation and the absence of general solicitation or advertising. The documentation reflects restrictive legends and customary private-offering transfer restrictions.

Additional information

As of the date of the Series A purchase agreement, the Company disclosed 6,575,561 shares of common stock outstanding on a fully diluted basis, including securities issuable upon exercise or conversion of outstanding derivative securities; except for the Series A and as disclosed in SEC filings, the Company represented that no other options, warrants, or similar rights were outstanding. This representation pertains to capitalization and does not constitute an additional sale; any prior compensatory or strategic issuances, if any, will be included to the extent applicable once verified against Company records.

No general solicitation or general advertising was used in connection with the foregoing transactions, and no U.S. federal or state securities commission or regulatory authority approved or disapproved the securities or passed upon the accuracy or adequacy of any related disclosures. The securities issued in the transactions described above were, and any related underlying securities will be, issued in reliance on the exemptions described herein and were/are subject to transfer restrictions and legends reflecting such unregistered status.

The Company agreed, as applicable, to undertake customary blue sky compliance and, in the case of the Series A, to file a Form D if required under Regulation D. Any registration rights referenced in these agreements relate to future resale registration undertakings and do not affect the availability of the exemptions claimed for the initial issuances described above.

Item 16. Exhibits and Financial Statement Schedules

EXHIBIT INDEX

Exhibit No.	Exhibit Description
1.1*	Form of Underwriting Agreement.
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K/A filed with the Securities & Exchange Commission on February 20, 2026).
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K/A filed with the Securities & Exchange Commission on February 20, 2026).
3.3

Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Integrated Rail & Resources Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on February 20, 2026).

4.1

Warrant Agreement, dated November 11, 2021, by and between Integrated Rail and Resources Acquisition Corp. and Equiniti Trust Company, LLC (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on November 16, 2021, File No. 001-41048).

4.2

Amendment of Warrant Agreement (Warrant Amendment), dated as of December 12, 2025, by and among Integrated Rail and Resources Acquisition Corp., the Registrant and Equiniti Trust Company, LLC (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on December 19, 2025).

5.1*	Opinion of Winston & Strawn LLP
10.1

Registration Rights Agreement, dated as of December 12, 2025, by and among the Registrant and the holders party thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on December 19, 2025).

10.2

Promissory Note, dated as of December 12, 2025, in the principal amount of $12,000,000 (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on December 19, 2025).

10.3

Confession of Judgment, dated as of December 12, 2025 (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on December 19, 2025).

10.4

Integrated Rail and Resources 2025 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on December 19, 2025).

10.5	Rollover Agreement, dated as of December 12, 2025 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on December 19, 2025).
10.6

Securities Purchase Agreement, dated January 23, 2026, by and between Integrated Rail & Resources Inc. and Creto IRRX PIPE Investment, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on February 20, 2026).

10.7

Registration Rights Agreement, dated January 23, 2026, by and between Integrated Rail & Resources Inc. and Creto IRRX PIPE Investment, LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on February 20, 2026).

10.8

Sponsor Letter Agreement, dated January 23, 2026, by and between Integrated Rail & Resources Inc., DHIP Natural Resources Investments, LLC, Creto IRRX PIPE Investment, LLC and each of the “Insiders” party thereto (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on February 20, 2026).

14.1*	Code of Business Conduct and Ethics
14.2*	Corporate Governance Guidelines
21.1	List of Subsidiaries
23.1	Consent of Ham, Langston & Brezina L.L.P., an independent registered public accounting firm
23.2*	Consent of Winston & Strawn LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in signature page to this registration statement)
99.1*	Insider Trading Policy
99.2*	Audit Committee Charter

Exhibit No.	Exhibit Description
99.3*	Nomination and Corporate Governance Committee Charter
99.4*	Compensation Committee Charter
101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document).
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107	Fee Table

____________

*        To be filed by amendment

**      Previously Filed

Item 17. Undertakings

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred and paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)     The undersigned Registrant hereby undertakes that it will:

(1)    for determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2)    for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Delaware on April 7, 2026.

INTEGRATED RAIL & RESOURCES INC.
By:	/s/ Brian M. Feldott
Brian M. Feldott
Chief Executive Officer
By:	/s/ Christopher S. Greenwood
Christopher S. Greenwood
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian M. Feldott and Christopher S. Greenwood, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments) to this registration statement, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any other regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in order to effectuate the same, as fully to all intents and purposes as he himself might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Brian M. Feldott	Chief Executive Officer	April 7, 2026
Brian M. Feldott	(Principal Executive Officer)
/s/ Christopher S. Greenwood	Chief Financial Officer	April 7, 2026
Christopher S. Greenwood	(Principal Accounting and Financial Officer)
/s/ Mark A. Michel	Chairman of the Board	April 7, 2026
Mark A. Michel
/s/ Scott Humphrey	Director	April 7, 2026
Scott Humphrey
/s/ Timothy J. Fisher	Director	April 7, 2026
Timothy J. Fisher
/s/ Ronald C. Copley	Director	April 7, 2026
Ronald C. Copley
/s/ Jason C. Reeves	Director	April 7, 2026
Jason C. Reeves
/s/ Lee Boothby	Director	April 7, 2026
Lee Boothby